AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 21, 2005


                                                  Registration No. 333-125388

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            -------------------------

                             AMENDMENT NO. 1 TO THE
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                            -------------------------

                                DIRECTVIEW, INC.
                 (Name of Small Business Issuer in Its Charter)


            Nevada                          7389                   04-3053538
(State or Other Jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
Incorporation or Organization)     Classification Number)    Identification No.)


                              7700 West Camino Real
                                    Suite 200
                            Boca Raton, Florida 33433
                                 (561) 750-9777
          (Address and Telephone Number of Principal Executive Offices)
                            -------------------------

                             Mr. Jeffrey A. Robbins
                                    President
                              7700 West Camino Real
                                    Suite 200
                            Boca Raton, Florida 33433
                                 (561) 750-9777
            (Name, Address and Telephone Number of Agent For Service)
                            -------------------------

                        Copies of all communications to:

                           Steven I. Weinberger, Esq.
                        Schneider Weinberger & Beilly LLP
                      2200 Corporate Blvd., N.W., Suite 210
                              Boca Raton, FL 33431
                            Telephone: (561) 362-9595
                          Facsimile No. (561) 362-9612

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [X]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. []

                         CALCULATION OF REGISTRATION FEE

                                                                 Proposed                Proposed
   Title of Each                                                  Maximum                 Maximum
Class of Securities                   Amount to be            Offering Price             Aggregate               Amount of
  to be Registered                     Registered               Per Security          Offering Price         Registration Fee
--------------------                 ---------------         ---------------          ---------------        ----------------

Common stock, par
value $0.0001 per share(1)             10,000,000                 $0.0165                $165,000                  $ 20

Common stock, par
value $0.0001 per share (2)            44,699,792                 $0.024                 1,072,795                  127

Common stock, par
value $0.0001 per share (3)             4,000,000                 $0.001                   4,000                     1

Common stock, par
value $0.0001 per share (4)           1,472,754,050              $0.00679               10,000,000                 1,177
                                      -------------                 -----                                          -----

   Total Registration Fee                                                                                         $1,325
                                                                                                                  ======

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457, based upon the average of the bid and asked prices for the common stock as reported on the OTC Bulletin Board on May 24, 2005.

(2) Includes 44,699,792 shares issuable upon the conversion of $1,000,000 principal amount 7% secured convertible debentures together with interest payable thereon based upon a conversion rate of $0.024 per share.

(3) Includes 4,000,000 shares of common stock issuable upon the exercise of an outstanding common stock purchase warrant with an exercise price of $0.001 per share.

(4) Represents shares of common stock which we may sell to Cornell Capital Partners, L.P. under the Standby Equity Distribution Agreement based upon the agreed upon purchase price per share of 97% of the daily volume weighted average priced which is calculated automatically by Bloomberg, LLC, a reporting service, by taking the sum of the value of all the sales of the registrant's common stock for a given day (the total shares sold in each trade times the sales price per share of the common stock for that trade) and then dividing this sum by the total number of shares sold on that day for the five trading days following the date of notice to Cornell Capital Partners, L.P. For the purposes of this table the registrant has assumed a sales price of $0.00679 per share, which represents a good faith estimate based upon the recent trading prices of the registrant's common stock as reported on the OTCBB.

         To the extent permitted by Rule 416, this registration statement also covers such additional number of shares of common stock as may be issuable as a result of the anti-dilution provisions of the 7% secured convertible debentures and common stock purchase warrant.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                 Subject to Completion, dated September 21, 2005

PROSPECTUS
                                DIRECTVIEW, INC.


                      1,531,453,842 shares of common stock


         This prospectus relates to the resale of up to 1,531,453,842 shares of our common stock by the selling security holders listed in the section of this prospectus entitled "Selling Security Holders."

         Included in the shares being offered by the selling security holders are up to 1,472,754,050 shares of our common stock which may be acquired by Cornell Capital Partners, L.P. under a $10,000,000 ^Standby Equity Distribution Agreement which is described elsewhere herein. Please refer to "Selling Security Holders" beginning on page 36. These shares will represent approximately 84% of our outstanding common stock upon issuance. Under the terms of the Standby Equity Distribution Agreement, Cornell Capital Partners, L.P. will purchase the shares of our common stock for an effective total discount of 8% of the gross proceeds of each drawn down under the Standby Equity Distribution Agreement, after giving effect to the payment of fees attributable to the draw down. On each draw down under the Standby Equity Distribution Agreement we will also pay Yorkville Advisors Management, LLC, the investment manager of Cornell Capital Partners, L.P., a structuring fee of $500.00.


         The remainder of the shares being offered by the selling security holders under this prospectus includes 10,000,000 shares of our common stock which is presently outstanding, 44,699,792 shares which are issuable upon the conversion of outstanding debt and 4,000,000 shares which are issuable upon the exercise of an outstanding common stock purchase warrant.



         Our common stock is a "penny stock" as that term is defined in Rule 3a51-1 of the Securities Exchange Act of 1934. Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks and to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

         The shares of common stock are being offered for sale and resale by the selling security holders at prices prevailing from time to time on the OTC Bulletin Board. There are no minimum purchase requirements. These prices will fluctuate based on the demand for the shares of common stock.


         Our common stock is quoted on the OTC Bulletin Board under the symbol "DRVW." On September 19, 2005 the last reported sale price for our common stock was $0.0068 per share.



         This investment involves a high degree of risk. See "Risk Factors" beginning on page 6.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                   The date of this prospectus is _____, 2005

                              ABOUT THIS PROSPECTUS

         You should only rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Our business, financial condition, results of operations and prospectus may have changed since the date of this prospectus.

                               PROSPECTUS SUMMARY

The Company

         We are a full-service provider of video conferencing services and products. We offer our customers the convenience of single-vendor sourcing for most aspects of their communications needs. We distribute video conference products and peripherals to organizations such as professional service firms, investment banks, high tech companies, law firms, state and local government agencies, investor relations firms, and other domestic and multi-national companies.

         Our products and services include:

         o     the sale of conferencing services based upon usage,

         o     the sale and installation of video equipment, and

         o     the sale of maintenance agreements.

         We generate revenue through the sale of conferencing services based upon usage, the sale and installation of video equipment and the sale of maintenance agreements.


         We have incurred losses since inception at June 30, 2005. We had an accumulated deficit of approximately $9.3 million. The report of our independent registered public accounting firm on our financial statements for the year ended December 31, 2004 contains an explanatory paragraph raising doubt as to our ability to continue as a going concern as a result of our net losses and cash used in operations.




         Our executive offices are located at 7700 West Camino Real, Suite 200, Boca Raton, Florida 33433, and our telephone number there is (561) 750-9777. References in this prospectus to "DirectView", "we", "us" and "our" are to DirectView, Inc. a Nevada corporation, and our subsidiaries Ralston Communications, Inc., a Florida corporation and Meeting Technologies, Inc., a Delaware corporation. The information which appears on our we site at www.directviewinc.com is not part of this prospectus.


The Offering

         This offering relates to the sale of common stock by certain persons who are stockholders of DirectView. The selling security holders consist of:

     o Cornell Capital Partners, L.P., which intends to sell up to $10,000,000 of our shares of common stock to be purchased under a Standby Equity Distribution Agreement. See "Selling Security Holders
        - Standby Equity Distribution Agreement." For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners, L.P. will pay 97% of the lowest volume weighted average price ("VWAP") of our shares during the five trading days following our draw-down notice to Cornell Capital Partners, L.P. The VWAP that will be used in the calculation will be that reported by Bloomberg, LLC, a third-party reporting service. The $10,000,000 facility may be drawn-down upon by us in installments, the maximum amount of each of which is limited to $250,000. We are not obligated to draw down on the Standby Equity Distribution Agreement, but following the date of this prospectus and our satisfaction of normal conditions for this type of transaction, we have the right to require Cornell Capital Partners, L.P. to purchase our common shares under the Standby Equity Distribution Agreement. Cornell Capital Partners, L.P. may sell any of the $10,000,000 of shares of common stock purchased under the Standby Equity Distribution Agreement at then prevailing market prices. We will pay Cornell Capital Partners a fee of 5% of the gross proceeds drawn down under the Standby Equity Distribution Agreement which will have the effect of lowering the actual price per share paid by Cornell Capital Partners, L.P. For each draw we will also pay Yorkville Advisors Management, LLC, the investment manager for Cornell Capital Partners, L.P., a structuring fee of $500.00.


        The number of shares of our common stock issuable to Cornell Capital Partners, L.P. under the Standby Equity Distribution Agreement, however, is subject to a 9.9% cap on the beneficial ownership that Cornell Capital Partners, L.P. and its affiliates, which includes Highgate House Funds, Ltd., may have at the time of each installment.

     o Cornell Capital Partners, L.P. also intends to sell up to 9,500,000 shares of our common stock presently owned by them which were acquired in connection with the Standby Equity Distribution Agreement,

     o Highgate House Funds, Ltd., an affiliate of Cornell Capital Partners, L.P. intends to sell up to 48,699,792 shares of our common stock including shares which are issuable upon the conversion of our $1,000,000 principal amount 7% secured convertible debentures at $0.024 per share, interest payment under those debentures and 4,000,000 shares underlying an outstanding warrant owned by Highgate House Funds, Ltd., and

     o Newbridge Securities Corporation intends to sell up to 500,000 shares of common stock which were received as compensation for its services to us as exclusive placement agent^ in connection with the Standby Equity Distribution Agreement.



There is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement in that as our stock price declines we will issue a greater number of shares if we choose to draw against the Standby Equity Distribution Agreement. This inverse relationship is demonstrated by the following table which shows the number of shares to be issued under the Standby Equity Distribution Agreement at a recent market price of $0.007 per share and 25%, 50% and 75% discounts to the recent market price. This table does not take into account any shares of our common stock that would be issued upon the conversion of the outstanding debt and warrants.

Market Price:    $0.007           $0.00525       $0.0035           $0.00175
--------------------------------------------------------------------------------

Purchase Price:  $0.00679         $0.00509       $0.0034           $0.0017
--------------------------------------------------------------------------------

No. of Shares to
be issued to

Cornell Capital: 1,472,754,050    1,472,754,050   1,472,754,050    1,472,754,050
--------------------------------------------------------------------------------

Net Proceeds:   $9,480,000        $7,106,502     $4,746,496       $2,372,998
--------------------------------------------------------------------------------





         We cannot predict the actual number of shares of common stock that will be issued under the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing marked conditions and we have not determined the total amount of advances we intend to draw. We are registering 1,472,754,050 shares of common stock to be resold by Cornell Capital Partners, L.P. under the Standby Equity Distribution Agreement. Based upon a recent stock price of $0.007 per share, Cornell Capital Partners, L.P. would pay us $0.00679 per share, which would result in the issuance of all 1,472,754,050 shares of our common stock to Cornell Capital Partners, L.P. for which we would receive net proceeds of approximately $9,480,000. In the event we desire to draw down any available amounts remaining under the Standby Equity Distribution Agreement after we have issued the 1,472,754,050 shares being registered in the registration statement of which this prospectus is a part, we will have to file a new registration statement to cover those additional shares.

         You should be aware that there are a number of risks associated with the Standby Equity Distribution Agreement, including:




     o The sale of shares under the Standby Equity Distribution Agreement will have a dilutive impact on our stockholders and will in all likelihood cause the market price of our common stock to decline.



     o Sales made by Cornell Capital Partners upon its receipt of an advance notice from us will in all likelihood cause the market price of our common stock to decline and will have the effect of lowering the price paid by Cornell Capital Partners, L.P. for a share of our common stock under any subsequent draw downs we may request. Cornell Capital Partners, L.P., however, has contractually agreed that it will not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to our common stock.



     o Beneficial ownership limitations on Cornell Capital Partners, L.P. and its affiliates may significantly impair our ability to require Cornell Capital Partners, L.P. to fund draw downs on the Standby Equity Distribution Agreement.



         Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of the ^shares of our common stock under the Standby Equity Distribution Agreement. In connection with the Standby Equity Distribution Agreement, in addition to the 500,000 shares of our common stock which we issued to Newbridge Securities Corporation, a broker/dealer that acted as exclusive placement agent for us in the Standby Equity Distribution Agreement, we issued Cornell Capital Partners, L.P. 9,500,000 shares of our common stock, the resale of which is covered by this prospectus, and paid a due diligence fee of $2,500. We also paid Yorkville Advisors Management, LLC, the investment manager for Cornell Capital Partners, L.P., a structuring fee of $10,000. As described earlier in this section, we will also pay Cornell Capital Partners, L.P. and its investment advisor, Yorkville Advisors Management, LLC, additional fees with each draw down under the Standby Equity Distribution Agreement.


         We will not receive any proceeds from the resale of our shares by the selling security holders. We will pay all of the fees and expenses associated with registration of the shares covered by this prospectus.

         Our common stock is a "penny stock" as that term is defined in Rule 3a51-1 of the Securities Exchange Act of 1934. Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks and to determine whether an investment in a penny stock is a suitable investment for a prospective investor.


Common Stock:


Outstanding Prior to this Offering .... 288,560,090 shares at August 31, 2005



Outstanding After this Offering  ...... 1,830,013,932 shares, including an aggregate of 1,541,453,842 shares
                                        which are reserved for possible
                                        issuance upon the conversion of
                                        outstanding warrants and debt, the
                                        sale of $10,000,000 of common stock
                                        to Cornell Capital Partners, Ltd.
                                        under the Standby Equity Distribution
                                        Agreement and shares reserved for
                                        issuance under our Stock Compensation
                                        Plan.



Common Stock Reserved:  .............  1,541,453,842 shares, including:


                                           4,000,000 shares issuable upon
                                           exercise of an outstanding warrant
                                           with an exercise price of $0.001 per
                                           share, the resale of which is covered
                                           by this prospectus,


                                           1,472,754,050 shares of our common
                                           stock which may be sold to Cornell
                                           Capital Partners, L.P. under the
                                           Standby Equity Distribution Agreement
                                           assuming a sales price of $ 0.015714
                                           per share,


                                           44,699,792 shares of our common stock
                                           issuable upon the conversion of
                                           principal and interest due under the
                                           $1,000,000 principal amount 7%
                                           secured convertible debenture based
                                           upon a conversion price of $0.024
                                           per share, and

                                           20,000,000 shares of our common stock
                                           reserved for issuance under our 2004
                                           Stock Compensation Plan.

                                         The number of shares reserved For
                                         issuance excludes 250,000,000 shares
                                         of our common stock which are  pledged
                                         as collateral under  the outstanding 7%
                                         secured convertible debentures as
                                         described later in this prospectus
                                         under "Selling Security Holders - 7%
                                         secured convertible debentures"
                                         beginning on page 36.

Risk Factors.......................      The securities offered hereby involve
                                         a high degree of risk and immediate
                                         substantial dilution. See "Risk
                                         Factors" and "Dilution."

OTC Bulletin Board Symbol ..........    DRVW

Selected Financial Data


         The following summary of our financial information for the years ended December 31, 2004 and 2003 (audited) and six months ended June 30, 2005 and 2004 (unaudited) have been derived from, and should be read in conjunction with, our consolidated financial statements included elsewhere in this prospectus.


 Income Statement:


                                  Six Months Ended           Fiscal Year Ended
                                      June 30,                  December 31,
                                      -------                  ------------

                                  2005         2004           2004        2003
                               (unaudited)  (unaudited)

Net sales                   $    322,931   $  392,189     $  733,435      $ 433,852

Gross profit                      59,869      279,597        392,289        304,464

Total operating expenses       1,030,336      335,363      1,041,036      6,496,809

Loss from operations          (  970,467)   (  55,766)     ( 648,747)    (6,192,345)

Total other income (expense)  (  197,708)   (   3,705)     (  531,231)      182,445

Net loss                      (1,168,175)   (  59,471)     (1,179,978)   (6,009,900)

Other comprehensive
gain (loss)                      166,104            -      (1,282,950)            -

Comprehensive loss           $(1,002,071)  $ (  59,471)   $(2,462,928   $(6,009,900)

Net loss per common share,
basic and diluted            $(    0.00)   $ (    0.00)    $(   0.01)   $(     0.06)

Weighted average common
shares outstanding          281,564,388     212,202,253   235,222,520   105,490,685






Balance Sheet:
                                   June 30, 2005            December 31, 2004
                                   -------------           -----------------
                .                  (unaudited)

Working capital deficit            $( 1,536,669)                $( 947,038)

Current assets                     $    367,570                 $  284,121

Total assets                       $    577,269                 $  318,149

Current liabilities                $  1,904,239                 $1,231,159

Total liabilities                  $  1,914,226                 $1,241,738

Total stockholders' deficit        $ (1,337,960)                $( 923,589)



                                  RISK FACTORS

         An investment in the securities offered hereby is speculative in nature and involves a high degree of risk. The following factors are believed by management to be all of the material risks that should be carefully considered by investors before purchasing our shares. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected and you could lose all of your investment in our company.

                          RISKS RELATED TO OUR BUSINESS

We have an accumulated deficit and we anticipate continuing losses that will result in significant liquidity and cash flow problems.


         We have incurred losses since our inception, and have an accumulated deficit of approximately $9.3 million as of June 30, 2005. Our operations have been financed primarily through the issuance of equity and debt. For the years ended December 31, 2004 and 2003, we had comprehensive losses of approximately $2,460,000 and approximately $6,000,000, respectively, and for the year ended December 31, 2004 cash used in operations was approximately $263,000. For the six months ended June 30, 2005 (unaudited) we had a comprehensive loss of $1,002,071 and cash used in operations of $503,424. We had approximately $292,000 of cash and marketable securities at June 30, 2005. We are constantly evaluating our cash needs and our burn rate, in order to make appropriate adjustments in operating expenses. While our cash used in operating activities was $503,424 for the six months ended June 30, 2005, that amount includes certain non-cash expenses including stock-based compensation, depreciation and amortization and amortization of the discount on our 7% secured convertible debentures. When we adjust cash used in operating activities to deduct these non-cash charges, we estimate that our current burn rate, or the rate at which we are using our cash resources to finance our overhead, is approximately $41,000 per month. Based upon the foregoing and our cash on hand of $279,344 at June 30, 2005, we believe we have sufficient cash on hand to fund our operations through the balance of fiscal 2005. We anticipate that our cash used in operations will also be reduced as a result of the termination in June 2005 of our former CEO's employment agreement which will reduce our cash compensation expenses in future periods. Our continued existence, however, is dependent upon, among other things, our ability to raise capital and to market and sell our products and services successfully. The financial statements do not include any adjustments to reflect future adverse effects on the recoverability and classification of assets or amounts and classification of liabilities that may result if we are not successful.



Our auditors have expressed doubts about our ability to continue as a going concern. If we were forced to cease our business and operations, you would lose your investment in our company.


         Our revenues are not sufficient to enable us to meet our operating expenses and otherwise implement our business plan. At June 30, 2005 we had an accumulated deficit of $9,318,550 and the report of our independent registered public accounting firm on our financial statements for the year ended December 31, 2004 contains an explanatory paragraph raising doubt as to our ability to continue as a going concern. Our consolidated financial statements, which appear elsewhere in this prospectus, are prepared assuming we will continue as a going concern. As noted above, for the six months ended June 30, 2005 and the years ended December 31, 2004 and 2003 had negative cash flows from operations in the amounts of $503,424, $262,567 and $52,575, respectively. While we are attempting to increase sales, growth has not been significant enough to support daily operations, there is no assurance that we will continue as a going concern. If we are unable to continue as a going concern and were forced to cease operations, it is likely that our stockholders would lose their investment in our company.



Our primary assets and a pledge of 250,000,000 shares of our common stock serve as collateral under our 7% secured convertible debentures. If we should default on these obligations, the holder could foreclose on these assets and we would be unable to continue our business and operations.


         We have granted Highgate House Funds, Ltd., the holder of our $1,000,000 principal amount 7% secured convertible debentures, a blanket security interest in all of our assets and properties and pledged of 250,000,000 shares of our common stock as additional collateral for the debentures. If we should default under the repayment provisions of the debentures, the holder could seek to foreclose on our assets and the shares of pledged stock in an effort to seek repayment under the obligations. In the event of a default, the holder would be entitled to vote these pledged shares, which would then represent approximately [46]% of our issued and outstanding common stock, assuming no additional issuance of shares of our common stock, and Highgate House Funds, Ltd. could be in a position to control our company. In addition, if the holder was successful in foreclosing on our assets in the event of a default under the debentures, we would be deprived of the use of those assets and unable to conduct our business as it is presently conducted therefore our ability to generate revenues and fund our ongoing operations would be materially adversely affected.

The value of the marketable securities we hold as an asset could decline which will result in a reduction in the amount of cash we can anticipate to receive upon liquidation of those securities.


         At June 30, 2005 we hold 720,226 ordinary shares of Langley Park Investments, PLC, which were received pursuant to a stock exchange agreement with that company, of which 660,449 shares are held in escrow until July 2006 and the remaining 59,777 shares are freely saleable by us. At the date of the stock exchange agreement, the Langley Park ordinary shares were valued at $2,398,751, less the value of the shares transferred to the placement agent for services rendered in connection with this transaction. Based on the subsequent decline in the market price of these shares, we are reflecting as of June 30, 2005 that the investment has lost approximately $1.15 million in value. Under the terms of our agreement, we have no guarantees as to the price of the Langley Park ordinary shares and no right to receive additional shares based on the decline in the value of the investment. It is possible that the value of these shares may decline further in the future, in which event the value of our restricted investment will be reduced further, and the benefit to our financial position may be substantially reduced or eliminated.


We face intense competition in the video conferencing services market and we may be unable to compete effectively.

         The market for video conferencing services is intensely competitive. Because the barriers to entry are relatively low and the potential market is large, we expect that many more companies will enter this market. These current and future competitors may also offer services that perform better than ours. Our current competitors include tele-communications companies and specialized companies such as ours. Many of our current and potential competitors have significantly longer operating histories and significantly greater managerial, financial, marketing, technical and other competitive resources, as well as greater name recognition, than we do. As a result, these competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements and may be able to devote greater resources to the promotion and sale of their competing costs, and internet technology will drive growth in video services.

Our products and services and/or the Internet may become subject to traditional telecommunications carrier regulation by federal and state authorities, which would increase the cost of providing our products and services and may subject us to penalties.

         Our products and services are not currently subject to regulation by the Federal Communications Commission (FCC) or any state public service commission because the services integrate traditional voice teleconferencing and added value Internet services. The FCC and state public service commissions, however, may require us to submit to traditional telecommunications carrier regulations for our web conferencing service under the Communications Act of 1934, as amended, and various state laws or regulations as a provider of telecommunications services. If the FCC or any state public service commission seeks to enforce any of these laws or regulations against us, we could be prohibited from providing the voice aspect of our web conferencing service until we have obtained various federal and state licenses and filed tariffs. We believe we would be able to obtain those licenses, although in some states, doing so could significantly delay our ability to provide services. We also would be required to comply with other aspects of federal and state laws and regulations. Subjecting our web conferencing service to these laws and regulations would increase our operating costs, could require restructuring of those services to charge separately for the voice and Internet components, and would involve on-going reporting and other compliance obligations. We also might be subject to fines or forfeitures and civil or criminal penalties for non-compliance. In addition, the tax treatment of activities on or relating to the Internet is currently unsettled. A number of proposals have been made at the federal, state and local levels and by foreign governments that could impose taxes on the online sale of goods and services and other Internet activities.

Future federal and state laws imposing taxes on the provision of goods and services over the Internet could make it substantially more expensive to operate our business.

Our Chairman is the sole holder of our Series 1 Preferred Stock which gives her voting control of our company and the ability to solely influence its business and direction.

         Our voting securities consist of shares of our common stock and our Series 1 Preferred Stock. Holders of shares of our common stock are entitled to one vote per share and the holder of shares of our Series 1 Preferred Stock is entitled to 3,000 votes per share on all matters submitted to a vote of our stockholders, with these classes of our voting securities voting together on all matters submitted to a vote of our stockholders. Ms. Michele Ralston, our Chairman, owns all 100,000 shares of outstanding Series 1 Preferred Stock which, together with her common stock holdings, gives her voting rights at August 31, 2005 over approximately 68.1% of our voting securities. As a result of these voting rights, notwithstanding that our common stockholders are entitled to vote on matters submitted to our stockholders, Ms. Ralston presently has the power to elect of all of our directors and strongly influence the business and direction of our company.

We have not voluntarily implemented various corporate governance measures, in the absence of which, stockholders may have reduced protections against interested director transactions, conflicts of interest and other matters.

         We are not subject to any law, rule or regulation requiring that we adopt any of the corporate governance measures that are required by the rules of national securities exchanges or Nasdaq such as independent directors, audit committees and codes of ethics. It is possible that if we were to adopt some or all of the corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent auditors.


         As directed by Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX 404"), the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company's internal controls over financial reporting in their annual reports, including Form 10-KSB. ^We are currently evaluating the effect that the adoption of Section 404 will have on our consolidated operating results and financial condition and cash flow necessary to implement SOX 404 ^in order to allow our management to report on, and our independent auditors attest to, our internal controls, as a required part of our annual report on Form 10-KSB beginning with our report for the fiscal year ended December 31, 2006.

         We expect to expend significant resources in developing the necessary documentation and testing procedures required by SOX 404. We are unable at this time to quantify the amount we will spend to develop the necessary documentation and testing required by SOX 404, but such amount is likely to exceed the $30,000 we spent on audit fees for fiscal 2004. We do not presently have sufficient resources to fund the documentation and testing required by SOX 404, and we do not have available funds to engage qualified staff or consultants to assist us with compliance issues as required in connection with our audit for the fiscal year ended December 31, 2006.


         We are not currently aware of any significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner. However, if we or our auditors identify any significant deficiency or material weakness, our auditors may be unable to attest to our ^internal controls and investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing could suffer.



Provisions of our articles of incorporation and bylaws may delay or prevent a take-over which may not be in the best interests of our stockholders.


         Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Nevada Revised Statutes also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested stockholders.

         In addition, our articles of incorporation authorize the issuance of up to 5,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors, of which 100,000 shares of our Series 1 Preferred Stock were issued and outstanding at June 30, 2005. Our board of directors may, without stockholder approval, issue additional classes of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

                         RISKS RELATED TO THIS OFFERING

Cornell Capital Partners, L.P. will pay less than the then-prevailing market price and will have an incentive to sell its shares, which may cause the price of our common stock to decline.


         Cornell Capital Partners, L.P. will purchase shares of our common stock pursuant to the Standby Equity Distribution Agreement at a purchase price that, when added to the fees payable under the Standby Equity Distribution Agreement, is effectively 8% less than the then-prevailing market price of our common stock. Cornell Capital Partners will have an incentive to immediately sell any shares of our common stock that it purchases pursuant to the Standby Equity Distribution Agreement to realize a gain on the difference between the purchase price and the then-prevailing market price of our common stock. To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.


         Cornell Capital Partners, L.P. is deemed to beneficially own the shares of common stock corresponding to a particular advance on the date that we deliver an advance notice to Cornell Capital Partners, which is prior to the date the stock is delivered to Cornell Capital Partners. Cornell Capital Partners may sell such shares any time after we deliver an advance notice. Accordingly, Cornell Capital Partners may sell such shares during the pricing period. Such sales may cause our stock price to decline.

Certain contractual limitations of the Standby Equity Distribution Agreement may adversely affect our ability to secure working capital in future periods. If we are unable to obtain working capital as needed in future periods, our ability to continue our business and operations would be in jeopardy.

         We are a party to a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. which permits us to sell up to $10,000,000 of our common stock as described elsewhere in this prospectus. We can issue and sell those shares to Cornell Capital Partners commencing upon the effective date of the registration statement of which this prospectus is a part. The amount of each advance is limited to a maximum draw down of $250,000 every seven trading days. The number of shares of our common stock issuable to Cornell Capital Partners, L.P. under the Standby Equity Distribution Agreement, however, is subject to a 9.9% cap on the beneficial ownership that Cornell Capital Partners, L.P. and its affiliates, which includes Highgate House Funds, Ltd., may have at the time of each installment. Cornell Capital Partners, L.P. presently owns 9,500,000 shares of our common stock. Highgate House Funds, Ltd. is the holder of $1,000,000 principal amount 7% secured convertible debentures and a common stock purchase warrant. Under the terms of the 7% secured convertible debentures and the warrant, no conversion or exercise of those instruments can occur which would result in Highgate House Funds, Ltd. or any of its affiliates, which includes Cornell Capital Partners, L.P., beneficially owning more than 4.99% of our outstanding common stock following the conversion or exercise. The principal and interest under the 7% secured convertible debentures is convertible into a total of 44,699,792 shares of our common stock and the warrant is exercisable into 4,000,000 shares of our common stock, both subject to this 4.99% limitation which will include any shares beneficially owned by Cornell Capital Partners, L.P. at the time any portion of the debentures or warrant is converted or exercised. Because Cornell Capital Partners, Ltd. and Highgate House Fund, L.P. are affiliates, the amount of funds we can actually draw down under the Standby Equity Distribution Agreement is further limited based upon how many shares of our common stock are beneficially owned by each of Cornell Capital Partner, L.P. and Highgate House Fund, Ltd. at the time of the draw request. While we are unable at this time to predict the exact amount of those limitations and the specific effect on our company's working capital needs, no assurances can be given that funds will be available to us under the Standby Equity Distribution Agreement from time to time in amounts which will be sufficient to sustain our working capital needs. These limitations may adversely affect our ability to grow our business and satisfy our obligations.


Sales by Cornell Capital Partners, L.P. will likely depress the market value of our common stock and result in a reduction in the price per share paid by Cornell Capital Partners, L.P. under the Standby Equity Distribution Agreement.

We issued Cornell Capital Partners, L.P. 9,500,000 shares of our common stock as a commitment fee under the terms of the Standby Equity Distribution Agreement. We have included these shares in the registration statement of which this prospectus forms a part. It is possible that Cornell Capital Partners will seek to sell these shares as soon as possible which could result in a decline in the market price of our common stock and make it more difficult for other stockholders, including other selling security holders in this prospectus, to sell their shares. In addition, under the terms of the Standby Equity Distribution Agreement, we are able to request a draw down from Cornell Capital Partners once every seven trading days, subject to the beneficial ownership limitations which apply to Cornell Capital Partners. Under the terms of the Standby Equity Distribution Agreement, upon receipt by Cornell Capital Partners of an advance notice from us, to the extent legally permissible, Cornell Capital Partners is permitted to sell the shares to be issued to it under the advance notice during the applicable pricing period. These sales, if made, will in all likelihood cause the market price of our common stock to decline and will have the effect of lowering the price paid by Cornell Capital Partners, L.P. for a share of our common stock under any subsequent draw downs we may request as well as increasing the number of shares purchased by Cornel Capital Partners, L.P. under each draw. This downward pressure on our stock price will also hinder the ability of other stockholders to sell their shares in the market and make it more difficult for us to raise working capital as needed in future periods.

It is likely that the market price of our common stock will decline as we draw down funds under the Standby Equity Distribution Agreement which will adversely effect our ability to raise sufficient funds to satisfy our working capital needs.

            Because the price Cornell Capital Partners will pay us for stock under the Standby Equity Distribution Agreement is based upon a discount to the then current market price, declines in the market price of our common stock will result in the issuance of a corresponding increase in the number of shares of common stock under draw requests we may make under the Standby Equity Distribution Agreement. In addition, our common stock is thinly traded compared to larger, more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock traded in an active public market. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. It is possible that we have not registered a sufficient number of shares of our common stock to draw down the entire $10,000,000 Standby Equity Distribution Agreement. In the event we desire to draw down any available amounts remaining under the Standby Equity Distribution Agreement after we have issued the 1,472,754,050 shares being registered in the accompanying registration statement, we will have to file a new registration statement to cover such additional shares that we would issue for additional draw downs on the Standby Equity Distribution Agreement. If we are unable to draw down on our Standby Equity Distribution Agreement as needed, we may be forced to curtail or cease our business operations.



The Standby Equity Distribution Agreement and our 7% secured convertible debentures contain certain covenants prohibiting us from raising capital at less than the market price. These limitations may hamper our ability to raise working capital in future periods which could result in our ability to continue as a going concern.



         The Standby Equity Distribution Agreement and the purchase agreement for our 7% secured convertible debentures contain covenants that restrict us from raising capital from the sale of stock or other securities convertible into stock at a price less than the market price of our common stock on the date of issuance. In addition, so long as the 7% secured convertible debentures are outstanding we cannot enter into any security instrument granting the holder a security interest in any of our assets or file any registration statement on Form S-8 except under certain circumstances without the consent of the debenture holder. While the limitation on the filing of the registration statement on Form S-8 is not anticipated to have any adverse effect on our abilities to conduct our business and operations, the existence of these covenants may severely limit our ability to raise capital from the sale of stock or convertible securities because any potential purchasers of our stock or convertible securities may want to pay a discount to the market price of our stock.



The use of the Standby Equity Distribution Agreement and the exercise of outstanding warrants and the conversion of our 7% secured convertible debentures will be dilutive to our existing stockholders.


           As of August 31, 2005 we had the following securities which are convertible or exercisable into shares of our common stock outstanding:


        o a warrant to purchase a total of 4,000,000 shares of our common stock at an exercise price of $0.001 per share; and

        o 44,699,792 shares of our common stock underlying the principal and interest payment in our $1,000,000 principal amount 7% secured convertible debentures based upon a conversion price of $0.024.

         In addition, based upon a sales price of $ 0.00679 per share we would sell Cornell Capital Partners, L.P. a total of 1,472,754,050 shares of our common stock under the Standby Equity Distribution Agreement assuming the use of all $10,000,000 available to us.

         Sales under the Standby Equity Distribution Agreement, exercise of this warrant and the conversion of the debentures may materially adversely affect the market price of our common stock and the issuance of these securities will have a dilutive effect on our existing stockholders in that the number of shares of our common stock which will then be issued and outstanding, assuming the issuance of all 1,472,754,050 shares we have registered for the Standby Equity Distribution Agreement as well as the shares to be issued upon the conversion of the debentures and the exercise of the warrants, will increase by 1,521,453,842 shares, or approximately 85%.




This prospectus permits selling security holders to resell their shares. If they do so, the market price for our shares may fall and purchasers of our shares may be unable to resell them.



         This prospectus includes 1,531,453,842 shares being offered by the selling security holders, including 48,699,792 shares issuable upon the conversion of the principal and accrued interest under the 7% secured convertible debentures or the exercise of outstanding warrant, and 1,472,754,050 ^shares of our common stock which may be sold to Cornell Capital Partners, L.P. under the Standby Equity Distribution Agreement. Under the terms of the Standby Equity Distribution Agreement the purchase price per share to be paid by Cornell Capital Partners, L.P. will be equal to 97% of the VWAP during the five trading days following our draw-down notice to Cornell Capital Partners, L.P. Because we do not presently know what the purchase price will be, we do not know the exact number of shares we will issue Cornell Capital Partners, Ltd. if we draw down the entire $10,000,000 available to us under the Standby Equity Distribution Agreement. For the purposes of this prospectus, however, we are estimating that we will issue Cornell Capital Partners, Ltd. a total of 1,472,754,050 shares of our common stock for the total $10,000,000 based upon a good faith assumed sales price of $0.00679 per share. To the extent that these shares are sold into the market for our shares, there may be an oversupply of shares and an undersupply of purchasers. If this occurs, the market price for our shares may decline significantly, and investors may be unable to sell their shares at a profit, or at all.

The sale of material amounts of common stock by the selling security holders could encourage short sales by third parties

        The significant downward pressure on our stock price caused by the sale of a significant number of shares by the selling security holders, including under the Standby Equity Distribution Agreement, could cause our stock price to decline, thus allowing short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. Short selling is where a person sells shares of stock not yet owned by that person in the anticipation of being able to buy the stock at a later date at a lower price per share. The presence of short sellers in our common stock may further depress the price of our common stock.



Because our stock currently trades below $5.00 per share, and is quoted on the OTC Bulletin Board, our stock is considered a "penny stock" which can adversely affect its liquidity.

         For so long as the trading price of our common stock is less than $5.00 per share, our common stock is considered a "penny stock," and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

         SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market. Finally, as a penny stock we may not be entitled to the protections provided by the Private Securities Litigation Reform Act of 1995.

         MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Since March 4, 2004, our common stock has been quoted on the OTCBB under the symbol "DRVW." The following table sets forth the high and low closing sale prices for our common stock as reported on the OTCBB and for the period from March 15, 2004 through June 30, 2005. These prices do not include retail mark-ups, markdowns or commissions, and may not necessarily represent actual transactions.

                                                     High                Low
         Fiscal 2004

         March 15, 2004 through March 31, 2004       $0.04              $0.05
         April 1, 2004 through June 30, 2004         $0.11              $0.04
         July 1, 2004 through September 30, 2004     $0.06              $0.02
         October 1, 2004 through December 31, 2004   $0.03              $0.01

         Fiscal 2005


         January 1, 2005 through March 31, 2005     $0.05               $0.02
         April 1, 2005 through June 30, 2005        $0.19               $0.09


         On September 19, 2005, the last reported sale prices of the common stock on OTCBB was $0.0068 per share. As of August 31, 2005 there were approximately 1,000 stockholders of record of the common stock.



         Dividend Policy

         We have never declared or paid any cash dividends on our common stock. We currently expect to retain future earnings, if any, to finance the growth and development of our business. Under Nevada law, we are prohibited from paying dividends if the distribution would result in our company not be able to pay its debts as they become due in the usual course of business or if our total assets would be less than the sum of our total liabilities plus the amount that would be needed, we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

         SEC "Penny Stock" Rules

         The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of June 30, 2005. This table should be read in conjunction with the consolidated financial statements and related notes thereto appearing elsewhere in this prospectus. This table does not give effect to any transactions which have occurred after June 30, 2005.


                                                                 June 30, 2005
                                                                  (unaudited)


Long-term liabilities                                         $         10,990


Stockholders' deficit:
         Preferred stock, $0.0001 par value, 4,900,000
         shares authorized, 0 shares issued and outstanding                  0
         Series 1 Preferred Stock,
         $0.0001 par value, 100,000 shares
         authorized, 100,000 shares issued  and outstanding                 10
         Common stock, $0.0001 par value,
         750,000,000 shares authorized,
         278,660,090 shares issued and outstanding                       28,856

         Additional paid-in capital                                   9,246,709

         Accumulated deficit                                       (  9,318,550)

         Accumulated other comprehensive loss                      (  1,151,948)

         Restricted investment in marketable securities           (     143,037)

                 Total stockholders' deficit                       (  1,337,960)

                  Total capitalization                            $(  1,326,960)
                                                                  --------------

                                    DILUTION


         At June 30, 2005 we had 278,660,090 shares of common stock issued and outstanding. The net tangible book value of DirectView at June 30, 2005 was $(1,337,960) or $(0.0048) per share of common stock. ^Net tangible book value per share is determined by dividing the tangible book value of DirectView (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. For the shares being offered by the selling security holders none of the proceeds will be paid to DirectView therefore our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the actual number of shares of our common stock which we issue in exchange for $10,000,000 under the Standby Equity Distribution Agreement. The offering price of the shares issued in the Standby Equity Distribution Agreement is not fixed until prior to the sale. The following example shows the dilution to new investors at an offering price of $0.00679 per share which represents the price at which we would sell $10,000,000 of shares of our common stock to Cornell Capital Partners, L.P. based upon the recent trading price of our common stock.

         If we assume that we had issued 1,472,754,050 shares for $10,000,000 under the Standby Equity Distribution Agreement at an assumed offering price of $0.00679 per share^, our pro forma net tangible book value as of June 30, 2005 would have been $ 8,142,040 or $0.00462 per share. This represents an immediate increase in net tangible book value to existing stockholders of $0.00942 per share and an immediate dilution to new stockholders of $0.00217 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                            $  0.00679

Net tangible book value per share before this offering^            $ (0.0048)

Increase attributable to new investors                             $  0.00942

Net tangible book value per share after this offering              $  0.00462

Dilution per share to new shareholders                             $  0.00217




         The offering price of the shares issued under the $10,000,000 Standby Equity Distribution Agreement is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share assuming a 25%, 50% and 75% decline in the assumed sales price of $0.00679:

  Assumed         No. of Shares to       Proforma Net         Dilution per Share
 Offering Price     Be Issued         Tangible Book Value      to New Investors

 $ 0.00509         1,472,754,050         $5,768,542                $0.0035
 -----------------------------------------------------------------------------
 $ 0.0035          1,472,754,050         $3,408,536                $0.0049
 ------------------------------------------------------------------------------
 $ 0.0017          1,472,754,050         $1,035,038                $0.0062
 ------------------------------------------------------------------------------

         We have included 1,472,754,050 shares of our common stock for issuance under the Standby Equity Distribution Agreement in the registration statement of which this prospectus is a part. We may be unable to draw down on the full $10,000,000 Standby Equity Distribution Agreement if our share price declines and in that event we would be required to file a subsequent registration statement covering additional shares of common stock in order to fully utilize this facility.


                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of any of the shares by the selling security holders. Any proceeds that we receive from the exercise of the outstanding warrant will be used by us for general working capital. The actual allocation of proceeds realized from the exercise or sale of these securities will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. There can be no assurances that any of the outstanding warrants will be exercised.



         Under the terms of the Standby Equity Distribution Agreement, subject to certain limitations as described elsewhere herein, we can issue and sell up to $10,000,000 of our common stock. We have included 1,472,754,050 shares of our common stock in the registration statement of which this prospectus is a part for issuance under the Standby Equity Distribution Agreement. At a recent price of $0.007 per share, Cornell Capital Partners, L.P. will pay us $0.00679 per share and we will receive $9,480,000 in net proceeds after payment of the 5% fee to Cornell Capital Partners, L.P. and the $500.00 per draw down structuring fee to Yorkville Advisors Management, LLC. For illustrative purposes, the following table shows the net proceeds to us reflecting a reduction in the market price of our common stock of 25%, 50% and 75% from the recent price as it is likely that the market price of our common stock will decline as result from the sale of shares by the selling security holders, including by Cornell Capital Partners, L.P. of shares purchased under the Standby Equity Distribution Agreement:

Assumed Market Price:            $0.00525          $0.0035             $0.0017
--------------------------------------------------------------------------------

Purchase Price:                  $0.00509          $0.0034              $0.0017
--------------------------------------------------------------------------------

No. of Shares to
be issued to
Cornell Capital:            1,472,754,050    1,472,754,050        1,472,754,050
--------------------------------------------------------------------------------

Gross Proceeds:                $7,496,318       $5,007,364           $2,503,682
--------------------------------------------------------------------------------

5% fee to Cornell
Capital Partners:                 374,816          250,368              125,184
--------------------------------------------------------------------------------
Structuring fee to
Yorkville Advisors:                15,000           10,000                5,500
--------------------------------------------------------------------------------

Net Proceeds:                  $7,106,502        $4,746,496          $2,372,998
--------------------------------------------------------------------------------

            We will use the proceeds from the sale of ^shares of our common stock under the Standby Equity Distribution Agreement for repayment of the $1,000,000 principal amount due under the 7% secured convertible debenture, assuming the debenture holder does not convert the debenture prior to its due date, marketing, product development, general and administrative expenses and general working capital. Under the terms of the Standby Equity Distribution Agreement, while we are permitted to use the proceeds for general corporate purposes, including, without limitation, the payment of loans incurred by us which includes the debentures, we are prohibited from using the net proceeds for the payment or loan to any such person for the payment of any judgment, or other liability, incurred by any executive officer, officer, director or employee of our company, except for any liability owed to such person for services rendered, or if any judgment or other liability is incurred by such person originating from services rendered to us, or we have indemnified such person from liability.


         Pending utilization of the proceeds as described above, the net proceeds of the offering will be deposited in interest bearing accounts or invested in money market instruments, government obligations, certificates of deposits or similar short-term investment grade interest bearing investments.

                           FORWARD-LOOKING STATEMENTS

         This prospectus, including the Management's Discussion and Analysis or Plan of Operation, contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements.

         Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "project," "contemplate," "would," "should," "could," or "may."

         With respect to any forward-looking statement that includes a statement of its underlying assumptions or bases, we believe such assumptions or bases to be reasonable and have formed them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material depending on the circumstances. When, in any forward-looking statement, we express an expectation or belief as to future results, that expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the stated expectation or belief will result or be achieved or accomplished. All subsequent written and oral forward-looking statements attributable to us, or anyone acting on our behalf, are expressly qualified in their entirety by the cautionary statements. We do not undertake any obligations to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect unanticipated events that may occur.

         Factors that may cause our actual results to differ materially from those described in forward-looking statements include the risks discussed elsewhere in this prospectus under the caption "Risk Factors".

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

Overview


         We are a full-service provider of teleconferencing services to businesses and organizations. Our conferencing products and services enable our clients to cost-effectively conduct remote meetings by linking participants in geographically dispersed locations. Our primary focus is to provide high value-added conferencing services to organizations such as professional service firms, investment banks, high tech companies, law firms, investor relations firms, and other domestic and multinational companies. We generate revenue through the sale of conferencing services based upon usage, the sale and installation of video equipment and the sale of maintenance agreements. These product groups represent approximately 4.8%, approximately 89% and approximately 6.2%, respectively, of our net sales for the six months ended June 30, 2005. However, as a result of the scope of our product offerings, these sales concentrations within various product groups may change from time to time in future periods.

         The following discussion and analysis of financial condition and results of our operations should be read in conjunction with the consolidated financial statements and the notes to those statements included elsewhere in this prospectus. For accounting purposes, our merger with Ralston Communications, Inc. in May 2003 was treated as a recapitalization of Ralston Communications and accounted for as a reverse acquisition. Therefore, the financial statements and accompanying notes thereto included elsewhere in this prospectus reflect the assets, liabilities and operations of Ralston Communications as if it had been the reporting entity since inception. Effective February 23, 2004, we completed our acquisition of all of the issued and outstanding shares of Meeting Technologies, Inc., a Delaware corporation, from its sole stockholder, Michael Perry. Mr. Perry served as our CEO from February 2004 until June 2005. Meeting Technologies, Inc. was a privately held provider of video conferencing equipment and related services. Our results of operations for fiscal 2004 include the results of Meeting Technologies, Inc. from the date of acquisition. When used in this prospectus, "fiscal 2004" means the fiscal year ended December 31, 2004 and "fiscal 2003" means the fiscal year ended December 31, 2003.



Results of Operations



Six months ended June 30, 2005 as compared to the six months ended June 30, 2004

         Net sales for six months ended June 30, 2005 were $322,931 as compared to net sales of $ 392,189 for six months ended June 30, 2004, a decrease of $69,258 or approximately 17.7%. For the six months ended June 30, 2005, sales of teleconferencing equipment and accessories accounted for approximately 88% of our revenues as compared to 89% for the six months ended June 30, 2004. Although we had an average of five sales persons during the six months ended June 30, 2005 as compared to 2.5 sales persons during the six months ended June 30, 2004, our sales decreased. This decrease was attributable to the fact that during the 2004 period, we recorded revenues from sale of products to three major customers that accounted for approximately $170,000 or 46% of our revenues for the period and we did not have comparable product sales during the six months ended June 30, 2005. Additionally, during the six months ended June 30, 2005 we experienced increased competition from competitors that sell similar products. In an effort to increase our sales in future periods we are currently hiring additional inside sales staff to initiate a telemarketing campaign. These staff members will be compensated primarily with commissions. We will generate leads for these individuals by purchasing telemarketing lead lists. We are also working on promoting our new website will be begin an email campaign. We are currently analyzing the costs and expected benefits of these projects.

         Our cost of sales was approximately 81.5% of net sales for the six months ended June 30, 2005 as compared to approximately 28.7 % for the comparable six month period in fiscal 2004. This decrease in our gross profit margin was primarily attributable to a general increase of costs in product acquisition and the sale of products with lower gross profit margins. Additionally, in order to generate sales, we lowered our prices, therefore increasing costs of sales. We believe that the price reductions may be temporary, however we can not provide any assurance that our gross margins will increase. We are reviewing our pricing structure and will concentrate on higher gross margin product. We are focusing on product sales with higher margin and are revamping our sales staff and expect our sales to increase during the balance of fiscal 2005.

         Total operating expenses for six months ended June 30, 2005 were $1,030,336, an increase of $694,973, or approximately 207.2%, from total operating expenses in six months ended June 30, 2004 of $335,363. This increase is primarily attributable to:

        * an increase of $1,817, or approximately 51.7%, in depreciation and amortization resulting from the amortization of an intangible asset, a customer list, acquired in the acquisition of Meeting Technologies;

        * an increase of $23,176, or approximately 78%, in professional expense primarily associated with a Standby Equity Distribution Agreement and debenture entered into in April 2005 described later in this discussion as well as fees associated the filing of this registration statement;

        * an increase of $22,718, or approximately 147%, in rent expense reflecting our new lease for our principal offices which began in March 2004 and the addition of our Texas office in November 2004. In June 2005, we consolidated all of our operations into our Boca Raton, Florida office and closed our Texas office. Future savings in rent expense as a result of this consolidation of office space is $1,500 per month or $18,000 annually;

        * an increase of $215,879, or approximately 240.4%, in compensation expense which is primarily the result of hiring of additional sales and administrative staff and payment of increased commissions during six months ended June 30, 2005. During the six months ended June 30 2005, we had an average of 10 employees compared to 4.67 during the six months ended June 30, 2004. Additionally, we paid compensation to our former CEO for the entire six months period versus four month in fiscal 2004 as a result of his hiring in February 2004 an increase of $10,500. During the six months ended June 30, 2005, we also paid commissions of approximately $20,000 to our former CEO under the terms of his employment agreement as compared to $0 in the prior period. On June 24, 2005, we signed a separation agreement with our former CEO with no further compensation.

         * an increase of $295,962, or 802%, in stock-based compensation to $332,859 for the six months ended June 30, 2005 as compared to $36,897 for the six months ended June 30, 2004. This increase is a result of an increase in stock issuances to employees and officers aggregating $110,900 as compensation for services and an increase in stock issuance to consultants and amortization of deferred compensation aggregating $185,062. During the six months ended June 30, 2005, we granted common stock to our former CEO valued at $44,500 under the terms of his employment agreement for which we did not have a comparable expense in fiscal 2004. We expect to incur similar stock-based compensation and consulting expense in the future.

         * an increase of $135,421, or approximately 84.6%, in other selling, general and administrative expenses as summarized below:

                                          Six Months Ended June 30,
                                         2005               2004
                                    --------------      --------------

 Advertising and promotion          $    18,543         $     10,289
 Auto expense                            18,452                7,018
 Health insurance                        16,296               11,796
 Bad debt                                19,000                    -
 Payroll taxes                           17,005                7,336
 Settlement expense                      80,705                    -
 Telephone and communications            28,812               23,626
 Travel and entertainment                30,789               22,964
 Other                                   65,842               76,994

                                    $   295,444         $    160,023
                                    ===============     ================

The changes in these expenses from the six months ended June 30, 2004 as compared to the six months ended June 30, 2005 included the following:

      * We increased our advertising expense by $8,254 or 80% in order to try to increase public awareness of our company and our brand.

      * Auto expenses increased due to increased gas costs, and increased car allowance to sales staff.

      * We incurred increased health insurance costs due to an increase in the number of employees.

      * We recorded an increase in bad debt expense related to uncollectible third-party receivables.

      * We had an increase in payroll tax expense due to an increase in the number of employees.

      * In 2005, we recorded settlement expense $80,705 related to the satisfaction of certain accounts payable at a negotiated amount which was more that what we had recorded on our books.

      * We had a $5,186 increase in telephone and communication costs due to the opening of our Texas office.

      * Travel and entertainment expenses increased $7,825 due to increased sales-related travel.

      * Other selling, general and administrative expenses, which includes postage, general insurance, and office supplies and expenses decreased by $11,152 due to cost cutting measures.

         We reported a loss from operations of $970,467 for six months ended June 30, 2005 as compared to a loss from operations of $55,766 for six months ended June 30, 2004. Although there can be no assurances, we anticipate that during the fiscal year ending December 31, 2005 our ongoing marketing efforts will result an increase in our net sales from those reported in fiscal 2004. To support these increased sales we anticipate that our operating expenses will also increase during the fiscal year ending December 31, 2005 as compared to the fiscal 2004. We are, however, unable to predict at this time the amount of any such increase in operating expenses.

Total other expense increased $194,003, or approximately 5,2363%, for six months ended June 30, 2005 as compared to six months ended June 30, 2004. Included in this net increase is:

      * $18,863 of other income for the six months ended June 30, 2005 which was attributable to the reduction of accounts payable over four years old that management has deemed forgiven;

      * an increase of $45,216, or approximately 1,220%, in interest expense for the six months ended June 30, 2005 as compared to six months ended June 30, 2004 which reflects an increase in our borrowings since the first quarter of fiscal 2004; and

      * an increase of $167,926 on the loss from sale of marketable securities which relates to the decline in the market value of the Langley Park ordinary shares as described below.

We reported a net loss of $1,168,175 for the six months ended June 30, 2005 as compared to a net loss of $59,471 for the six months ended June 30, 2004. For the six months ended June 30, 2005 we reported an other comprehensive gain of $166,104 which represents a decrease in unrealized loss on marketable securities resulting from the Langley Park transaction described below. We did not have a comparable loss for the six months ended June 30, 2004. As a result of the foregoing, our comprehensive loss for the six months ended June 30, 2005 was $1,002,071 as compared to a comprehensive loss of $59,471 for the six months ended June 30, 2004.



Fiscal 2004 as compared to fiscal 2003


         Net sales for fiscal 2004 were $733,435 as compared to net sales of $433,852 for fiscal 2003, an increase of $299,583 or approximately 69%. This increase reflects of our increased marketing efforts and broadening of our customer base. During the fiscal 2004 our increased marketing efforts included the dissemination of information on our company through press releases in order to broaden brand recognition of our company, an email marketing campaign and telemarketing efforts targeted to potential purchases of our products and services which we believe helped obtain sales leads and new clients. Cost of sales for fiscal 2004 was $341,146, resulting in a gross margin of $392,289 or approximately 53%, as compared to cost of sales for fiscal 2003 of $129,388, resulting in a gross margin of $304,464 or approximately 70%. This decrease was primarily attributable to a general increase of costs in product acquisition and the sale of products with lower gross profit margins. During 2004, we recorded revenues from sale of products to three major customers that accounted for approximately $170,000, or approximately 24%, of our revenues for fiscal 2004 for which we did not have comparable product sales during 2003. We expect increased competition from competitors that sell similar products in 2005. There are no assurances that our sales for future periods will exceed sales recorded for fiscal 2003. In an effort to increase our sales in future periods during the last half of fiscal 2005 we plan on hiring additional inside sales staff to initiate a telemarketing campaign. These staff members will be compensated primarily with commissions. We will generate leads for these individuals by purchasing telemarketing lead lists.



         Operating expenses for fiscal 2004 were $1,041,036, a decrease of $5,455,773, or approximately 84%, from operating expenses in fiscal 2003 of $6,496,809. This change from fiscal 2003 to fiscal 2004 included:

        o an increase of $5,260, or approximately 151%, in depreciation and amortization resulting from the amortization of an intangible asset, a customer list, acquired in the acquisition of Meeting Technologies,


        o an increase in bad debt expense from $120,000 for fiscal 2004 to $126,832 for fiscal 2005. In fiscal 2005, bad debt expense related to the write-off of uncollectible accounts receivable from unaffiliated third parties in the ordinary course of business. In fiscal 2003 bad debt expense related to the write-off of working capital advances made by our subsidiary, Ralston Communications, to Ralston Transportation Services, Inc., a company related to Ralston Communications through common ownership by Michele Ralston, as we were unable to determine the collectibility of these amounts which were advanced in fiscal 2001 prior to our acquisition of Ralston Communications. Ralston Transportation Services, Inc had limited financial records and minimal operations,


        o a decrease of $596,883, or approximately 90%, in professional expense. In fiscal 2003 we issued common stock to a professional for legal services that were valued at $607,994 in connection with the recapitalization of our company and other matters,

        o an increase of $23,217, or approximately 104%, in rent expense reflecting our new lease for our principal offices which began in March 2004 and the addition of our Texas office in November 2004,


        o an increase of $175,515, or approximately, 165%, in compensation expense which is primarily the result of hiring of additional sales staff during fiscal 2004 as well the hiring of our new CEO in February 2004,

        o a decrease of $5,185,858, or approximately 97%, in stock-based compensation, as a result of the reduction in non-cash consulting expenses paid during fiscal 2004 as compared to fiscal 2003 of 5,162,108 and a reduction in stock-based compensation paid to employees of the Company of $23,750, and


        o a decrease of $116,144, or approximately 60%, in other selling, general and administrative expenses as summarized below:


                                           Year Ended December 31,

                                          2004                     2003
                                     ------------         -----------------

   Advertising and promotion          $    23,244         $         4,559
   Auto expense                            25,582                  20,228
   Health insurance                        18,444                  15,775
   Payroll taxes                           20,286                  20,392
   Telephone and communications            37,642                  28,877
   Travel and entertainment                53,851                  13,175
   Contract labor                          52,913                  44,800
   Freight and postage                     22,694                   4,396
   Other                                   55,639                  41,949


                                       $  310,295          $      194,151
                                     =============         ==================

         The changes in these expenses from the year ended December 31, 2003 as compared to the year ended December 31, 2004 included the following:

         * We increased our advertising expense by $18,685 or 410% in order to try to increase public awareness of our company and our brand. Advertising and marketing efforts included press releases and pubic awareness campaigns such as mailing and email marketing.

          * Auto expenses increased due to increased gas costs, and increased car allowance to sales staff.

          * We incurred increased health insurance costs due to an increase in the number of employees.

          * We had a $8,765 increase in telephone and communication costs due to the opening of our Texas office as well as increased telemarketing activities.

          * Travel and entertainment expenses increased $40,676 due to increased sales-related travel.

          * We had an increase in the use on contract labor $8,113. We used certain independent sales contractors to sell our products. Additionally, we used contract labor for general and administrative tasks.

         * We had an increase in freight and postage expenses of $18,298 and related to an increase in revenues as well as higher freight costs on the shipment of our products.

         * Other selling, general and administrative expenses, which includes general insurance, and office supplies and expenses increased by $13,690 due to an increase in operations as well as the opening of our Texas office.




         We reported a loss from operations of $648,747 for fiscal 2004 as compared to a loss from operations of $6,192,345 for fiscal 2003. Although there can be no assurances, we anticipate that during the fiscal year ending December 31, 2005 our ongoing marketing efforts will result an increase in our net sales from those reported in fiscal 2004. To support these increased sales we anticipate that our operating expenses will also increase during the fiscal year ending December 31, 2005 as compared to fiscal 2004. We are, however, unable to predict at this time the amount of any such increase in operating expenses.

         Total other income (expense) increased $713,676, or approximately 391%, for fiscal 2004 as compared to fiscal 2003. Included in this change is:

        o a decrease of $2,700 in rental income and a decrease of $183,383 in settlement income as reported in fiscal 2003 as we did not have comparable income or expenses in fiscal 2004,

        o an increase of $7,187, or approximately 198%, in interest expense in fiscal 2004 as compared to fiscal 2003 which reflects an increase in our borrowings during fiscal 2004, and

        o $520,406 of loss from sale of marketable securities which relates to the decline in the market value of the Langley Park ordinary shares as described below.

         We reported a net loss of $1,179,978 for fiscal 2004 as compared to a net loss of $6,009,900 for fiscal 2003. For fiscal 2004 we reported an other comprehensive loss of $1,282,950 which represents the unrealized loss on marketable securities resulting from the Langley Park transaction described below. We did not have a comparable loss in fiscal 2003.

         As a result of the foregoing, our comprehensive loss for fiscal 2004 was $2,462,928 as compared to $6,009,900 for fiscal
2003.



Liquidity And Capital Resources


            Net cash flows used in operating activities for the six months ended June 30, 2005 was $503,424 as compared to $98,116 for the six months ended June 30, 2004. This change is primarily attributable to:

         *      an increase in our net loss of $1,108,704,

         * an increase of $295,962 in non-cash stock based compensation recorded during the six months ended June 30, 2005, which includes $110,900 representing the increase in value of shares issued to other employees as compensation (inclusive of an increase of $44,500 attributable to stock issued to our former CEO under the terms of this employment agreement), $124,975 representing the increase in value of shares issued to third-party consultants as compensation for services, and $60,087 from the amortization of deferred compensation,

         * an increase in other income of $18,863 which represents the write-off of accounts payable deemed forgiven,

         * $167,926 of loss from sale of marketable securities representing the decline in the market price of the Langley Park ordinary shares,

         *      a decrease of $370,186 in accounts receivable,

         * a decrease of $4,597 in change in other assets which relates to assets acquired in the Meeting Technologies transaction,

         *      an increase of $142.520 in accounts payable, and

         *      a decrease of $14,436 in accrued expenses.

            We reported net cash flows provided by investing activities of $30,834 for the six months ended June 30, 2005 as compared to net cash used in investing activities of $279 for the six months ended June 30, 2004, an increase of $31,113. This increase is attributable to proceeds of $31,834 from the sale of Langley Park ordinary shares.

         We reported a net increase in cash for the three months ended March 31, 2005 of $3,433 as compared to a net decrease in cash of $26,653 for the three months ended March 31, 2004. At March 31, 2005 we had cash on hand of $10,478 and a working capital deficit of $1,123,582. During the three months ended March 31, 2005, we generated $31,834 in cash through the sale of ordinary shares of Langley Park which we received as consideration for the issuance of shares of our common stock as described below. At March 31, 2005, we had $16,761 of marketable securities; however, the value of those securities is subject to change and there are no assurances we will ever be able to generate cash proceeds in that amount upon their sale. We do not have any commitments for capital expenditures during fiscal 2005; however, we do have $314,600 principal amount of short-term debt which is due to unrelated third parties in fiscal 2005.

For the six months ended June 30, 2005 we reported cash flows from operating activities of $(503,424). We are presently meeting our current obligations from cash proceeds received from our debt financings. However, due to insufficient cash generated from operations, we currently do not internally generate cash sufficient to pay all of our incurred expenses and other liabilities. As a result, we are dependent on investor capital and loans to meet our expenses and obligations. Although investor funds and debenture fundings have allowed us to meet our obligations in the recent past, there can be no assurances that our present methods of generating cash flow will be sufficient to meet future obligations. Historically, we have, from time to time, been able to raise additional capital from sales of our capital stock and have raised funds through debt financings, but there can be no assurances that we will be able to raise additional capital in this manner.

         In April 2005, we sold a $1,000,000 principal amount 7% secured convertible debentures and we received $1,000,000 in proceeds less $112,500 in fees and expenses. Interest is payable on the secured convertible debentures, at maturity or conversion, at the rate of 7% per year, compounded monthly. $500,000 principal amount 7% secured convertible debenture mature April 1, 2006 and the remaining $500,000 principal amount 7% secured convertible debenture matures on May 31, 2006. The secured convertible debentures are immediately convertible at the option of holder into shares of our common stock at a conversion price of $0.024 per share, subject to the contractual limitations on beneficial ownership agreed to by the holder. Additional terms of the debentures are described later in this prospectus under "Selling Security Holders - 7 % secured convertible debentures." As described elsewhere herein, the debentures contain covenants that restrict us from raising capital from the sale of stock or other securities convertible into stock at a price less than the market price of our common stock on the date of issuance. In addition, so long as the 7% secured convertible debentures are outstanding we cannot enter into any security instrument granting the holder a security interest in any of our assets or file any registration statement on Form S-8 except under certain circumstances without the consent of the debenture holder. While the limitation on the filing of the registration statement on Form S-8 is not anticipated to have any adverse effect on our abilities to conduct our business and operations, the existence of these covenants may severely limit our ability to raise capital from the sale of stock or convertible securities because any potential purchasers of our stock or convertible securities may want to pay a discount to the market price of our stock.



         On April 1, 2005 we also entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. under which we can sell Cornell Capital Partners up to $10 million of our common stock providing certain conditions have been met.

Going Concern


         The report from of our independent registered public accounting firm on our audited financial statements at December 31, 2004 contains an explanatory paragraph regarding doubt as to our ability to continue as a going concern. While approximately 61% of our net loss for fiscal 2004 is non-cash, we do not presently generate sufficient revenue to fund our operations. Our limited financial resources have prevented us from aggressively advertising our products and services to achieve consumer recognition. Based upon our current level of operations and cash on hand at September 15, 2005, we believe we have sufficient working capital to fund our operations for approximately the next four months. In order to sustain our current operations and satisfy our current obligations, as well as to expand sales of our products and services we will require funds for working capital. We also need funds to satisfy the $1,000,000 principal amount of debentures which become due in April and May 2006 if the debenture holders do not convert the debentures to equity of which there are no assurances. As set forth below, we are presently dependent upon funds which may be available to us in the future from the Standby Equity Distribution Agreement to provide for our working capital needs, however, there is significant uncertainty when or if such funds will be available as well as the actual amounts of those funds. The consolidated financial statements appearing elsewhere in this prospectus do not include any adjustments that might be necessary if we are unable to continue as a going concern. Management believes that the actions presently being taken to further implement its business plan and generate additional revenues provide the opportunity for our company to continue as a going concern.



         We believe that the proceeds from the debentures will provide sufficient working capital to us until such time as we are able to draw under the Standby Equity Distribution Agreement. Thereafter we believe that the Standby Equity Distribution Agreement will provide access to sufficient capital to provide funds for the repayment of the short-term debt and debentures and our general working capital needs. Our ability, however, to draw funds under the Standby Equity Distribution Agreement is limited as described elsewhere herein. If we are unable to rely on the Standby Equity Distribution Agreement to provide funds for repayment of debt and working capital we will need to raise additional capital from other sources. There are no assurances that such capital will be available to us when needed or upon terms and conditions which are acceptable to us. If we are able to secure additional working capital through the sale of equity securities, the ownership interests of our current stockholders will be diluted. If we raise additional working capital through the issuance of debt or additional dividend paying securities, our future interest and dividend expenses will increase. If we are unable to secure additional working capital as needed, our ability to grow our sales, meet our operating and financing obligations as they become due and continue our business and operations could be in jeopardy.

Langley Park Transaction


         In July 2004, we issued 47,500,000 shares of our common stock to Langley Park Investments PLC in exchange for 1,320,898 ordinary shares of Langley Park. Langley Park's ordinary shares are quoted on the London Stock Exchange and the shares we acquired in the transaction are freely saleable by us, subject to the escrow provisions described below. This transaction could be commonly referred to as a "stock swap" in which the only consideration tendered by either party was shares of its securities. In connection with this transaction we paid a placement fee of 105,672 ordinary shares valued at $191,900 to Christows Limited, an unaffiliated third party.

          While Langley Park has agreed not to sell or otherwise dispose of our shares of common stock it acquired for a period of two years from the date of the transaction, as the Langley Park ordinary shares acquired by us are freely saleable we believe that this transaction would provide us with marketable securities which we could in turn sell to generate working capital for our company. We have subsequently sold 495,000 shares of the Langley Park stock owned by us in market transactions and we received proceeds of approximately $31,834 which have been used by us for working capital.



         At the time of issuance, we recorded the cost of the investment at the market value of our shares of common stock exchanged which was approximately $2.4 million. The decrease in the carrying and the fair value of this investment of approximately $1.1 million as of December 31, 2004 has been included as accumulated other comprehensive loss in stockholders' equity in our financial statements appearing elsewhere in this prospectus. During fiscal 2004 we generated proceeds of $178,754 through the sale of a portion of the Langley Park ordinary shares we received in this transaction. We entered into this transaction in order to provide capital to finance our operations and meet our working capital requirements^.


         At June 30, 2005, we owned 720,226 ordinary shares of Langley Park. We have placed 660,449 of these shares in an escrow account to protect Langley Park against decreases in the market price of our common stock during the two-year period during which Langley Park is not permitted to resell our shares. The value of these shares at June 30, 2005 was $143,037 and is reflected on our balance sheet as restricted investment in marketable securities. These shares will remain in an escrow account for up to two years, subject to early termination upon the consent of the parties. If the market value of our common stock on the two year anniversary is less than $0.0505 per share, we will sell to Langley Park a number of Langley Park ordinary shares held in escrow which are equal to (a) the number of ordinary shares of Langley Park we received as consideration for our shares of common stock multiplied by (b) the Percentage Decrease (as hereinafter defined), at a purchase price of 1 GBP (British pound sterling) per Langley Park ordinary share. The "Percentage Decrease" is equal to 1 - Market Value/the Closing Price. "Market Value" shall be the average of the 10 closing bid prices per share of the common stock during the 10 trading days immediately preceding the two-year anniversary.


Critical Accounting Policies

            Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. These estimates and assumptions are affected by management's applications of accounting policies. Critical accounting policies for DirectView, Inc. includes revenue recognition and accounting for stock based compensation.

            Revenue Recognition - We follow the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. The following policies reflect specific criteria for the various revenues streams of our company:

            * Revenue is recognized upon completion of conferencing services. We generally do not charge up-front fees and bill our customers based on usage.

            * Revenue for video equipment sales is recognized upon delivery and installation.

            * Revenue from periodic maintenance agreements is generally recognized ratably over the respective maintenance periods provided no significant obligations remain and collectibility of the related receivable is probable.

            Accounting for Stock Based Compensation - We account for stock based compensation utilizing Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), which encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. We have chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the estimated fair market value of our stock at the date of the grant over the amount an employee must pay to acquire the stock. We have adopted the "disclosure only" alternative described in SFAS 123 and SFAS 148 (See Recent Accounting Pronouncements), which require pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied.

Recent Accounting Pronouncements

            In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in our second quarter of fiscal 2006. We are in process of evaluating the impact of this pronouncement on our financial position.

            In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Non-monetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. We believe that the adoption of this standard will have no material impact on our financial statements.



                                    BUSINESS

Overview

         We are a full-service provider of video conferencing services and products. Our services include multipoint video conferencing, network integration services, custom room design, staffing, document conferencing and IP/web conferencing services. Our conferencing services enable its clients to cost-effectively conduct remote meetings by linking participants in geographically dispersed locations. We offer our customers the convenience of single-vendor sourcing for most aspects of their communications needs. We distribute video conference products and peripherals to organizations such as professional service firms, investment banks, high tech companies, law firms, state and local government agencies, investor relations firms, and other domestic and multi-national.

         Our products and services include:

        o        the sale of conferencing services based upon usage,

        o        the sale and installation of video equipment, and

        o        the sale of maintenance agreements.

         We generate revenue through the sale of conferencing services based upon usage, the sale and installation of video equipment and the sale of maintenance agreements.

         Video conferencing as a medium for business communications has provided new opportunities to streamline complex business processes and to conduct transactions more efficiently. As a result, sophisticated audio or video-enabled interactive communications have become increasingly necessary as companies seek to become more efficient and effective. We seek to employ the technical knowledge of our management team to provide our clients with dynamic, cost-effective solutions for a wide range of applications suitable for a variety of industries. We have installation and integration experience with expertise in one-on-one or large, multi-sided group meetings, and we currently have installations ranging from very simple configurations to highly customized rooms with multiple cameras, document presentation stands, recording devices, scanners, and printers.

Recent Developments

         During the first quarter of fiscal 2005, we have continued to expand our business and client base. In January 2005 we received an order from Beneficial Holdings Inc., a nutraceutical company that has developed several lines of dietary supplements marketed under the name of Beneficial Health Systems, to provide videoconferencing equipment. Beneficial Holdings, Inc. intends to use the equipment to contact their clients and manufacturing facilities, Integrated Biopharma.

         In February 2005, we signed a distribution agreement with Newport International Group, Inc., a marketer of an array of digital, high-technology tools designed for non-technical leaders of growing businesses which use the Internet primarily to increase productivity. Newport International Group will distribute our IP videophone and related technology as an add-on to its Grassroots Communications products.

         In February 2005, we also received an order from ResidenSea to provide installation and services of our videoconferencing solution which will allow full two-way videoconferencing over IP and satellite IP to ResidenSea's specialty luxury properties on land and sea including "The World", a private community at sea offering residential options and rental travel experience to travelers.

         In March 2005, we signed an agreement with QEP Co., Inc., a leading manufacturer, marketer and distributor of a broad line of flooring tools and accessories for the home improvement and professional installer markets. We will install our videoconferencing systems at QEP's headquarters in Florida and its other locations in the U.S. and around the world.

         In April 2005, we launched our new web site at www.directviewinc.com. This new web site, which is marketing initiative by our company, provides information on a variety of our products and services and information which may be of interest to users of our videoconferencing technologies. The information which appears on this web site is not part of this prospectus.

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

         In April 2005, we signed an agreement with Marriott Corporation, a worldwide operator and franchisor of hotels and related lodging facilities, for the service and maintenance for their videoconferencing systems at approximately seven Marriott locations in the United States. We also signed an agreement with CyberGuard Corporation, a global provider of security solutions that protect the business-critical information assets of Global 2000 enterprises and government organization. CyberGuard will use the system to link its global headquarters in Florida with regional locations in Germany, London, Hungary and Australia. Finally, in April 2005 we also signed an agreement with Guardsmark, a security services firm, to provide certain of our videoconferencing systems.


         In May 2005 we joined forces with Freedom Calls Foundation, a charity dedicated to deploying state-of-the-art communications technology to enable U.S. troops to communication from their base camps with their families at home by Internet telephone, instant messaging and video conferencing. We are participating in Operation Hometown Link which allows full two-way communication between families of troops in Camp Taji, Camp Fallujah and Al Asad, Iraq, free of charge from our Boca Raton, Florida and Dallas, Texas offices.

In June 2005 we completed initial delivery to Southern Methodist University in Dallas, Texas of videoconferencing equipment which will be used for distance learning projects, general administrative purposes and other two way video communication.

In July 2005 we signed an agreement to provide videoconferencing technologies and services providing videoconferencing solutions, custom implementations and services to a Florida health plan provider. Our customer will use the equipment at management and officer level conference rooms and office locations in the State of Florida.




Our Industry

         Video conferencing is changing the way many companies do business. As the extended enterprise of employees, customers, suppliers and partners becomes larger and more geographically dispersed, video conferencing has become a critical medium for conducting business globally. This expanded market opportunity has also been fueled by improvements in technology, transition to IP networks, declining prices, and the restructuring of distribution strategies. We believe that the growing base of users with in-house systems, combined with the greater bandwidth now available through the integrated services digital network, or ISDN, and improved business quality Internet bandwidth, will contribute to the increased usage of video conferencing. Frost & Sullivan (http://www.frost.com), World Videoconferencing Infrastructure Systems Market: A Strategic Analysis of Growth Opportunities reveals that the video conferencing market reported total U.S. revenues of approximately $161 million in 2002 and forecasted that this market segment could expand to $488.7 million by 2009.

Products and Services

         We offer full service, custom tailored, turnkey, visual conferencing solutions. Initially, we provide consultation to address and evaluate the project requirements and to offer expert advice on the perfect technology solution for our customer's specific application. We assess the customer's needs, desires and existing communications equipment, as well as cost-justification and return-on-investment analysis for system installations. Our products and services include multipoint video conferencing, network integration services, custom room design, staffing, document conferencing and IP/web conferencing services.

         A multipoint video conference is a video conference involving more than two sites. As a participant speaks, video is switched at all sites to broadcast the person speaking by a device called a multi-control unit. This switching unit is sound activated and can distinguish between short ambient sounds and long sustained sounds. It can also be set up in a "Hollywood Squares" type of look where all participants see each other. The call can also be set in a "chairperson mode" in which all sites see only the person heading the call. We offer multipoint bridge services to tie all of the locations, and we control this multipoint bridge. We outsource the remote access services which are incorporated into these multipoint video conferences to a variety of third party providers. Our standard price is $68.00 per hour per location which includes all costs related to these services. Where the client requests, we can staff a client assignment with one of our employees to manage all of the client's video conferencing needs. The cost of this technical support varies from assignment to assignment.

         We offer a wide variety of network integration services to support our clients planning, design, and implementation efforts in deploying new network technologies such as IP, ISDN, T-1 or working with their existing network infrastructure. Our network integration services are designed to be comprehensive to ensure that all unique collaboration needs are met. Our services include a full menu of services from initial order coordination with outside contractors or providers to liaison with local phone companies, installation, training, or can be customized for a particular job. Whether starting from scratch or working with an existing environment we can also provide all aspects of design and installation for video conferencing rooms, including room layout, furniture, built in wall monitors, custom audio and video as well as document collaboration such as T120 data conferencing and document camera and presentation stands. We will also design computer integration. Costs for these custom installations vary based upon the layout and complexity of the job.

         We also offer our clients document conferencing and IP/Web conferencing services. Document conferencing affords the ability to bring people together to discuss, review and collaborate as a group, and to make on-line, real-time decisions regardless of the locations of the participants. IP/web conferencing services provides the client with a reliable and affordable way to share software applications, PowerPoint presentations, or anything running on a PC with others in online meetings. With these systems, meeting participants can view with clarity what is displayed on a desktop. We utilize third party software and applications to provide these services to our clients.

         When a video conferencing system is functional, we also provide training to all levels of the customer's organization, including executives, managers, management information systems and data processing administrators, technical staff and end users. The training includes instruction in system operation, as well as the planning and administration of meetings. The training can last anywhere from one hour to two days, depending upon the level of training that the client requests or requires. All training costs are built into each sale where training is required.

         We are a reseller of video conferencing products, including integrated video conferencing systems, video presentation products, flat screen monitors, iPower collaboration tools, PolyCom view stations. We sell products from a variety of top manufacturers including Sony, Elggen, Fujitsu, Hitachi, JVC, NEC, Panasonic, Phillips, Pioneer, Samsung and ViewSonic.

         We also sell and service new videoconference systems which support the IP protocol. During 2004 there have been several technical advances in VoIP, which allows the user to make telephone calls using over a data network like the Internet, resulting in a reduction in the cost of entry and ownership of these systems. We believe these cost decreases will allow us much greater market proliferation in future periods.

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


Sales and Marketing

         Our products and services are marketed and sold to the commercial, government, medical and educational sectors through a direct sales force as well as through resellers. Sales to resellers are made on terms with respect to pricing, payment and returns that are consistent with those offered to end user customers. No price protection or similar arrangement is offered, nor are the obligations as to payment contingent on the resale of the equipment purchased by the reseller. There are no special rights to return equipment granted to resellers, nor are we obligated to repurchase reseller inventory.

         Our marketing department concentrates on activities that will generate leads for our sales team. We perform direct marketing campaigns, select advertising, public relations, and the coordination of seminars throughout the country.

         We also provide our sales force with ongoing training to ensure that it has the necessary expertise to effectively market and promote our business and solutions. In conjunction with manufacturer-sponsored programs, we provide existing and prospective customers with sales, advertising and promotional materials. We maintain up-to-date systems for demonstration purposes in all of our sales offices and demonstration facilities. Our technical and training personnel periodically attend installation and service training sessions offered by video communications manufacturers to enhance their knowledge and expertise in the installation and maintenance of the systems.


         For the fiscal year ended December 31, 2004 three customers represented approximately 12%, approximately 21% and approximately 12%, respectively, of our total net sales. For the six months ended June 30, 2005 one customer represented approximately 24% of our net sales. We do not have long term agreements with any of our customers and the amount of sales to a particular customer can vary from year depending upon the needs of that customer. As a result of the competitive environment in which we operate, we strive to market our products to a large customer base so as not to become dependent on sales to a limited number of customers.


Customer Support

         We offer our clients several levels of support. We offer a 24/7 technical support hotline as well as overnight parts replacement and on site technical support. The level of support is dependent upon the clients' needs and abilities.

Competition

         The market for video conferencing products and services is extremely competitive. Competitive factors include pricing, our reputation and service and ease of use. Our primary competitors include manufacturers and resellers of video communications equipment, some are larger, have longer operating histories and have greater financial resources and industry recognition than us. The competitors would include local Bell Companies, Vtel and Tandberg.

         Because the barriers to entry in the market are relatively low and the potential market is large, we expect continued growth in existing competitors and the entrance of new competitors in the future. Many of our current and potential competitors have significantly longer operating histories and significantly greater managerial, financial, marketing, technical and other competitive resources, as well as greater name recognition, than we do. As a result, these companies may be able to adapt more quickly to new or emerging technologies and changes in customer requirements and may be able to devote greater resources to the promotion and sale of their competing products and services.

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

Intellectual Property

         We rely on common law rights to our name and logo. The common law rights protect the use of these marks used to identify our products. It is possible that our competitors will adopt product or service names similar to ours, thereby impeding our ability to build brand identity and possibly leading to customer confusion. Our inability to protect our trade names will have a material adverse effect on our business, results of operations and financial condition. We also rely on trade secrets and proprietary know how, and employ various methods, to protect our concepts. However, such methods may not afford complete protection, and there can be no assurance that others will not independently develop similar know how or obtain access to our know how and concepts. There can be no assurance that we will be able to adequately protect our trade secrets. Third parties may assert infringement claims against us or against third parties upon whom we rely and, in the event of an unfavorable ruling on any claim, we may be unable to obtain a license or similar agreement to use technology that we rely upon to conduct our business.

Our History

         We were incorporated in June 1989 under the laws of the State of Massachusetts under the name Boston Pacific Company, Inc. For the years 1995 and prior, Boston Pacific completed several acquisitions and divestitures of subsidiaries. During 1995 Boston Pacific transferred all of its remaining assets in exchange for the assumption of its liabilities as part of a divestiture of its remaining subsidiaries. In July 2002 we changed the name of our company to Boston Pacific Medical, Inc. From approximately 1995 until May 203 we were not engaged in active operations.

         On May 5, 2003, at a special meeting of our stockholders our stockholders approved changing our domicile from the Commonwealth of Massachusetts to the State of Nevada. At this same meeting our stockholders also approved the change of our corporate name to DirectView, Inc.

         On May 30, 2003, we consummated an Agreement and Plan of Merger with Ralston Communications, Inc. Pursuant to the merger agreement, Ralston Communications became our wholly-owned subsidiary. At the effective time of the merger, Michele Ralston, the sole stockholder of Ralston Communications, exchanged her securities for an aggregate of 107,776,566 shares of our common stock. On the closing of the merger agreement, Ralston Communication's president, Jeff Robbins, was elected to our Board of Directors and appointed president and Ms. Ralston was appointed our secretary and treasurer and appointed to our Board of Directors.


         Effective February 23, 2004, we completed our acquisition of all of the issued and outstanding shares of Meeting Technologies, Inc., a Delaware corporation, from its sole stockholder, Michael Perry. Mr. Perry served as our CEO from February 2004 until June 2005. Meeting Technologies, Inc. was a privately held provider of video conferencing equipment and related services. In this transaction we issued 500,000 shares of our common stock to Mr. Perry in consideration for his shares of Meeting Technologies. We also entered into an employment agreement with Mr. Perry under which Mr. Perry was engaged to serve as our Chief Executive Officer for an initial term of two years. Meeting Technologies is now our wholly owned subsidiary. As described later in this prospectus under "Executive Compensation", in June 2005 Mr. Perry entered into a separation agreement terminating this employment agreement.


Property

         We lease approximately 2,350 square feet of general office space in Boca Raton, Florida which serves as our principal executive office at an annual base rent of approximately $31,725. The lease expires on February 28, 2007. We also lease office space in Dallas, Texas under a one year lease expiring in October 2006 which serves a regional office at an annual base rental of $18,000.

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

Legal Proceedings


         Our subsidiary, Ralston Communications, Inc. is a party to a lawsuit styled Sony Electronics, Inc. v Ralston Communications, Inc., case number 2003CA0049947 AE, pending in the 15th Circuit Court of Palm Beach County, Florida, which was initially filed in October 2003. The plaintiff is seeking non-payment of an account of approximately $80,000 which relates to the purchase by Ralston Communications of certain close-out equipment from Sony. In February 2004 Ralston Communications filed a counterclaim for an alleged breach of contract. ^In response to the counterclaim, in May 2004 Sony filed an amended complaint which Ralston Communications believes is based upon a written contract that existed between the parties on a different matter. In June 2004 Ralston Communications filed a motion to dismiss, but the motion has not yet been heard by the trial court. We are unable to predict at this time the outcome of this matter, however, Ralston Communication's counsel has advised us that if this matter should proceed to litigation that he believes a defense verdict can be obtains or that Ralston Communications could be found to owe between $10,000 and $25,000.

         Our Ralston Communications, Inc. subsidiary was named as a party in a legal proceeding filed by ActiveLight, Inc. in the County Court in and for Palm Beach County, Florida with respect to case number MC-02-3907-RF. For financial reasons Ralston Communications was unable to contest the plaintiff's claims and on February 26, 2003 a default final judgment in favor of ActiveLight, Inc. in the amount of $15,175.65 was entered against Ralston Communications. This amount included court costs and pre-judgment interest. The amount of the judgment bears interest at 6% per annum from the date of the judgment until satisfied.

         Our Ralston Communications subsidiary was also named as a party in a legal proceeding filed by Ingram Micro, Inc. in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida with respect to case number CA-02-6062-AB. For financial reasons Ralston Communications was unable to contest the plaintiff's claims and on August 27, 2003 a default final judgment in favor of Ingram Micro, Inc. in the amount of $97,807.68 was entered against Ralston Communications. This amount included court costs and pre-judgment interest. The amount of the judgment bears interest at the rate of 6% per annum until satisfied.

         Finally, our Ralston Communications subsidiary was also named as a party in a legal proceeding filed by Review Video, LLC in the County Court of the 15th Judicial Circuit in and for Palm Beach County, Florida with respect to case number 04-CC-003796. For financial reasons Ralston Communications was unable to contest the plaintiff's claims and in May 2004 a final judgment in favor of Review Video, LLC in the amount of $14,605.20 was entered against Ralston Communications. The amount included costs and attorney's fees. The amount of the judgment bears interest at the highest prevailing Florida Statutory rate until satisfied.

         Interest on these judgments continues to accrue and we have included the amount of the judgments and accrued interest as a payable on our financial statements which appear elsewhere in this prospectus.



Employees

         As of the date of this prospectus, we had 13 full-time employees, including our executive officers. None of our employees are covered by collective bargaining agreements, and we believe our relationships with our employees to be good.

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

                                   MANAGEMENT

Directors and Executive Officers

         The following table includes the names, positions held and ages of our executive officers and directors.

         Name                      Age             Position

         Jeffrey Robbins            50         President and a director
         Michele Ralston            36         Chairman of the Board, Secretary,
                                               Treasurer and acting Chief
                                               Financial Officer

         Jeffrey Robbins. Mr. Robbins has served as our president and a director since May 2003. From September 2000 until May 2003, he served as the NationalAccounts Manager for Ralston Communications, Inc., which we acquired in May 2003. From October 1999 until September 2000, Mr. Robbins served as Sales Manager for Worldcom, Inc.

         Michele Ralston. Ms. Ralston has served as our Chairman of the Board, Secretary and Treasurer (acting Chief Financial Officer) since May 30, 2003. From May 1997 until acquired by us in May 2003, she served as Vice President and then president of Ralston Communications, Inc.

         All directors serve for one year and until their successors are elected and qualify. Directors do not presently receive monetary compensation for serving as directors but have received stock and stock options. Officers are appointed by the board of directors, and, subject to employment agreements, their terms of office are at the discretion of the board of directors.

Key Employees

         Roger Ralston. Mr. Ralston, 36, has served as our General Manager since 2000. From May 1996 until May 1999 he was president of Ralston Communications, Inc. In 2000 he pled guilty to conspiracy to commit bribery and bribery arising out of payments made to public employees as consideration for business referrals. Mr. Ralston was sentenced and served five months in a halfway house, five months under house arrest and 36 months on probation which expires in May 2005. Mr. Ralston was also ordered to pay $230,000 in restitution which remains outstanding. Mr. Ralston is the spouse of Michele Ralston.

Director Independence, Audit Committee of the Board of Directors and Audit Committee Financial Expert

         None of the members of our Board of Directors are "independent" within the meaning of definitions established by the Securities and Exchange Commission. Our Board of Directors are presently comprised of individuals who were integral in ^the start-up of our company ^and who have served as a director of our company ^since ^inception. As a result of our limited operating history and minimal resources, small companies such as ours generally have difficulty in attracting independent directors. In addition, we will require additional resources to obtain directors and officers insurance coverage which is generally necessary to attract and retain independent directors. As we grow and our financial condition strengthens, in the future our Board of Directors intends to seek additional members who are independent, have a variety of experiences and backgrounds, who will represent the balanced, best interests of all of our stockholders and at least one of which who is an "audit committee financial expert" described below.

         Our Board of Directors has also not yet established an Audit Committee, and the functions of the Audit Committee are currently performed by the entire

Board of Directors. At such time as we expand our Board of Directors to include independent directors, we intend to establish an Audit Committee of our Board of Directors. We are not currently subject to any law, rule or regulation, however, requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee of our Board of Directors.

         None of our directors is an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-B. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

        o understands generally accepted accounting principles and financial statements,

        o is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

        o has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

        o     understands internal controls over financial reporting, and

        o     understands audit committee functions.

Code of Business Conduct and Ethics

         In April 2005, we adopted a Code of Business Conduct and Ethics applicable to our Chief Executive Officer, principal financial and accounting officers and persons performing similar functions. A Code of Business Conduct and Ethics is a written standard designed to deter wrongdoing and to promote:

        o     honest and ethical conduct,

        o full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

        o     compliance with applicable laws, rules and regulations,

        o     the prompt reporting violation of the code, and

        o     accountability for adherence to the Code.

         A copy of our Code of Business Conduct and Ethics is filed as an exhibit to the registration statement of which this prospectus forms a part, and we will provide a copy, without charge, to any person desiring a copy of the Code of Business Conduct and Ethics, by written request to us at our principal offices. A copy of the Code of Business Conduct and Ethics is also available on our web site at www.directviewinc.com.


                             EXECUTIVE COMPENSATION

         The following table summarizes all compensation recorded by us in each of the last three fiscal years for our Chief Executive Officer and each other executive officers serving as such (the "Named Executive Officers") whose annual compensation exceeded $100,000.


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


                           Summary Compensation Table


                           Annual Compensation                         Long-term compensation Awards
                           --------------------                        -----------------------------

                                                                                                           Payouts
                                                                                                            -------
Name                                           Other                      Securities                       All other
and                                            Annual         Restricted  underlying          LTIP          compen-
principal                 Salary      Bonus    Compen-        stock        options/          payouts        sation
position          Year     ($)         ($)     sation ($)     awards/SARs    (#)              ($)            ($)
----------------------------------------------------------------------------------------------------------------------

Michael Perry      2004    55,785       -      20,000          500,000           -             -             -
(1)                2003         -       -           -                -           -             -             -
                   2002         -       -           -                -           -             -             -

Jeffrey Robbins(2) 2004    39,057       -      18,125          687,500           -             -             -

                   2003    33,798       0           0                0     750,000             0             0


Michelle Ralston(3)2003    40,000       0           0                0           -             -             -
                   2004    59,000       0      14,750          625,000           -             -             -





(1) Mr. Perry served as our Chief Executive Officer from February 2004 until June 2005. Other annual compensation includes bonuses earned under his employment agreement as described below as well as $17,500 representing the fair market value of 500,000 shares of our common stock issued to Mr. Perry in fiscal 2004 under the terms of his employment agreement. These shares are reflected under "Restricted Stock Awards/SARs" in this table.

(2) Mr. Robbins served as our acting Chief Executive Officer from May 2003 until February 2004 and is presently our President. Other annual compensation includes $18,125 representing the fair market value of an aggregate of 687,500 shares of our common stock issued to Mr. Robbins in 2004 as compensation for his services which are included in "Restricted Stock Awards/SARs" in this table.

(3) Ms. Ralston has served as our Chairman of the Board, Secretary and Treasurer (acting Chief Financial Officer) since May 30, 2003. Other annual compensation includes $14,750 representing the fair market value of an aggregate of 625,000 shares of our common stock issued to Ms. Ralston in 2004 as compensation for her services which are included in "Restricted Stock Awards/SARSs" in this table.





Employment Agreement and Separation Agreement with Michael Perry


         On February 23, 2004 following our acquisition of Meeting Technologies, Inc., we entered into an employment agreement with Mr. Perry under which he was engaged to serve as the Chief Executive Officer for an initial term of two years, subject to automatic annual renewal terms (unless terminated by either party at least 60 days prior to the end of any annual renewal term). Mr. Perry received 500,000 shares of our common stock upon execution of the agreement and receives an annual base salary of $63,000. Subject to his continued employment by us, an additional 2,500,000 shares of our common stock were to be issued to Mr. Perry in six-month installments over the initial two-year term of the employment agreement, of which 2,000,000 shares have been issued. Mr. Perry was also entitled to a commission equal to 50% of our gross margins (as defined in the employment agreement) on sales sourced by Mr. Perry and a 4% override on all other sales, and bonus of from 3% on net revenues of $150,000 to 9% on net revenues of $300,000 or more. The agreement contained standard confidentiality provisions and Mr. Perry has agreed not to engage in activities that compete with our business for a period of 18 months following termination of the agreement.

         On June 24, 2005 we entered into a Separation Agreement with Mr. Perry terminating this employment agreement. Under the terms of the Separation Agreement we agreed to pay Mr. Perry compensation due him through the date of separation, which totaled $2,423.08, as well as reimbursing him $970.50 for expenses incurred in connection with his services to us. Mr. Perry relinquished his entitlement to the remaining 500,000 shares of our common stock as described above, agreed to return to us all equipment and property belonging to our company which was in his possession or control and agreed not to solicit any person who was a customer, prospective customer or employee of our company during the preceding two years. In connection with this Separation Agreement Mr. Perry also resigned his position as CEO of DirectView as well as any office he may have held in any of our subsidiaries.



Director's Compensation

         We do not pay fees to directors for their attendance at meetings of the Board Of Directors or of committees; however, we may adopt a policy of making such payments in the future. We will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

Securities Authorized for Issuance Under Equity Compensation Plans

         The following table sets forth securities authorized for issuance under equity compensation plans, including individual compensation arrangements, by us under our 2004 Stock Compensation Plan and any compensation plans not previously approved by our stockholders as of December 31, 2004.



                                      Number of                  Weighted         Number of
                                      securities to be           average          securities remaining
                                      issued upon                exercise         available for future
                                      exercise of                price of         issuance under equity
                                      of outstanding             outstanding      compensation plans
                                      options, warrants          options,         (excluding securities
Plan category                         and rights                 warrants         reflected in column (a))
                                                                 and rights
-------------------------------------------------------------------------------------------------------------------
                                       (a) (b) (c)

2004 Stock Compensation Plan            0                          n/a              20,000,000

Equity compensation plans
not approved by stockholders            0                          n/a              n/a

Stock Option Information



         The following table sets forth certain information with respect to stock options granted in fiscal 2004 to the Named Executive Officers.


                  Option Grants in Year Ended December 31, 2004
                               (individual grants)


                     NO. OF SECURITIES   % OF TOTAL OPTIONS/SARs
                    UNDERLYING OPTIONS      GRANTED TO EMPLOYEES          EXERCISE      EXPIRATION
     NAME              SARs GRANTED            IN FISCAL YEAR                PRICE          DATE
     ----            ----------------       --------------------------------------------------------------
Michael Perry              0                         n/a                        n/a         n/a
Jeffrey Robbins            0                         n/a                        n/a            n/a



         The following table sets forth certain information regarding stock options held as of December 31, 2004 by the Named Executive Officers.

           Aggregate Option Exercises in Year Ended December 31, 2004
                           and Year-End Option Values



                                                 NO. OF SECURITIES
                                                UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                     OPTIONS AT          IN-THE-MONEY OPTIONS AT
                     SHARES                      DECEMBER 31, 2004  (5)   DECEMBER 31, 2004(1)
                     ACQUIRED    VALUE      --------------------------    --------------------------
                        ON      REALIZED
NAME                 EXERCISE       $      EXERCISABLE  UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
----                 --------       -      -----------  -------------    ----------- --------------
Michael Perry            0         n/a            n/a          n/a            n/a          n/a

Jeffrey Robbins          0         n/a            n/a          n/a            n/a          n/a




(1) The dollar value of the unexercised in-the-money options is calculated based upon the difference between the option exercise price and $0.03 per share, being the last sale price of our common stock on January 3, 2005 as reported by the OTCBB.

2004 Stock Compensation Plan

         On May 1, 2004, our Board of Directors authorized and holders of a majority of our outstanding common stock approved and adopted our 2004 Stock Compensation Plan. The purpose of the plan is to encourage stock ownership by our officers, directors, key employees and consultants, and to give these persons a greater personal interest in the success of our business and an added incentive to continue to advance and contribute to us. We have currently reserved 20,000,000 of our authorized but unissued shares of common stock for issuance under the plan, and a maximum of 20,000,000 shares may be issued, unless the plan is subsequently amended (subject to adjustment in the event of certain changes in our capitalization), without further action by our Board of Directors and stockholders, as required. Subject to the limitation on the aggregate number of shares issuable under the plan, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person. Shares used for stock grants and plan options may be authorized and unissued shares or shares reacquired by us, including shares purchased in the open market. Shares covered by plan options which terminate unexercised will again become available for grant as additional options, without decreasing the maximum number of shares issuable under the plan, although such shares may also be used by us for other purposes.

         The plan is administered by our Board of Directors or an underlying committee. The Board of Directors or the committee determines from time to time those of our officers, directors, key employees and consultants to whom stock grants or plan options are to be granted, the terms and provisions of the respective option agreements, the time or times at which such options shall be granted, the type of options to be granted, the dates such plan options become exercisable, the number of shares subject to each option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the plan, and the interpretation of the provisions thereof and of the related option agreements, are resolved by the Board or committee.

         Plan options may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options. Our officers, directors, key employees and consultants are eligible to receive stock grants and non-qualified options under the plan; only our employees are eligible to receive incentive options. In addition, the plan allows for the inclusion of a reload option provision which permits an eligible person to pay the exercise price of the option with shares of common stock owned by the eligible person and receive a new option to purchase shares of common stock equal in number to the tendered shares. Furthermore, compensatory stock grants may also be issued.

         Any incentive option granted under the plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The term of each plan option and the manner in which it may be exercised is determined by the Board of Directors or the committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant. The exercise price of non-qualified options shall be determined by the Board of Directors or the Committee, but shall not be less than the par value of our common stock on the date the option is granted. The per share purchase price of shares issuable upon exercise of a Plan option may be adjusted in the event of certain changes in our capitalization, but no such adjustment shall change the total purchase price payable upon the exercise in full of options granted under the Plan.

         All incentive stock options expire on or before the 10th anniversary of the date the option is granted; however, in the case of incentive stock options granted to an eligible employee owning more than 10% of the common stock, these options will expire no later than five years after the date of the grant. Non-qualified options expire 10 years and one day from the date of grant unless otherwise provided under the terms of the option grant.

         All plan options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee dies while our employee or within three months after termination of employment by us because of disability, or retirement or otherwise, such options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of death or termination of employment, by the person or persons to whom the optionee's right under the option pass by will or applicable law, or if no such person has such right, by his executors or administrators.

         In the event of termination of employment because of death while an employee or because of disability, the optionee's options may be exercised not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier. If an optionee's employment by us terminates because of disability and such optionee has not died within the following three months, the options may be exercised, to the extent that the optionee shall have been entitled to do so at the date of the termination of employment, at any time, or from time to time, but not later than the expiration date specified in the option or one year after termination of employment, whichever date is earlier. If an optionee's employment terminates for any reason other than death or disability, the optionee may exercise the options to the same extent that the options were exercisable on the date of termination, for up to three months following such termination, or on or before the expiration date of the options, whichever occurs first. In the event that the optionee was not entitled to exercise the options at the date of termination or if the optionee does not exercise such options (which were then exercisable) within the time specified herein, the options shall terminate. If an optionee's employment shall terminate for any reason other than death, disability or retirement, all right to exercise the option shall terminate not later than 90 days following the date of such termination of employment.

         The plan provides that, if our outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to the plan or subject to unexercised options and in the purchase price per share under such options. Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding options. In the event of our proposed dissolution or liquidation, a proposed sale of all or substantially all of our assets, a merger or tender offer for our shares of common stock, the Board of Directors may declare that each option granted under the plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than 30 days written notice of the date so fixed shall be given to each participant holding an option, and each such participant shall have the right, during the period of 30 days preceding such termination, to exercise the participant's option, in whole or in part, including as to options not otherwise exercisable.

         The Board of Directors or committee may amend, suspend or terminate the plan at any time. However, no such action may prejudice the rights of any holder of a stock grant or optionee who has prior thereto been granted options under the plan. Further, no amendment to the plan which has the effect of increasing the aggregate number of shares subject to the plan (except for adjustments due to changes in our capitalization), or changing the definition of "eligible person" under the plan, may be effective unless and until approved by our stockholder in the same manner as approval of the plan was required. Any such termination of the plan shall not affect the validity of any stock grants or options previously granted thereunder. Unless the plan shall previously have been suspended or terminated by the Board of Directors, the plan terminates on May 1, 2014.

Limitation on Liability and Indemnification Matters

         The Nevada Revised Statues allows us to indemnify each of our officers and directors who are made a party to a proceeding if:

         *  the officer or director conducted himself or herself in good faith;

         * his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

         * in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

         This provision limits our rights and the rights of our stockholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any stockholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of directors under federal securities laws. Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

         Our articles of incorporation further provide for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Nevada law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling DirectView pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                              CERTAIN TRANSACTIONS


         From time to time, Michele Ralston, our Chairman, has advanced funds to our Ralston Communications subsidiary for working capital. The aggregate amount of funds advanced by Ms. Ralston through June 30, 2005 is $450,315. At December 31, 2003 and 2004 we owed Ms. Ralston $397,226 and $342,035, respectively, net of repayments during the year of $55,089 and $55,191, respectively. At June 30, 2005 we owed her $304,924, net of repayments of $84,821. This amount is non-interest bearing and is due upon demand. There is no fixed repayment schedule for these advances and we have repaid certain of these amounts to Ms. Ralston from time to time as our cash flow permits.

         In December 2004, we issued Jeff Robbins, an executive officer and director of our company, ^200,000 shares of our common stock valued at $2,000^ as compensation for services.



         In November and December 2004, we issued an aggregate of 2,000,000 shares of our common stock to Roger Ralston, a key employee of our company, as compensation for services valued at $20,000.


          In November 2004 we issued 487,500 shares of our common stock valued at $16,125 to Mr. Robbins as compensation for services. In November 2004 we also issued Ms.Ralston 500,000 shares of our common stock valued at $5,000 as additional compensation for her services to us.

         In May 2004, we issued 100,000 shares of our Series 1 Preferred Stock to Ms. Ralston in consideration of her willingness to continue to participate in the management and day to day operations of our company. Each share of Series 1 Preferred Stock entitles Ms. Ralston to 3,000 votes on any matter submitted to our stockholder which gives her voting control of our company. The shares were valued at $1,000 for accounting purposes. In May 2004 we also issued Ms. Ralston 125,000 shares of our common stock valued at $8,750 as compensation for services.

         Effective February 23, 2004, we completed our acquisition of all of the issued and outstanding shares of Meeting Technologies, Inc., a Delaware corporation, from its sole stockholder, Michael Perry. In this transaction we issued 500,000 shares of our common stock to Mr. Perry in consideration for his shares of Meeting Technologies. We also entered into an employment agreement with Mr. Perry under which Mr. Perry was engaged to serve as our Chief Executive Officer for an initial term of two years. In August 2004 we issued 500,000 shares of common stock valued at $17,500 to Michael Perry in connection with his employment agreement. As described earlier in this prospectus under "Executive Compensation", this employment agreement was terminated in June 2005 pursuant to the terms of a Separation Agreement.



         On May 30, 2003, we closed an Agreement and Plan of Merger with Ralston Communications, Inc. Under the terms of the merger agreement, Ralston Communications became our wholly owned subsidiary, and we issued to Ms. Michele Ralston, the sole shareholder of Ralston Communications, 107,776,566 shares of our common stock in exchange for her shares of Ralston Communications. At the closing of the merger agreement, Ralston Communication's president, Jeff Robbins, was elected to our Board of Directors and appointed president and Ms. Ralston was appointed our secretary and treasurer, and elected to our Board of Directors.

         During the fiscal year ended December 31, 2001 and prior to our acquisition of Ralston Communications, Inc., Michele Ralston, our secretary, treasurer, Acting Chief Financial Officer and a director, advanced approximately $430,000 to Ralston Communications, Inc., our wholly owned subsidiary. The advances, which were used for the purpose of paying bank indebtedness of Ralston Communications, are non-interest bearing and are payable on demand. The amount outstanding as of December 31, 2004 was $342,035. This amount is non-interest bearing and is due upon demand.


         During the fiscal year ended December 31, 2001 and prior to our acquisition of Ralston Communications, Inc., Ralston Communications, Inc. advanced $124,188 to Ralston Transportation Services, Inc., a company owned by Michele Ralston, our Secretary, Treasurer and Chairman of the Board. We are advised that Ralston transportation Services, Inc. is currently inactive, has no assets, operations or employees, and ,based upon the adverse financing condition of Ralston Transportation Services and other factors, we are unable to determine the collectibility of the advance and have therefore written off $1,353 and $124,188 as a bad debt during fiscal 2004 and fiscal 2003, respectively.



                             PRINCIPAL SHAREHOLDERS


         At August 31, 2005, there were 288,560,090 shares of our common stock and 100,000 shares of our Series 1 Preferred Stock issued and outstanding. Our common stock and Series 1 Preferred Stock are our only classes of our voting securities. Each share of common stock has one vote per share, and each share of Series 1 Preferred Stock has 3,000 votes per share, on all matters submitted to a vote of our stockholders. The following table sets forth, as of August 31, 2005, information known to us relating to the beneficial ownership of these shares by:



        o each person who is the beneficial owner of more than 5% of the outstanding shares of the class of stock;
        o        each director;
        o        each named executive officer; and
        o        all executive officers and directors as a group.

         Unless otherwise indicated, the business address of each person listed is in care of 7700 West Camino Real, Suite 200, Boca Raton, Florida 33433. We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from August 31, 2005 upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of August 31, 2005 have been exercised or converted.



                                           Amount and Nature of Beneficial Ownership(1)
                                          ---------------------------------------------
                                         Common Stock                           Preferred Stock      Percent
                                      -------------------                       -----------------       of
  Name                           # of Shares      % of Class             # of Shares     % of Class     Vote
--------------------------------------------------------------------------------------------------------------

Jeffrey Robbins                   1,050,000           *                          0            n/a          *
Michele Ralston                 104,479,266        36.2%                   100,000            100%     68.7%
All officers and directors
as a group (two persons)        106,529,266        36.9%                   100,000            100%     69.1%
            ---
Langley Park Investments PLC (2) 47,500,000        16.5%                         0             n/a      8.1%



(1) The inclusion of any shares as deemed beneficially owned does not constitute an admission of beneficial ownership by the named stockholder.

(2) Langley Park Investment's address is 30 Farringdon Street, London EC4A 4HJ. Messrs. Alstair Rae and Harry Pearl exercise investment and voting rights over the shares held by Langley Park Investments, PLC.



Possible Changes of Control

         We are not aware of any arrangements that could result in a change in control of Directview in the future, except that:

     o We have pledged 250,000,000 shares of our common stock as additional collateral to secure the $1 million principal amount outstanding secured convertible debentures payable to Highgate House Funds, Ltd. Based upon the number of currently issued and outstanding shares of common stock, if we were to default in the payment of our obligations to Highgate under the debenture and the pledged shares were delivered to Highgate, Highgate would beneficially own approximately 46% of our issued and outstanding common stock, and approximately 30% of our outstanding voting securities.

    o We have pledged all of our assets to secure payment of our obligations to Highgate under the secured, convertible debentures. In the event we default in the payment of our obligations to Highgate under the debenture, Highgate could take control of our assets and sell or operate them in order to satisfy our obligations to them.

    o Highgate, Cornell Capital and their respective affiliates are subject to contractual limitations on their beneficial ownership of our common stock such that (a) Highgate cannot convert the secured convertible debenture or exercise the warrants issued to them in connection therewith, if conversion or exercise would result in beneficial ownership by Highgate or its affiliates of 5% or more of our outstanding common stock and (b) Cornell Capital cannot fund draw downs under the Standby Equity Distribution Agreement if funding would result in beneficial ownership by Cornell or its affiliates of 10% or more of our outstanding common stock. We believe that these provisions effectively prevent Highgate, Cornell or their respective affiliates from acquiring control over Directview. However, Highgate and Cornell have the right to waive the beneficial ownership limitations under these instruments on 61-days notice to us. If Highgate and Cornell were to waive the beneficial ownership limitations under the convertible, secured debenture and Standby Equity Distribution Agreement, the shares issuable to Highgate and/or Cornell could result in a change in control of Directview.

                            DESCRIPTION OF SECURITIES
General


         The following description of our capital stock and provisions of our Articles of Incorporation is a summary thereof and is qualified by reference to our Articles of Incorporation, as amended, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part. Our authorized capital consists of 2,500,000,000 shares of common stock, par value $.0001 per share, and 5,000,000 shares of preferred stock, par value $.0001 per share, of which 100,000 shares have been designated as Series 1 Preferred Stock. As of August 31, 2005, 288,560,090 shares of common stock and 100,000 shares of Series 1 Preferred Stock were issued and outstanding. For the purposes of issued and outstanding shares of our common stock we have excluded the 250,000,000 shares which have been issued and pledged as additional collateral for the outstanding $1,000,000 principal amount 7% secured convertible debentures described elsewhere in this prospectus. Until the occurrence of an event of default on the underlying obligation, these shares are not considered outstanding, do not carry voting rights, are not entitled to dividends and are not included for the purposes of earnings per share calculations.


Common Stock

         Holders of shares of common stock are entitled to share, on a ratable basis, such dividends as may be declared by the board of directors out of funds, legally available therefore. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided pro rata on a per share basis among the holders of our common stock.

         Each share of common stock entitles the holders thereof to one vote. Holders of common stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any directors. Our By-Laws require that only a majority of our issued and outstanding shares need be represented to constitute a quorum and to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights and is not redeemable by us.

Preferred Stock

         We are authorized to issue 5,000,000 shares of preferred stock having such designations, rights, preferences, powers and limitations as may be determined by the board of directors at the time of designation. As of the date of this prospectus we have designated 100,000 shares of this blank check preferred stock as Series 1 Preferred Stock with the following rights and preferences:

        o     each share has a liquidation preference of $.01 per share,
        o     the shares are not convertible into any other security,
        o each share entitles the holder to 3,000 votes at any meeting of our stockholders and such shares will vote together with our common stockholders,

        o     the shares are not subject to redemption, and

        o so long as the shares are outstanding we have agreed not to alter or change the rights of the security in a manner which would adversely affect the Series 1 Preferred Stock, create a new class of preferred stock having preference over the Series 1 Preferred Stock, or take any action which would result in the taxation of the holder under Section 305 of the Internal Revenue Code.

Common Stock Purchase Warrant

         As of the date of this prospectus, we have outstanding a common stock purchase warrant to purchase 4,000,000 shares of our common stock at an exercise price of $0.001 per share which was issued to Highgate House Funds, Ltd. in connection with the sale of the 7% secured convertible debentures. A description of this warrant is contained later in this prospectus under "Selling Security Holders."

Transfer Agent and Registrar

         The transfer agent and registrar for our common stock is Atlas Stock Transfer Corporation, 5899 South State Street, Salt Lake City, Utah 84107. Our transfer agent may be reached by telephone at 801-266-7151.

                            SELLING SECURITY HOLDERS

Background of the Transactions


         This prospectus covers the resale of 1,531,453,842 shares of our common stock issued or issuable in connection with the following transactions:



7% secured convertible debentures

         On April 1, 2005, we entered into a Securities Purchase Agreement with Highgate House Funds, Ltd., an accredited investor, for the issuance and sale of $1,000,000 of 7% secured convertible debentures in a private transaction exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) and Regulation D of that act. On April 1, 2005, we issued Highgate House Funds, Ltd. a $500,000 principal amount 7% secured convertible debenture due April 1, 2006, and in May 2005, we issued Highgate House Funds, Ltd. a second $500,000 principal amount 7% secured convertible debenture due May 31, 2006. Other than the different due dates, all other terms and conditions of the debentures are identical. At the time of signing the Securities Purchase Agreement, we also issued Highgate House Funds, Ltd. three-year common stock purchase warrants to purchase 4,000,000 shares of our common stock. The net proceeds from the sale of the debentures will be used by us for general corporate and working capital purposes.


         Interest is payable on the secured convertible debentures, at maturity or conversion, at the rate of 7% per year, compounded monthly. The 7% secured debentures mature one year from the issuance date at which time the outstanding principal and accrued interest are due. The secured convertible debentures are convertible at the option of holder into shares of our common stock at an initial conversion price of $0.024 per share, subject to the beneficial ownership limitations described below. The conversion price of the secured convertible debentures is subject to adjustment in the event we issue or sell shares of our common stock or securities exercisable or convertible into shares of our common stock at a price less than the then effective conversion price, with certain exceptions as described in the Securities Purchase Agreement, which includes any issuances of shares of our common stock under the Standby Equity Distribution Agreement The conversion price and number of shares issuable upon the conversion of the 7% secured convertible debentures are also subject to adjustment in the event of stock splits, stock dividends or recapitalizations.

         We have the right to redeem, with three business days' advance written notice, all or a portion of the outstanding secured convertible debentures at a redemption price of 120% of the amount redeemed, plus accrued interest. If we should default under the terms of the 7% secured convertible debentures, at the option of the holder the interest is payable in shares of our common stock valued at the closing bid price on the date the interest payment is due or made.

         In order to secure our obligations under the secured convertible debenture and related documents, we have granted the debenture holders a security interest in all of our assets and property, and we have pledged 250,000,000 shares of our common stock. A certificate representing the pledged shares together with a stock power has been deposited in escrow with a third party. If we should default under the Securities Purchase Agreement, 7% convertible secured debentures or the related transactional documents, Highgate House Funds, Ltd. is entitled to voting, dividend and other rights over these pledged shares, and may take possession of and sell the pledged shares to satisfy our obligations to the debenture holder. Upon the satisfaction or conversion of the secured convertible debentures, the pledged shares will be returned to us for cancellation and return to our treasury.

         The warrants we issued to Highgate House Funds, Ltd. entitle it to purchase 4,000,000 shares of our common stock at an exercise price of $0.001 per share. The exercise price of the warrants is subject to adjustment in the event we issue or sell shares of our common stock or securities exercisable or convertible into shares of our common stock at a price less than the then effective exercise price, except under certain circumstances as described in the warrant. The exercise price and number of shares issuable upon the exercise of the warrants are also subject to adjustment in the event of stock splits, stock dividends or recapitalizations.

         Under the terms of the Securities Purchase Agreement, secured convertible debentures and warrants, no conversion of the debentures or exercise of the warrants may occur if a conversion or exercise would result in Highgate House Funds, Ltd. and any of its affiliates beneficially owning more than 4.99% of our outstanding common shares following such conversion or exercise. Highgate House Funds, Ltd. may waive this provision upon 65 days prior notice to us and this provision will not apply to the warrants during the last 60 days of the term of the warrants.

         So long as the 7% secured convertible debentures are outstanding, without the debenture holder's consent we cannot:

     o issue or sell shares of our common or preferred stock, or any warrant option or right to acquire shares of our common stock, without consideration or for a per share consideration less than the bid price for our shares on the date of issuance,


   o     grant a security interest in any of our assets,



   o file a registration statement on Form S-8 except to register up to 20,000,000 shares of our common stock to be issued under a stock incentive plan to our non-executive employees, provided that such shares are not issued without consideration or for a consideration less than the closing bid price of our common stock on the day of issuance and that the registration statement is not filed prior to 90 days after the date of this prospectus,

   o enter into any transaction with officers, directors, 5% or greater stockholders or their affiliates except for customary employment arrangements, an investment in an affiliate of our company, a transaction which is upon terms we might receive in an arms-length transaction with a non-affiliates, or any transaction which is approved by our disinterested directors.

         We have agreed to file a registration statement with the Securities and Exchange Commission registering the shares of our common stock underlying the 7% secured convertible debentures and the warrants on or prior to May 31, 2005, and to use our best efforts to cause the registration statement to be declared effective by the SEC within 90 days from the date of filing. The filing of the registration statement of which this prospectus is a part prior to May 31, 2005 satisfied this obligation as to the filing of a registration statement. If we fail to meet either or both of these deadlines, or if the registration statement does not remain effective (except for certain specified periods) we are subject to the payment of liquidated damages equal to 2% of the liquidated value of the debentures, payable in cash or shares of our common stock at the option of the holder, for each 30 day period during which the deficiency is not cured.



         We paid Yorkville Advisors Management LLC, the investment advisor of Highgate House Funds, Ltd., a fee of $100,000, as well as an structuring fee of $10,000 and a due diligence fee of $2,500.

The Standby Equity Distribution Agreement

         On April 1, 2005 we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. Under the Standby Equity Distribution Agreement, we can require Cornell Capital Partners, L.P. to purchase up to $10,000,000 of our common stock over a two-year period following the date of this prospectus.

         The Standby Equity Distribution Agreement establishes what is sometimes termed an equity line of credit or an equity draw-down facility. The $10,000,000 facility may be drawn-down upon by us in installments, the maximum amount of each of which is limited to $250,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners, L.P. will pay 97% of the lowest volume weighted average price ("VWAP") of our shares during the five trading days following our draw-down notice to Cornell Capital Partners, L.P.. The VWAP that will be used in the calculation will be that reported by Bloomberg, LLC, a third-party reporting service. In general, the VWAP represents the sum of the value of all the sales of the our common stock for a given day (the total shares sold in each trade times the sales price per share of the common stock for that trade), divided by the total number of shares sold on that day.

         We are not obligated to draw down on the Standby Equity Distribution Agreement facility, but once we complete the registration of our common shares allocated to this facility and we satisfy normal conditions for this type of transaction, we have the right to require Cornell Capital Partners, L.P. to purchase our common shares under the Standby Equity Distribution Agreement.

         In connection with the Standby Equity Distribution Agreement, we issued to Cornell Capital Partners, L.P. 9,500,000 shares of our common stock, the resale of which is covered by this prospectus, and paid a due diligence fee of $2,500. We are also committed to pay to Cornell Capital Partners, L.P. an amount equal to 5% of each purchase of our common stock made by Cornell Capital Partners, L.P. under the Standby Equity Distribution Agreement. This additional fee has the effect of lower the purchase price paid by Cornell Capital Partners, L.P. for our stock. We also paid Yorkville Advisors Management, LLC, the investment manager for Cornell Capital Partners, L.P., a structuring fee of $10,000, and on each sale under the Standby Equity Distribution Agreement we will pay an additional structuring fee of $500.00.


         Newbridge Securities Corporation, a broker/dealer and member of the National Association of Securities Dealers, Inc., acted as exclusive placement agent for the Standby Equity Distribution Agreement, and we paid that firm a fee of 500,000 shares of our common stock as compensation, the resale of which is covered by this prospectus.

         During the term of the Standby Equity Distribution Agreement, our officers and directors have agreed not to sell any of their shares of our common stock, except to the extent permitted under Rule 144. The number of shares of our common stock issuable to Cornell Capital Partners, L.P. under the Standby Equity Distribution Agreement is subject to a 9.9% cap on the beneficial ownership that Cornell Capital Partners, L.P. and its affiliates may have at the time of each installment (beneficial ownership is to be calculated in accordance with Section 13(d) of the Exchange Act).

         During the two years in which we can access the Standby Equity Distribution Agreement, without Cornell Capital Partners, L.P.'s consent we cannot:

    o issue or sell shares of our common or preferred stock, or any warrant, option or right to acquire shares of our common stock, without consideration or for a per share consideration less than the bid price for our shares on the date of issuance, or

   o file a registration statement on Form S-8 except to register up to 20,000,000 shares of our common stock to be issued under a stock incentive plan to our non-executive employees, provided that such shares are not issued without consideration or for a consideration less than the closing bid price of our common stock on the day of issuance and that the registration statement is not filed prior to 90 days after the date of this prospectus.

         The Standby Equity Distribution Agreement Explained

         Under the terms of the Standby Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares under the Standby Equity Distribution Agreement is known as an advance. The amount of each advance is limited to a maximum draw down of $250,000 every seven trading days. A closing will be held one trading day after the end of each pricing period at which time we will deliver shares of common stock and Cornell Capital Partners, L.P. will pay the advance amount. There are no closing conditions for any of the draws other than the written notice and associated correspondence. We may request advances under the Standby Equity Distribution Agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $10,000,000 or 24 months after the effective date of the accompanying registration statement, whichever occurs first. The amount available under the Standby Equity Distribution Agreement is not dependent on the price or volume of our common stock. We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that intends to promptly sell any stock acquired by it under the Standby Equity Distribution Agreement.

         There are certain conditions to our right to request an advance. These conditions include:

    o    maintaining our authorization for quotation on the OTC Bulletin Board,

    o having an effective registration statement related to the stock to be issued,

    o there being no stop order or other action adversely affecting the registration statement,

    o no events shall have occurred that would require DirectView to file a post-effective amendment to the effective registration statement, and

    o the advance will not cause Cornell Capital Partners to beneficially own more than 9.9% of our outstanding common stock.

   Cornell Capital Partners is permitted to terminate the Standby Equity Distribution Agreement if:

    o there is a stop order or suspension of the effectiveness of this registration statement for 50 trading days, or

    o we fail to materially comply with certain covenants, which include the following:

    o if we fail to deliver instructions to the transfer agent to issue shares in connection with an advance notice,

    o if we fail to notify Cornell Capital Partners of events impacting the registration of the stock to be issued, including the issuance of a stop order, or

    o if we merge or consolidate DirectView with another company where the acquiring entity does not assume our obligations under the Standby Equity Distribution Agreement.



         We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in the accompanying registration statement at a price of $0.00679 per share based upon the recent trading price of our common stock^, we would issue 1,472,754,050 shares of common stock to Cornell Capital Partners, L.P. for gross proceeds of $10,000,000. These shares would represent approximately 84% of our outstanding common stock upon issuance. The number of shares of our common stock issuable to Cornell Capital Partners, L.P. under the Standby Equity Distribution Agreement is subject to a 9.9% cap on the beneficial ownership that Cornell Capital Partners, L.P. and its affiliates, which includes Highgate House Funds, Ltd., may have at the time of each installment.



Selling Security Holders

         The following table sets forth:

        o      the name of each selling security holder;

        o the number or shares of common stock beneficially owned by each selling security holder as of the date of this prospectus, giving effect to the exercise of the selling security holders' warrants;

        o the number of shares being offered by each selling security holder; and

        o the number of shares to be owned by each selling security holder following completion of this offering.

         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of options, warrants, promissory notes and any other security or other right. The information as to the number of shares of our common stock owned by each selling security holder is based upon our records and information provided by our transfer agent.

         We may amend or supplement this prospectus from time to time to update the disclosure set forth in the table. Because the selling security holders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling security holders upon termination of the offering made hereby. We have therefore assumed, for the purposes of the following table, that the selling security holders will sell all of the shares owned by them that are being offered hereby, but will not sell any other shares of our common stock that they presently own. We do not believe that any of the selling security holders are broker-dealers or affiliated with broker-dealers.

         The shares of common stock being offered have been registered to permit public sales and the selling security holders may offer all or part of the shares for resale from time to time. All expenses of the registration of the common stock on behalf of the selling security holder are being borne by us. We will receive none of the proceeds of this offering.


                                        Number           Percentage       Shares      Shares to      Percentage
Name of Selling                        of shares        owned before      to be      be owned        owned after
Security Holder                         owned            offering        offered   after offering      offering
---------------                          -----            --------       -------   --------------      --------
Cornell Capital Partners, L.P. (1)    9,500,000             3.30%    1,482,254,050      0                 n/a
Highgate House Funds, Ltd. (2)       14,399,149             4.99%       48,699,792      0                 n/a
Newbridge Securities Corporation (3)    500,000                *          500,0000      0                 n/a
                                                                      -------------
                                                                     1,531,453,842



*        represents less than 1%

 (1) The number of shares owned and offered hereby includes :


        o 1,472,754,050 shares of our common stock which represents the $10,000,000 shares of our common stock to be sold under the Standby Equity Distribution Agreement based upon a sales price of $0.015714 per share, and


        o 9,500,000 shares of common stock presently issued and outstanding.

The number of shares owned and offered excludes securities beneficially owned by Highgate House Funds, Ltd., an affiliate of Cornell Capital Partners, L.P., as described in footnote 2 of this table. The number of shares of our common stock issuable to Cornell Capital Partners, L.P. under the Standby Equity Distribution Agreement is subject to a 9.9% cap on the beneficial ownership that Cornell Capital Partners, L.P. and its affiliates, which includes Highgate House Funds, Ltd., may have at the time of each installment. All investment decisions of Cornell Capital Partners, L.P. are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.

(2) The number of shares owned and offered hereby includes:

        o 44,699,792 shares of our common stock issuable upon the conversion of $1,000,000 principal amount 7% secured convertible debenture at a conversion price of $0.24 per share together with interest on the debenture, and

        o 4,000,000 shares of our common stock issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.001 per share.

The number of shares owned and offered excludes securities owned by Cornell Capital Partner, L.P., an affiliate of Highgate House Funds, Ltd., or any shares of our common stock which may be sold to Cornell Capital Partners, L.P. under the Standby Equity Distribution Agreement as described in footnote 1 to this table. Highgate House Funds, Ltd. has contractually agreed that no conversion of the debentures or exercise of the warrants may occur if a conversion or exercise would result in Highgate House Funds, Ltd. and any of its affiliates, which includes Cornell Capital Partners, L.P., beneficially owning more than 4.99% of our outstanding common shares following such conversion or exercise. Highgate House Funds, Ltd. may waive this provision upon 65 days prior notice to us and this provision will not apply to the warrants during the last 60 days of the term of the warrants. All investment decisions of Highgate House Funds, Ltd. are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.

(3) The number of shares owned and offered includes 500,000 shares of our common stock issued to Newbridge Securities Corporation, an NASD member firm, as compensation for placement agent services in connection with the Standby Equity Distribution Agreement. Mr. Guy Amico is the control person of Newbridge Securities Corporation. Newbridge Securities Corporation received these shares in the ordinary course of business and at the time of the issuance of the shares to be resold, Newbridge Securities Corporation had no agreements or understandings, directly or indirectly, with any person to distribute these shares.


         To our knowledge none of these firms or individuals have any arrangement with any person to participate in the distribution of such securities. None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section. We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We will not pay selling commissions and expenses associated with any sale by the selling security holders.


                              PLAN OF DISTRIBUTION

         The shares offered hereby by the selling security holders may be sold from time to time by the selling security holders. As used in this prospectus, "selling security holders" includes donees, pledgees, transferees and other successors in interest selling shares received from a selling security holder after the date of this prospectus as a gift, pledge, partnership distribution or other non-sale transfer. Upon our being notified by a selling security holder that a donee, pledgee, transferee or other successor in interest intends to sell shares, a supplement to this prospectus will be filed. The selling security ^may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:



   o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

   o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

   o purchases by a broker-dealer as principal and resale by the broker-dealer for its account; o an exchange distribution in accordance with the rules of the applicable exchange; o privately negotiated transactions;

   o     settlement of short sales;

   o broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

   o     a combination of any such methods of sale; and

   o    any other method permitted pursuant to applicable law.

         The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

         Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         Broker-dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for us or a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter markets or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of such shares, commissions as described above. In the event that shares are resold to any broker-dealer, as principal, who is acting as an underwriter, we will file a post-effective amendment to the registration statement of which this prospectus forms a part, identifying the broker-dealer(s), providing required information relating to the plan of distribution and filing any agreement(s) with such broker-dealer(s) as an exhibit. The involvement of a broker-dealer as an underwriter in the offering will require prior clearance of the terms of underwriting compensation and arrangements from the Corporate Finance Department of the National Association of Securities Dealers, Inc.

         The selling security holders may, from time to time, pledge or grant a security interest in some or all of the shares or common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under a supplement to this prospectus under Rule 424 (b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors-in-interest as selling security holders under this prospectus.

         The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

         Cornell Capital Partners, L.P. and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are deemed "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Highgate House Funds, Ltd., Newbridge Securities Corporation and any other participating broker-dealers, or agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and the rules and regulations under such act, in connection with the sales.



We engaged Newbridge Securities Corporation, a registered broker-dealer, to act as exclusive placement agent in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received 500,000 shares of our common stock which were valued at $9,000 based upon the fair market value of the stock. We granted Newbridge Securities Corporation piggy-back registration rights covering those shares and the resale of those shares is covered by this prospectus. Under the terms of a Placement Agent Agreement, Newbridge Securities Corporation provided services consisting of reviewing the terms of the Standby Equity Distribution Agreement and advising us with respect to those terms. The Placement Agent Agreement will terminate upon the same terms as the Standby Equity Distribution Agreement. We agreed to indemnify Newbridge Securities Corporation against any and all claims arising out of or based upon any untrue statement of a material fact by us contained in the Placement Agent Agreement and/or any offering materials with respect to the Standby Equity Distribution Agreement.

            The selling security holders are subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, and its regulations, including Regulation M. The anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling security holders and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling security holders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling security holders are distributing shares covered by this prospectus. The selling security holders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.



Statutory Underwriter

         Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. For so long as Cornell Capital is an "underwriter," Cornell Capital may not sell shares by relying on Rule 144. Cornell Capital Partners will pay us 97% of the volume weighted average price of our common stock for the five days immediately following the advance date. We will pay Cornell Capital Partners a fee equal to 5% of the amount of gross amount of each draw-down under the Standby Equity Distribution Agreement. We also paid Yorkville Advisors Management, Inc., the investment manager for Cornell Capital Partners, a fee of $100,000, a structuring fee of $10,000 and a due diligence fee of $2,500 in connection with the Standby Equity Distribution Agreement. The 3% discount, the 5% fee to Cornell Capital Partners and the additional fees are underwriting compensation. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received 500,000 shares of our common stock.

         The number of shares of our common stock issuable to Cornell Capital Partners, L.P. under the Standby Equity Distribution Agreement is subject to a 9.9% cap on the beneficial ownership that Cornell Capital Partners, L.P. and its affiliates may have at the time of each installment. Because Cornell Capital Partners, Ltd. and Highgate House Fund, L.P. are affiliates, the amount of funds we can actually draw down under the Standby Equity Distribution Agreement is limited based upon how many shares of our common stock are beneficially owned by each of Cornell Capital Partner, L.P. and Highgate House Fund, Ltd. at the time of the draw request. In the event Cornell Capital Partners, L.P. and its affiliates hold more than 9.9% of our then-outstanding common stock, we will be unable to obtain a cash advance under the Standby Equity Distribution Agreement. A possibility exists that Cornell Capital Partners, L.P. and its affiliates may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to make an advance under the Standby Equity Distribution Agreement. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our products and services, we could be forced to curtail or cease our operations.

         Cornell Capital Partners, L.P. was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

                         SHARES ELIGIBLE FOR FUTURE SALE


         As of August 31, 2005, we had 288,560,090 shares of common stock issued and outstanding. Of the issued and outstanding shares, approximately 198,321,335 shares of our common stock are "restricted securities" the resale of 10,000,000 shares of which are covered by this prospectus. These shares may be resold by their holders as long as they are covered by a current registration statement or under an available exemption from registration.



         In general, Rule 144 permits a shareholder who has owned restricted shares for at least one year, to sell without registration, within a three-month period, up to one percent of our then outstanding common stock. We must be current in our reporting obligations in order for a shareholder to sell shares under Rule 144. In addition, shareholders other than our officers, directors or 5% or greater shareholders who have owned their shares for at least two years may sell them without volume limitation or the need for our reports to be current.

         We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of the shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could adversely affect market prices for the common stock and could damage our ability to raise capital through the sale of our equity securities.

                                  LEGAL MATTERS

         The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP, 2200 Corporate Boulevard, N.W., Suite 210, Boca Raton, Florida 33431. Members of Schneider Weinberger & Beilly LLP and their affiliates beneficially own an aggregate of 3,299,950 shares of our common stock.

                                     EXPERTS

         Our financial statements as of and for the years ended December 31, 2004 and 2003 included in this prospectus have been audited by Sherb & Co., LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         We have filed with the SEC the registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement, and these statements are qualified in their entirety by reference to the contract or document.


         The registration statement, including all exhibits, and other materials we file with the SEC, may be inspected without charge at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials may also be obtained from the SEC's Public Reference at 100 F Street, N.E., Room 1580, Washington D.C. 20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 202-551-8090.



         The registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. We do not currently file periodic reports with the SEC; however, following the effective date of the registration statement relating to this prospectus, we will become a reporting company and will file annual, quarterly and current reports, and other information with the SEC. Copies of all of our filings with the SEC may be viewed on the SEC's Internet web site at http://www.sec.gov. We maintain a website at www.directview.com. The information on our website does not form a part of this prospectus.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Shareholders
Directview, Inc.


         We have audited the accompanying consolidated balance sheet of Directview, Inc. and Subsidiaries as of December 31, 2004 and the related consolidated statements of operations, changes in shareholders' deficit and cash flows for the years ended December 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingy,we express no such opinion. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Directview, Inc. and Subsidiaries as of December 31, 2004 and the results of their operations and their cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the financial statements, the Company has a stockholder's deficit of $923,589 and a working capital deficiency of $947,038 at December 31, 2004, had net losses and cash used in operations of $1,179,978 and $262,567, respectively, in 2004. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 10. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                /s/Sherb & Co., LLP
                                                Certified Public Accountants
Boca Raton, Florida
March 22, 2005

                                DIRECTVIEW, INC. AND SUBSIDIARIES
                                    CONSOLIDATED BALANCE SHEET
                                        December 31, 2004



                                              ASSETS

CURRENT ASSETS:
    Cash                                                                                                        $ 7,045
    Marketable Securities, at market                                                                             46,602
    Accounts Receivable (Net of Allowance for Doubtful Accounts of $130,276)                                    229,004
    Other Current Assets                                                                                          1,470
                                                                                                     -------------------


        Total Current Assets                                                                                    284,121

PROPERTY AND EQUIPMENT - Net                                                                                      1,540
INTANGIBLES ASSET (Net of Accumulated Amortization of $8,534)                                                    22,187
OTHER ASSETS                                                                                                     10,301
                                                                                                     -------------------

        Total Assets                                                                                          $ 318,149
                                                                                                     ===================


                              LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
    Loans Payable                                                                                             $ 322,600
    Accounts Payable                                                                                            473,424
    Accrued Expenses                                                                                             66,220
    Deferred Revenue                                                                                             26,880
    Due to Shareholder                                                                                          342,035
                                                                                                     -------------------

        Total Current Liabilities                                                                             1,231,159

LONG-TERM LIABILITIES:
    Deferred Revenue                                                                                             10,579
                                                                                                     -------------------

        Total Liabilities                                                                                     1,241,738
                                                                                                     -------------------

STOCKHOLDERS' DEFICIT:
    Preferred Stock ($0.0001 Par Value; 4,900,000 Shares Authorized;  No
        Shares Issued and Outstanding)                                                                                -
    Series 1 Voting Preferred Stock ($.0001 Par Value; 100,000 shares authorized ;
        100,000 Shares Issued and Outstanding; Liquidation Preference $1,000)                                        10
    Common Stock ($0.0001 Par Value; 750,000,000 Shares Authorized;
        and 270,084,822 Shares Issued and Outstanding)                                                           27,009
    Additional Paid-in Capital                                                                                8,735,965
    Accumulated Deficit                                                                                      (8,150,375)
    Accumulated Other Comprehensive Loss                                                                     (1,282,950)
    Restricted Investment in Marketable Securities                                                             (178,139)
    Deferred Compensation                                                                                       (75,109)
                                                                                                     -------------------

        Total Stockholders' Deficit                                                                            (923,589)
                                                                                                     -------------------

        Total Liabilities and Stockholders' Deficit                                                           $ 318,149
                                                                                                     ===================



                   See accompanying notes to consolidated financial statements.
                                       F-2

                        DIRECTVIEW, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                     For the Years ended
                                                                       December 31,
                                                        -------------------------------------------
                                                               2004                   2003
                                                        --------------------   --------------------

NET SALES                                                         $ 733,435              $ 433,852

COST OF SALES                                                       341,146                129,388
                                                        --------------------   --------------------

GROSS PROFIT                                                        392,289                304,464
                                                        --------------------   --------------------

OPERATING EXPENSES:
    Depreciation and Amortization                                     8,738                  3,478
    Bad Debt Expense                                                126,832                120,000
    Professional Fees                                                66,239                663,122
    Rent                                                             45,449                 22,232

    Compensation                                                    282,201                106,686
    Stock-Based Compensation                                         83,125                106,875
    Stock-Based Consulting Expense                                  118,157              5,280,265

    Other Selling, General and Administrative                       310,295                194,151
                                                        --------------------   --------------------

        Total Operating Expenses                                  1,041,036              6,496,809
                                                        --------------------   --------------------

LOSS FROM OPERATIONS                                               (648,747)            (6,192,345)
                                                        --------------------   --------------------

OTHER INCOME (EXPENSES):
     Rental Income                                                        -                  2,700
     Settlement Income                                                    -                183,383
     Loss from Sale of Marketable Securities                       (520,406)                     -
     Interest Expense                                               (10,825)                (3,638)
                                                        --------------------   --------------------

        Total Other Income (Expenses)                              (531,231)               182,445
                                                        --------------------   --------------------

NET LOSS                                                         (1,179,978)            (6,009,900)

OTHER COMPREHENSIVE LOSS:
   Unrealized Loss on Marketable Securities                      (1,282,950)                     -
                                                        --------------------   --------------------

COMPREHENSIVE LOSS                                             $ (2,462,928)          $ (6,009,900)
                                                        ====================   ====================

NET LOSS PER COMMON
  SHARE - BASIC AND DILUTED                                         $ (0.01)               $ (0.06)
                                                        ====================   ====================

WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING                                                 235,222,520            105,490,685
                                                        ====================   ====================



          See accompanying notes to consolidated financial statements.

                        DIRECTVIEW, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S DEFICIT
                  For the Year Ended December 31, 2004 and 2003



                                                    Preferred Stock       Series 1 Voting        Preferred Common Stock
                                                   $0.0001 Par Value     $0.0001 Par Value          $0.0001 Par Value
                                                  ------------------    -------------------       ----------------------
                                                   Shares  Amount        Shares    Amount            Shares      Amount
                                                  -------- ---------    -------- ----------        ----------- ----------
Balance at December 31, 2002                       20,000     $ 2             -        $ -             159,521       $ 16

Issuance of Shares in Connection with Exchange          -       -             -          -         107,776,566     10,778

Conversion of Preferred Stock into Common Stock   (20,000)     (2)            -          -          28,000,000      2,800

Conversion of Debt into Common Stock                    -       -             -          -          12,000,000      1,200

Issuance of Common Stock for Services                   -       -             -          -          63,424,235      6,342

Net Loss for the Year Ended December 31, 2003           -       -             -          -                   -          -
                                                   ------- -------      ----------- --------        ----------- ----------

Balance at December 31, 2003                            -       -             -          -         211,360,322    21,136

Issuance of Series 1 Voting Preferred Stock             -       -       100,000         10                   -         -

Issuance of common stock for acquisition                -       -             -          -             500,000        50

Common stock issued for debt                            -       -             -          -             125,000        13

Issuance of Common Stock for Services                   -       -             -          -           6,599,500       660

Issuance of Common Stock for Marketable
Securities, net                                         -       -             -          -          47,500,000     4,750

Grant of stock options                                  -       -             -          -                   -         -

Exercise of stock options                               -       -             -          -           4,000,000        400

Comprehensive loss:
     Net loss for the year                              -       -             -          -                   -          -

     Unrealized loss on marketable securities           -       -             -          -                   -          -
                                                   ------- -------      ----------- --------        ----------- ----------

Balance at December 31, 2004                            -     $ -       100,000       $ 10          270,084,822  $ 27,009
                                                   ======= =======     ===========   ========       =========== ==========

          See accompanying notes to consolidated financial statements.
                                       F-4

                        DIRECTVIEW, INC. AND SUBSIDIARIES
      CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S DEFICIT Continued
                  For the Year Ended December 31, 2004 and 2003




                                                                                        Restricted   Accumulated
                                                                                      Investment in     Other        Total
                                               Additional     Accumulated   Deferred    Marketable  Comprehensive  Stockholders'
                                            Paid-in Capital     Deficit   Compensation   Securities      Loss         Deficit
                                               -----------  -----------    ----------  -----------  ------------  ----------------

Balance at December 31, 2002                       $ 82     $ (960,497)          $ -          $ -           $ -     $ (960,397)

Issuance of Shares in Connection with Exchange    (10,778)           -             -            -             -              -

Conversion of Preferred Stock into Common Stock    (2,798)           -             -            -             -              -

Conversion of Debt into Common Stock              118,800            -             -            -             -        120,000

Issuance of Common Stock for Services           6,018,960            -             -            -             -      6,025,302

Net Loss for the Year Ended December 31, 2003           -   (6,009,900)            -            -             -     (6,009,900)
                                               -----------  -----------    ----------  -----------  ------------  ----------------

Balance at December 31, 2003                    6,124,266   (6,970,397)            -            -             -       (824,995)

Issuance of Series 1 Voting Preferred Stock           990            -             -            -             -          1,000

Issuance of common stock for acquisition           24,950            -             -            -             -         25,000

Common stock issued for debt                        9,987            -             -            -             -         10,000

Issuance of Common Stock for Services             133,805            -             -            -             -        134,465

Issuance of Common Stock for Marketable
Securities, net                                 2,202,101            -             -   (1,199,375)            -      1,007,476

Grant of stock options                            180,266            -       (75,109)           -             -        105,157

Exercise of stock options                          59,600            -             -            -             -         60,000

Comprehensive loss:

     Net loss for the year                              -   (1,179,978)            -            -             -     (1,179,978)

     Unrealized loss on marketable securities           -            -             -    1,021,236    (1,282,950)      (261,714)
                                               -----------  -----------    ----------  -----------  ------------  ----------------

Balance at December 31, 2004                  $ 8,735,965   $(8,150,375)   $ (75,109)   $(178,139)  $(1,282,950)    $ (923,589)
                                            ===============  ===========  ============  =========== =============    ===========




          See accompanying notes to consolidated financial statements.
                                       F-5

                DIRECTVIEW, INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                  For the Years Ended December 31,
                                                                     -----------------------------
                                                                         2004           2003
                                                                     -------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Loss                                                         $ (1,179,978)   $ (6,009,900)
    Adjustments to Reconcile Net Loss to Net Cash Flows
        Used in Operating Activities:

           Depreciation and amortization                                    8,738           3,478
           Loss on disposal of property and equipment                           -           6,864
           Stock-based compensation                                       201,282       5,995,134
           Bad debt                                                       126,832         120,000
           Settlement Income                                                    -        (183,383)
           Loss from sale of marketable securities                        520,406               -

           (Increase) Decrease in:
             Accounts receivable                                         (236,131)        (73,508)
             Due from related party                                             -           8,510
             Other current assets                                          (1,470)              -
             Other assets                                                 (10,301)              -

           Increase (Decrease) in:
              Accounts payable                                            256,664         101,224
              Accrued expenses                                             13,932         (20,994)
              Deferred revenue                                            37,459               -
                                                                     -------------  --------------

Net Cash Flows Used in Operating Activities                              (262,567)        (52,575)
                                                                     -------------  --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                                      (670)         (1,101)
     Proceeds freom sale of marketable securities                         178,754               -
     Cash from acquisition                                                   391               -
                                                                     -------------  --------------

Net Cash Flows Provided by (Used in) Investing Activities                178,475           (1,101)
                                                                     -------------  --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from exercise of stock options                               60,000               -
     Decrease in bank overdraft                                                 -          (1,507)
     Proceeds from notes payable                                           47,500         147,100
     Payments on advances from shareholder                                (55,191)        (53,089)
                                                                     -------------  --------------

Net Cash Flows Provided by Financing Activities                           52,309          92,504
                                                                     -------------  --------------

Net Increase (Decrease) in Cash                                           (31,783)         38,828

Cash - Beginning of Year                                                  38,828               -
                                                                     -------------  --------------

Cash - End of Year                                                       $ 7,045        $ 38,828
                                                                     =============  ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the period for:
     Interest                                                                $ -           $ 526
                                                                     =============  ==============
     Income Taxes                                                            $ -             $ -
                                                                     =============  ==============

NON-CASH INVESTING AND FINANCING ACTIVITIES:

     Common stock issued for debt                                       $ 49,340             $ -
                                                                        =========            ===
     Exercise of common stock warrants for debt                              $ -       $ 120,000
                                                                     =============  ==============
     Common stock issued for marketable securities                   $ 2,206,851             $ -
                                                                     =============  ==============

Acquisition details:
     Fair value of assets acquired                                       $ 32,461             $ -
                                                                     =============  ==============
     Liabilities assumed                                                 $ 38,181             $ -
                                                                     =============  ==============
     Common stock issued for acquisitions                                $ 25,000             $ -
                                                                     =============  ==============
     Customer list                                                       $ 30,720             $ -
                                                                     =============  ==============


  See accompanying notes to consolidated financial statements.

                        DIRECTVIEW, INC.AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         -----------------------------------------------------------

Organization

Directview, Inc. ("the Company") was incorporated under the laws of the state of Massachusetts on June 12, 1989 with the name "Boston & Pacific Company Inc." with authorized common capital stock of 200,000 shares with par value of $1.00 and preferred stock of 100,000 shares with a par value of $2.45. There have been several changes in the authorized common and preferred stock and name changes. On July 7, 1993 the Company's authorized common shares was increased to 15,000,000 common shares with a par value of $.01 and 221,037 preferred shares with a par value of $1.00 and on July 30, 2002 the name was changed to "Boston Pacific Medical, Inc." The terms of the preferred shares included conversion rights of 60.5 shares of common for each share of preferred at any time after 90 days of the issuance of the preferred, at the option of the holder, which would amount to 1,210,000 additional common shares issued. There have been no preferred dividends declared. Additionally, on June 19, 2003, the Company converted all remaining outstanding preferred shares into 10,000,000 shares of the Company's restricted common stock.

On May 5, 2003, at the special meeting of shareholders of the Company, shareholders holding shares representing a majority of the votes authorized a change of domicile of the Company from the State of Massachusetts to the State of Nevada. In connection with the change of domicile, the shareholders also approved the following changes to the Nevada corporation formed for the purpose of changing the domicile: (i) a name change to DirectView, Inc.; (ii) an increase in the number of authorized shares of common stock from 15,000,000 to 300,000,000, with a change in the par value of the common stock to $.0001 per share; and (iii) an increase in the number of authorized shares of preferred stock from 221,037 to 5,000,000, with a change in the par value to $.0001. At the meeting, 9,376,000 common shares voted for the reverse split and 13,000,000 votes by the holder of the Series B Preferred Stock were cast for the reverse split. No shares voted against the proposed stock split and no shares abstained from voting.

In anticipation of the change of domicile, on April 11, 2003, the Company incorporated a Nevada corporation by the name of Boston Pacific Medical, Inc. as a wholly owned subsidiary of the Company (the "Nevada Company"). Also on April 11, 2003, the Company and the Nevada Company entered into a Plan and Agreement of Merger to effect the change of domicile. The agreement provides that on the effective date of the merger the Company would be merged into the Nevada Company as the surviving entity, with the name and capitalization changes authorized by the shareholders. Each share of post-reverse split common stock of the Company would be exchanged for one share of the common stock of the Nevada Company on the effective date of the merger. Each outstanding share of 8% Convertible Preferred Stock would be converted into one share of 8% Convertible Preferred Stock of the Nevada Company with the same rights and preferences as the same series of preferred stock of the Massachusetts company, except that rather than being convertible into 60.5 common shares, these preferred shares would be convertible into 500 common shares, and would have voting rights equal to the conversion rate of this series. Each outstanding share of Series B Preferred Stock would be converted into one share of Series B Preferred Stock of the Nevada Company with the same rights and preferences as the same series of preferred stock of the Massachusetts company.

On May 30, 2003, the Company consummated an Agreement and Plan of Merger (the "Merger Agreement") with DirectView, Inc. a Nevada corporation ("DirectView") formerly Boston Pacific Medical ("BPMI") and its wholly-owned subsidiary, BPMI Acquisition, a Florida corporation ("Merger Sub"). At the time of merger the Company's shareholder exchanged all of her issued shares for 107,776,566 shares of DirectView's restricted common stock. The Merger Agreement has been accounted for as a reverse acquisition under the purchase method for business combinations. Accordingly, the combination of the two companies is recorded as a recapitalization of DirectView, pursuant to which DirectView is treated as the continuing entity.

                        DIRECTVIEW, INC.AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
         -----------------------------------------------------------------------

The Company is a full-service provider of teleconferencing services to businesses and organizations. The Company's conferencing services enable its clients to cost-effectively conduct remote meetings by linking participants in geographically dispersed locations. The Company's primary focus is to provide high value-added conferencing services to organizations such as professional service firms, investment banks, high tech companies, law firms, investor relations firms, and other domestic and multinational companies.

Basis of presentation


The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The consolidated financial statements of the Company include the Company and wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated.



Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates in 2004 and 2003 include the allowance for doubtful accounts and the useful life of property, plant and equipment.

Fair value of financial instruments

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses, payroll taxes payable, and loans payable approximate their fair market value based on the short-term maturity of these instruments.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all cash and other demand deposits to be cash and cash equivalents. As of December 31, 2004, the Company had no cash equivalents.

Accounts receivable

Accounts receivable are reported at net realizable value. The Company has established an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, historical trends, and other information. Delinquent accounts are written-off when it is determined that the amounts are uncollectible. At December 31, 2004, the allowance for doubtful accounts was $130,276.

Property and equipment

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.
Depreciation is calculated on a straight-line basis over the estimated useful life of the assets.

                        DIRECTVIEW, INC.AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
         -----------------------------------------------------------------------


Intangibles and other long-lived assets

The Company reviews the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

Revenue recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

Revenue is recognized upon completion of conferencing services. The Company generally does not charge up-front fees and bills its customers based on usage.

Revenue for video equipment sales is recognized upon delivery and installation.

Revenue from periodic maintenance agreements is generally recognized ratably over the respective maintenance periods provided no significant obligations remain and collectibility of the related receivable is probable.

Marketable securities

At December 31, 2004, the Company holds 833,226 shares of a United Kingdom Corporation (the "Investee") pursuant to a stock-exchange agreement whereby the Company originally issued 47,500,000 of its shares of common stock in exchange for 1,218,225 shares of Investee's stock (net of 102,672 shares distributed to placement agent). At the time of issuance, the Company recorded the cost of the investment at the market value of the shares exchanged of $2,398,751. At December 31, 2004, the Company holds 660,449 shares of the Investee in an escrow account which may not be released without the Investee's permission until 2006. Until these shares are released from escrow, the Company accounts for the value attributable to such shares as restricted investment in marketable securities and is included in the stockholders' equity section of the balance sheet. The remaining Investee shares are stated at market value based on the most recently traded price of these securities at December 31, 2004 as a current asset. These Investee shares are classified as available for sale at December 31, 2004. Unrealized gains and losses, determined by the difference between historical purchase price and the market value at each balance sheet date, are recorded as a component of Accumulated Other Comprehensive loss in Shareholders' Deficit. Realized gains and losses are determined by the difference between historical purchase price and gross proceeds received when the marketable securities are sold.

The decrease in the carrying and the fair value of this investment of approximately $1,283,000 as of December 31, 2004 has been recorded as accumulated other comprehensive loss in stockholders' deficit.

                        DIRECTVIEW, INC.AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004



NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
         -----------------------------------------------------------------------

Stock-based compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS 148, "Accounting for Stock-Based Compensation -Transition and Disclosure", which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. The Company accounts for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.

Loss per common share

Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted income per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. As of December 31, 2004 and 2003, the Company did not have any common stock equivalents or potentially dilutive securities outstanding.

Advertising

Advertising costs are expensed when incurred. For the years ended December 31, 2004 and 2003, advertising expense amounted to $23,244 and $375, respectively.

Concentrations of credit risk and major customers

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions. Almost all of the Company's sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

Income taxes

Income taxes are accounted for under the asset and liability method of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes ("SFAS 109"). Under SFAS 109 deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                        DIRECTVIEW, INC.AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
         -----------------------------------------------------------------------

Recent accounting pronouncements

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's second quarter of fiscal 2006. The Company is in process of evaluating the impact of this pronouncement on its financial position.

In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Nonmonetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Company believes that the adoption of this standard will have no material impact on its financial statements.

In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments." The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFAS No. 115, "ACCOUNTING IN CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." EITF 03-01 also included accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however the disclosure requirements remain effective for annual reports ending after June 15, 2004. The Company believes that the adoption of this standard will have no material impact on its financial statements.

Shipping costs

Shipping costs are included in other selling, general and administrative expenses and amounted to $24,628 and $4,023 for the years ended December 31, 2004 and 2003, respectively.

Reclassifications

Certain prior periods' balances have been reclassified to conform to the current period's financial statement presentation. These reclassifications had no impact on previously reported results of operations or stockholders' equity.

NOTE  2 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2004:

                                            Useful Life
                                            ------------
          Computer Equipment                   3 Years           $      10,699
          Office Furniture and Equipment       5 Years                  84,467
                                                                     -----------
                                                                        95,166
          Accumulated Depreciation                                     (93,626)
                                                                    ------------
                                                                 $       1,540
                                                                    ============

Depreciation expense for 2004 and 2003 totaled $205 and $3,478, respectively

                        DIRECTVIEW, INC.AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004


NOTE 3 - ACQUISITION

On February 23, 2004, the Company entered into a Stock Purchase Agreement with Meeting Technologies, Inc. ("Meeting") and Meeting's shareholder. Meeting has principal offices in New York. Meeting Technologies, Inc. is a privately held provider of video conferencing equipment and related services. As a result of the acquisition, the Company issued 500,000 shares of its common stock with a fair market value of $25,000 in exchange for 100% of the capital stock of Meeting. The Company accounted for this acquisition using the purchase method of accounting. The purchase price exceeded the fair value of net assets acquired by $30,720. The excess has been applied to customer lists and will be amortized over 36 months. The results of operations of Meeting are included in the accompanying financial statements from February 23, 2004 (effective date of acquisition) to December 31, 2004.

The following unaudited pro forma consolidated results of operations have been prepared as if the acquisition of Meeting had occurred as of the following periods:

- - -----------------------------------------  ------------------  -------------
                                              Year Ended         Year Ended
                                            December 31, 2004  December 31, 2003
- - -----------------------------------------  ------------------  -------------

Net Revenues                                     $    792,606     $     848,185
Net Loss from continuing operations              $ (1,162,086)    $  (5,978,452)
Net Loss per Share from continuing operations    $       (.01)    $        (.06)


On the date of acquisition (February 23, 2004), a condensed balance sheet disclosing the amount assigned to each major asset and liability is a follows:

Total current assets              $ 32,071
                                  =========

Customer lists                    $ 30,721
                                  =========

Accounts payable                  $ 38,182
                                  =========




Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at the beginning of the periods presented and is not intended to be a projection of future results.

NOTE 4 - LOANS PAYABLE

As of December 31, 2004, the Company has loans with various entities and an individual. The loans bear interest at 3.50% per annum and are payable on December 31, 2005. During the period of any default under the terms of the notes, the interest rate on the entire outstanding debt shall be at the rate of 12% per annum. At December 31, 2004, loans payable to these entities or individual amounted to $229,600. As of December 31, 2004, accrued interest payable of the loans amounted to $10,868 and is included in accrued expenses on the accompanying balance sheet.

On December 13, 2004, the Company entered into a loan agreement with a third party for $88,000 (including accrued interest of $3,000 at an imputed interest rate of 14%). The loan was repaid on February 1, 2005, the due date, and was secured by substantially all of the assets of the Company.

In December 2004, the Company borrowed $7,500 from an individual. The loan is non-interest bearing, is payable on demand and is unsecured. At December 31, 2004, the Company owed this individual $5,000.

The scheduled maturities of loans payable are as follows:

                           2005         $    322,600
                                       =================

                        DIRECTVIEW, INC.AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004


NOTE 5 - LOAN PAYABLE - RELATED PARTY

As of December 31, 2004, the Company has outstanding loans payable due to the director of the Company of $342,035. This amount is non-interest bearing and is due upon demand.

NOTE 6 - INCOME TAXES

At December 31, 2004, the Company had net operating loss carry forwards of approximately $921,000 for federal and state income tax purposes available to offset future taxable income expiring on various dates through 2024. Usage of the net operating losses may be limited under Internal Revenue code section 382 due to the Company's change in ownership, which occurred in fiscal 2003. The Company's tax expense differs from the "expected" tax expense for the years ended December 31, 2004 and 2003 as follows:


                                           2004                    2003
                                       --------------      ----------------

Computed "expected" tax benefit          $ (400,852)        $   (2,043,366)
State income taxes benefit                  (58,949)              (300,495)
Non-deductible stock based compensation      78,110              2,338,102
Permanent differences                         1,170                (23,570)
Change in valuation allowance               380,521                 29,329
                                        --------------      ----------------
                                         $        -         $            -
                                        ==============      ================

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2004 are as follows:


Deferred tax assets:
Net operating loss carry forward         $  359,043           $     5,759
Allowance for doubtful accounts              50,807                23,570
                                        --------------      ----------------
Total gross deferred tax assets             409,850                29,329

Less valuation allowance                   (409,850)              (29,329)
                                        --------------      ----------------

Net deferred tax assets                  $       -            $        -
                                        ==============      ================

The valuation allowance at December 31, 2004 was $409,850. The increase during 2004 was $380,521.

In assessing the realizability of the deferred tax assets, management considers whether it is more likely than not that some portions or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income or changes in ownership or business during the periods in which the temporary differences become deductible. Due to the Company's continuing losses and recent change in ownership, it is more likely than not that the deferred tax assets will not be realized.

                        DIRECTVIEW, INC.AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

NOTE 7 - STOCKHOLDERS' EQUITY

Preferred Stock

On July 7, 1993 the Company's authorized preferred shares with a par value of $1.00. The terms of the preferred shares included conversion rights of 60.5 shares of common for each share of preferred at any time after 90 days of the issuance of the preferred, at the option of the holder, which would have amounted to 1,210,000 additional common shares issued. The voting rights of the preferred was 60.5 votes for each share of preferred. The liquidation rights of the preferred included a preference of $.01 per share plus any unpaid declared dividends after any senior rights. There has been no preferred dividends declared. The Company had the obligation to increase the authorized common stock, if necessary, to satisfy the terms of the preferred. On May 5, 2003, at the special meeting of shareholders of the Company, shareholders holding shares representing a majority of the votes authorized a change of domicile of the Company from the Commonwealth of Massachusetts to the State of Nevada. In connection with the change of domicile, the shareholders increased the number of authorized shares of preferred stock from 221,037 to 5,000,000, with a change in the par value to $.0001. In anticipation of the change of domicile, on April 11, 2003, the Company incorporated a Nevada corporation by the name of Boston Pacific Medical, Inc. as a wholly owned subsidiary of the Company (the "Nevada Company"). Also on April 11, 2003, the Company and the Nevada Company entered into a Plan and Agreement of Merger to effect the change of domicile. On the effective date of the merger. each outstanding share of 8% Convertible Preferred Stock was converted into one share of 8% Convertible Preferred Stock of the Nevada Company with the same rights and preferences as the same series of preferred stock of the Massachusetts company, except that rather than being convertible into 60.5 common shares, these preferred shares would be convertible into 500 common shares, and would have voting rights equal to the conversion rate of this series. Each outstanding share of Series B Preferred Stock would be converted into one share of Series B Preferred Stock of the Nevada Company with the same rights and preferences as the same series of preferred stock of the Massachusetts company. On June 19, 2003, the Company converted all 20,000 outstanding preferred shares into 10,000,000 shares of the Company's restricted common stock.

On April 11, 2003, the Board of Directors authorized the creation of a Series B Preferred stock, consisting of 10,000 shares of the authorized preferred stock of the Company. The new series is not convertible into common stock of the Company. The holders of the Series B Preferred Stock have 1,300 votes per share of the Preferred Stock and are entitled to vote on any and all matters brought to a vote of shareholders of Common Stock. In the event of any liquidation, dissolution or winding up of the Company, holders of shares of the Series B Preferred Stock are entitled to receive, out of legally available assets, a liquidation preference of $1.00 per share, plus an amount equal to any accrued and unpaid dividends to the payment date. Outstanding shares of Series B Preferred Stock are not subject to redemption by the Company. The designation, number of, voting powers, designations, preferences, limitations, restrictions and relative rights of the Series B Preferred Stock may be amended by a resolution of the Board of Directors. The Company issued 10,000 shares of the Series B Preferred Stock on April 11, 2003, to Capital Holdings, LLC for prior consulting services rendered to the Company. In connection with the reverse acquisition with Ralston, the Company issued 18,000,000 shares of its restricted common stock in exchange for all the outstanding shares of its Series B Preferred Stock.

On March 29, 2004, the Board of Directors authorized the designation and issuance of Series 1 Preferred stock, consisting of 100,000 shares of the authorized preferred stock of the Company. The new series is not convertible into common stock of the Company. The holders of the Series 1 Preferred Stock have the equivalent of 3,000 common share votes for each Series 1 Preferred Share. The Series 1 Preferred shareholder is entitled to vote on any and all matters brought to a vote of shareholders of Common Stock. In the event of any liquidation, dissolution or winding up of the Company, holders of shares of the Series 1 Preferred Stock are entitled to receive, out of legally available assets, a liquidation preference of $0.01 per share up to a mamimum of $1,000. Outstanding shares of Series 1 Preferred Stock are not subject to redemption by the Company. The designation, number of, voting powers, designations, preferences, limitations, restrictions and relative rights of the Series 1 Preferred Stock may be amended by a resolution of the Board of Directors with the approval of the Series 1 Preferred shareholder. The Company issued 100,000 shares of the Series 1 Preferred Stock on March 29, 2004 to Michelle Ralston, a director, for prior consulting services rendered to the Company.

                        DIRECTVIEW, INC.AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004


NOTE 7 - STOCKHOLDERS' EQUITY (continued)

Reverse Stock Split

On May 5, 2003, at a special meeting of shareholders of the Company, shareholders holding shares representing a majority of the votes authorized a reverse split of the outstanding common shares of the Company at the rate of one share for each 100 shares outstanding, provided that no shareholder would be reduced to fewer than 100 shares. At the meeting, 9,376,000 common shares voted for the reverse split and 13,000,000 votes by the holder of the Series B Preferred Stock were cast for the reverse split. No shares voted against the proposed stock split and no shares abstained from voting. The reverse split was declared effective on May 5, 2003. All share information and per share data has been restated to reflect the reverse ctock split.

Stock Compensation Plan

The Company established the 2004 Stock Compensation Plan (the "Plan") effective May 1, 2004, to provide the Company with flexibility and to conserve cash resources in compensating certain of technical, administrative and professional employees and consultants. The issuance of shares or options under the Plan is restricted to persons and firms who are closely-related to us and who provide services in connection with the development and production of the Company's products and services. The Plan authorizes us to issue up to 20,000,000 shares of the Company's common stock. Shares must be issued only for bona fide services. Shares or options are awarded under the Plan pursuant to individually negotiated compensation contracts or commitments as determined and/or approved by the Board of Directors or compensation committee. The eligible participants include directors, officers, employees and non-employee consultants and advisors. There is no limit as to the number of shares that may be awarded under the Plan to a single participant.

On May 28, 2004, the Company entered into a one-year consulting agreement and granted 4,000,000 stock options to a consultant for business development and marketing services. These options were granted with an exercise price of $.015 per share. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: dividend yield of -0- percent; expected volatility of 99 percent; risk-free interest rate of 4.50 percent and an expected holding period of one-half year. In connection with these options, the Company recorded deferred compensation of $180,266, which will be amortized into consulting expense over the term of the contract. As of December 31, 2004, the Company amortized $105,157 into consulting expense. A summary of the status of the Company's outstanding stock options as of December 31, 2004 and 2003 and changes during the year ending on that date is as follows:
                                                                 Weighted
                                                                  Average
                                                                  Exercise
                                                  Shares            Price
                                            ------------    --------------
      Outstanding at December 31, 2002                 -       $        -
      Granted                                          -                -
      Exercised                                        -                -
      Forfeited                                        -                -
                                            -------------    -------------
      Outstanding December 31, 2003                    -                -
      Granted                                  4,000,000            0.015
      Exercised                               (4,000,000)          (0.015)
      Forfeited                                        -                -
                                            -------------    --------------


      Outstanding at December 31, 2004.                -       $       -
                                           ==============     ==============

      Options exercisable at end of year               -       $       -
                                           ==============     ==============

      Weighted-average fair value of options
      granted during the year
                                               2004                2003
                                            --------------   -------------
                                              $    0.015         $    -

                        DIRECTVIEW, INC.AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004


NOTE 7 - STOCKHOLDERS' EQUITY (continued)

Common Stock

In connection with the reverse acquisition on May 30, 2003, the Company exchanged 107,776,566 of its restricted common stock for all the issued and outstanding shares of Ralston Communications, Inc.

On June 18, 2003, the Company converted $120,000 in notes payble into 12,000,000 shares of its restricted common stock at $0.01 per share.

On September 24, 2003, the Company issued 55,899,301 shares of common stock to consultants for marketing and business consulting services. The Company valued these shares at $0.095 per share, the fair market on the date of issuance, and recorded consulting expense of $5,310,433.

On September 24, 2003, the Company issued 1,125,000 to employees as a performance bonus and incentives. The Company valued these shares at $0.095 per share and recorded compensation expense of $106,875.

On September 24, 2003, the Company issued 6,399,934 to an attorney for services rendered. The Company valued these shares at $0.095 per share and recorded professional fees of $607,994.

In February 2004, the Company issued 500,000 shares of common stock in connection with the acquisition of Meeeting Technologies, Inc.

On April 20, 2004, the Company issued 125,000 shares of common stock to satify a subscription payable of $10,000.

On May 24, 2004, the Company issued 874,500 shares of common stock an employee, an officer and a consultant for services rendered. The Company valued these common shares at the fair market value on the dates of grant or $0.07 based on the quoted trading price and recorded compensation expense of $21,875 and reduced accounts payable by $39,340.

On June 18, 2004, in connection with the exercise of an option which was granted on May 28, 2004 as compensation under a consulting agreement, the Company issued 4,000,000 shares of common stock for proceeds of $60,000.

On July 30, 2004, the Company exchanged 47,500,000 shares of the Company's common stock at the average of the closing bid price per share of common stock during the ten (10) trading days immediatley prior to July 30, 2004 which was equal to $.0505 per share for an aggregate value of $2,398,751. (See Note 10.)

On August 5, 2004, the Company issued 100,000 shares of common stock to an employee for services rendered. The Company valued these common shares at the fair market value on the dates of grant or $0.045 based on the quoted trading price and recorded stock-based compensation expense of $4,500.

On August 23, 2004, the Company issued 500,000 shares of common stock to an officer/employee for services rendered in connection with an employment agreement. The Company valued these common shares at the fair market value on the dates of grant or $0.035 based on the quoted trading price and recorded stock-based compensation expense of $17,500.

During the three months ended December 31, 2004, the Company issued 5,125,000 shares of common stock to officers, employee for services rendered in connection with an employment agreement. The Company valued these common shares at the fair market value on the dates of grant or $0.01 based on the quoted trading price and recorded stock-based compensation expense of $51,250.

                        DIRECTVIEW, INC.AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004


NOTE 8 - OTHER RELATED PARTY TRANSACTIONS

In 2004 and 2003, the Company advanced $1,353 and $124,188 to a company related through common ownership, respectively. In 2004 and 2003, the Company could not determine the collectibility of these advances. Accordingly, the Company wrote off these advanced and recorded bad debt expense of $1,353, and $120,000 for the year ended December 31, 2004 and 2003, respectively.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office space in Boca Raton, Florida and in Terrell, Texas under operating leases that expire in February 2007. The Boca Raton, Florida office lease agreement has certain escalation clauses and renewal options. Future minimum rental payments required under this operating lease is as follows:

                   Period Ended December 31, 2005             $49,725
                   Period Ended December 31, 2006              46,725
                   Period Ended December 31, 2007               5,288

Rent expense for the years ended December 31, 2004 and 2003 was $45,449 and $22,232, respectively.

Employment agreements

In February 2004, the Company entered into an employment agreement with Michael Perry under which Mr. Perry was engaged to serve as the Chief Executive Officer of the Company for an initial term of two years, subject to automatic annual renewal terms (unless terminated by either party at least 60 days prior to the end of any annual renewal term). Mr. Perry will receive an annual base salary of $63,000, and, subject to his continued employment by the Company, 2,500,000 shares of common stock payable over the initial two-year term of the employment agreement. Mr. Perry is also entitled to a (a) commission equal to 50% of the Company's gross margins (as defined in the employment agreement) on sales sourced by Mr. Perry and a 4% override on all other sales, and (b) a bonus of from 3% on net revenues of $150,000 to 9% on net revenues of $300,000 or more.

NOTE 10 - MARKETABLE SECURITIES

On July 12, 2004, the Company entered into a stock purchase agreement with Langley Park Investments PLC, a corporation organized under the laws of England and Wales ("Langley"). On July 30, 2004, under the terms of the agreement, the Company sold Langley, 47,500,000 shares of the Company's common stock at the average of the closing bid price per share of common stock during the ten (10) trading days immediatley prior to July 30, 2004 which was equal to $.0505 per share for an aggregate value of $2,398,751. The total purchase price was paid by delivery to the Company of 1,320,898 Langley shares (Langely shares represents shares in Langley's investment fund to be traded on the London exchange) which was equal to the total purchase price divided by the conversion rate of British Pound Sterling to US dollar on the day preceding the closing. In connection with the stock purhcase agreement, the Company entered into an escrow agreement. The Company and Langley agreed that the Company's shares and the Langley shares will be deposited into escrow, including 50% of the Langley shares to be deposited into escrow as Downside Priced Protection (the "Langley escrow shares"). In connection with this stock purchase agreement, the Company paid a placement fee amounting to $191,900 which was paid by the delivery of 105,672 Langley shares (8% of total Langley shares received) to the Placement Agent.

                        DIRECTVIEW, INC.AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004



NOTE 10 - MARKETABLE SECURITIES (continued)

At December 31, 2004, the Company holds 833,226 shares of a United Kingdom Corporation (the "Investee") pursuant to a stock-exchange agreement of which 660,449 shares of the Investee are in an escrow account which may not be released without the Investee's permission until 2006. Until these shares are released from escrow, the Company accounts for the value attributable to such shares as restricted investment in marketable securities and is included in the stockholders' equity section of the balance sheet. The remaining Investee shares are stated at market value based on the most recently traded price of these securities at December 31, 2004 as a current asset. These investee shares are classified as available for sale at December 31, 2004. Unrealized gains and losses, determined by the difference between historical purchase price and the market value at each balance sheet date, are recorded as a component of Accumulated Other Comprehensive loss in Shareholders' Deficit. Realized gains and losses are determined by the difference between historical purchase price and gross proceeds received when the marketable securities are sold.

The decrease in the carrying and the fair value of this investment of approximately $1,283,000 as of December 31, 2004 has been recorded as accumulated other comprehensive loss in stockholders' deficit.

NOTE 11 - SETTLEMENT INCOME

The Company leased office space in Boca Raton, Florida under a five-year non-cancelable operating lease. In 2003, the Company defaulted on this lease. As of December 31, 2002, the Company has accrued all unpaid rents and additionally accrued $67,883 relating to what the Company has estimated as a settlement of its default on this lease. This amount has been included in rent expense for the year ended December 31, 2002. In December 31, 2003, the Company settled all claims with this lessor for $20,000 in cash and the forfeiture of a $3,500 security deposit. In connection with this settlement, the Company recorded settlement income of $183,383.

NOTE 12 - GOING CONCERN CONSIDERATIONS

As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit of $8,150,375, a stockholders' deficit of $923,589, a working capital deficit of $947,038 at December, 2004, net losses for the year ended December 31, 2004 of $1,179,978 and cash used in operations during the year ended December 31, 2004 of $262,567.

While the Company is attempting to increase sales, the growth has not been significant enough to support the Company's daily operations. Management intends to attempt to raise additional funds by way of a public or private offering. While the Company believes in the viability of its strategy to improve sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The Company's limited financial resources have prevented the Company from aggressively advertising its product to achieve consumer recognition. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan and generate increased revenues. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management believes that the actions presently being taken to further implement its business plan and generate additional revenues provide the opportunity for the Company to continue as a going concern.

                        DIRECTVIEW, INC.AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004


NOTE 13 - SUBSEQUENT EVENTS

In January 2005, the Company issued 3,975,000 shares of common stock to employees and consultants for services rendered. The Company valued these common shares at the fair market value on the dates of grant or $0.03 based on the quoted trading price and recorded compensation expense of $119,250.

In March 2005, the Company increased its authorized common shares to from 300,000,000 to 750,000,000.

                        DIRECTVIEW, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  June 30, 2005
                                   (Unaudited)

                                     ASSETS

CURRENT ASSETS:
    Cash                                                                                                    $ 279,344
    Marketable Securities, at market                                                                           12,946
    Accounts Receivable (Net of Allowance for Doubtful Accounts of $87,000)                                    69,606
    Other Current Assets                                                                                        5,674
                                                                                                    ------------------

        Total Current Assets                                                                                  367,570

PROPERTY AND EQUIPMENT - Net                                                                                    2,331
DEFERRED OFFERING COSTS                                                                                       180,000
INTANGIBLES ASSET (Net of Accumulated Amortization of $13,654)                                                 17,067
OTHER ASSETS                                                                                                   10,301
                                                                                                    ------------------

        Total Assets                                                                                        $ 577,269
                                                                                                    ==================


                             LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
    Loans Payable                                                                                           $ 229,600
    Convertible Debentures Payable, net                                                                       841,786
    Accounts Payable                                                                                          457,300
    Accrued Expenses                                                                                           47,060
    Deferred Revenue                                                                                           23,569
    Due to Shareholder                                                                                        304,924
                                                                                                    ------------------

        Total Current Liabilities                                                                           1,904,239

LONG-TERM LIABILITIES:
    Deferred Revenue                                                                                           10,990
                                                                                                    ------------------

        Total Liabilities                                                                                   1,915,229
                                                                                                    ------------------

STOCKHOLDERS' DEFICIT:
    Preferred Stock ($0.0001 Par Value; 4,900,000 Shares Authorized;  No
        Shares Issued and Outstanding)                                                                              -
    Series 1 Voting Preferred Stock ($.0001 Par Value; 100,000 shares authorized ;
        100,000 Shares Issued and Outstanding; Liquidation Preference $1,000)                                      10
    Common Stock ($0.0001 Par Value; 2,500,000,000 Shares Authorized;
        288,560,090 Shares Issued and Outstanding)                                                             28,856
    Additional Paid-in Capital                                                                              9,246,709
    Accumulated Deficit                                                                                    (9,318,550)
    Accumulated Other Comprehensive Loss                                                                   (1,151,948)
    Restricted Investment in Marketable Securities                                                           (143,037)
                                                                                                    ------------------

        Total Stockholders' Deficit                                                                        (1,337,960)
                                                                                                    ------------------

        Total Liabilities and Stockholders' Deficit                                                         $ 577,269
                                                                                                    ==================

     See accompanying notes to unaudited consolidated financial statements.
                                       F-19

                        DIRECTVIEW, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS




                                                       For the Three Months Ended                 For the Six Months Ended
                                                             June 30,                                     June 30,
                                                  --------------------------------------------------------------------------------
                                                             2005               2004                 2005                 2004
                                                  ------------------------- ----------------- -----------------   ------------------
                                                           (Unaudited)        (Unaudited)        (Unaudited)         (Unaudited)

NET SALES                                                   $ 95,222          $ 247,787            $ 322,931            $ 392,189

COST OF SALES                                                 92,651             71,828              263,062              112,592
                                                  ------------------------- ----------------- -----------------   ------------------

GROSS PROFIT                                                   2,571            175,959               59,869              279,597
                                                  ------------------------- ----------------- -----------------   ------------------

OPERATING EXPENSES:
    Depreciation and Amortization                              2,699              2,620                5,329                3,512
    Professional Fees                                         26,988             22,680               52,876               29,700
    Rent                                                      20,104             13,333               38,158               15,440
    Compensation                                             199,274             43,630              305,670               89,791
    Stock-Based Compensation                                       -                  -              110,900                    -
    Stock-Based Consulting                                    30,042             36,897              221,959               36,897
    Other Selling, General and Administrative                200,006             77,883              295,444              160,023
                                                  ------------------------- ----------------- -----------------   ------------------

        Total Operating Expenses                             479,113            197,043            1,030,336              335,363
                                                  ------------------------- ----------------- -----------------   ------------------

LOSS FROM OPERATIONS                                        (476,542)           (21,084)            (970,467)             (55,766)
                                                  ------------------------- ----------------- -----------------   ------------------

OTHER INCOME (EXPENSES):
     Other income                                                  -                  -               18,863                    -
     Loss from Sale of Marketable Securities                       -                  -             (167,926)                   -
     Interest  Income                                            276                  -                  276                    -
     Interest Expense                                        (44,042)            (1,929)             (48,921)              (3,705)
                                                  ------------------------- ----------------- -----------------   ------------------

        Total Other Income (Expenses)                        (43,766)            (1,929)            (197,708)              (3,705)
                                                  ------------------------- ----------------- -----------------   ------------------

NET LOSS                                                    (520,308)           (23,013)          (1,168,175)             (59,471)

OTHER COMPREHENSIVE GAIN:
   Unrealized Gain on Marketable Securities                   (3,815)                 -              166,104                    -
                                                  ------------------------- ----------------- -----------------   ------------------

COMPREHENSIVE LOSS                                        $ (524,123)         $ (23,013)        $ (1,002,071)           $ (59,471)
                                                  ========================= ================== ================== ==================

NET LOSS PER COMMON
  SHARE - Basic and Diluted                                  $ (0.00)           $ (0.00)             $ (0.00)             $ (0.00)
                                                  ========================= ================== ================== ==================

WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING - Basic and Diluted                      288,474,376        212,840,888          281,564,388          212,202,253
                                                  ========================= ================== ================== ==================



     See accompanying notes to unaudited consolidated financial statements.
                                       F-20

                        DIRECTVIEW, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                       For the Six Months Ended
                                                                             June 30,
                                                                   -----------------------------
                                                                         2005           2004
                                                                     -------------  --------------
                                                                     (Unaudited)     (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Loss                                                         $ (1,168,175)      $ (59,471)
    Adjustments to Reconcile Net Loss to Net Cash Flows
        Used in Operating Activities:
           Depreciation and amortization                                    5,329           3,512
           Stock-based compensation                                       332,859          36,897
           Other income                                                   (18,863)              -
           Amortization of discount on loan payables                       41,627               -
           Loss from sale of marketable securities                        167,926               -

           (Increase) Decrease in:
             Accounts receivable                                          159,398        (210,788)
             Other current assets                                          (4,204)              -
             Other assets                                                       -          (8,801)

           Increase (Decrease) in:
              Accounts payable                                              2,739         145,259
              Accrued expenses                                            (19,160)         (4,724)
              Deferred revenue                                             (2,900)              -
                                                                     -------------  --------------

Net Cash Flows Used in Operating Activities                              (503,424)        (98,116)
                                                                     -------------  --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                                    (1,000)           (670)
     Proceeds from sale of marketable securities                           31,834               -
     Cash from acquisition                                                      -             391
                                                                     -------------  --------------

Net Cash Flows Provided by (Used in) Investing Activities                  30,834            (279)
                                                                     -------------  --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from exercise of stock options                                    -          60,000
     Proceeds from loans payable                                          875,000          45,000
     Payments on loans payable                                            (93,000)              -
     Payments on advances from shareholder                                (37,111)        (17,681)
                                                                     -------------  --------------

Net Cash Flows Provided by Financing Activities                           744,889          87,319
                                                                     -------------  --------------

Net Increase (Decrease) in Cash                                           272,299         (11,076)

Cash - Beginning of Period                                                  7,045          38,828
                                                                     -------------  --------------
Cash - End of Period                                                    $ 279,344        $ 27,752
                                                                     =============  ==============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the period for:
     Interest                                                             $ 3,233        $     -
                                                                     =============  ==============
     Income Taxes                                                         $     -        $      -
                                                                     =============  ==============

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Common stock issued for debt                                             $      -        $ 39,340
                                                                     =============  ==============

Common stock issued for deferred debt issuance costs                    $ 180,000        $     -
                                                                     =============  ==============

Grant of stock warrants in connection with loan payable                  $ 74,831        $     -
                                                                     =============  ==============

Acquisition details:
     Fair value of assets acquired                                       $      -        $ 32,461
                                                                     =============  ==============
       Liabilities assumed                                               $      -        $ 38,181
                                                                     =============  ==============
       Common stock issued for acquisitions                              $      -        $ 25,000
                                                                     =============  ==============
       Customer list                                                     $      -        $ 30,720
                                                                     =============  ==============



     See accompanying notes to unaudited consolidated financial statements.

                        DIRECTVIEW, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005


NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         --------------------------------------------------------------------

Basis of presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. These consolidated financial statements should be read in conjunction with the financial statements for the year ended December 31, 2004 and notes thereto contained in the Report on Form 10-KSB of DirectView, Inc. ("our Company" or the "Company") as filed with the Securities and Exchange Commission (the "Commission"). The results of operations for the six months ended June 30, 2005 are not necessarily indicative of the results for the full fiscal year ending December 31, 2005.

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The consolidated financial statements of the Company include the Company and its subsidiaries. All material intercompany balances and transactions have been eliminated.

Organization

The Company is a full-service provider of teleconferencing products and services to businesses and organizations. The Company's conferencing services enable its clients to cost-effectively conduct remote meetings by linking participants in geographically dispersed locations. DirectView's primary focus is to provide high value-added conferencing products and services to organizations such as professional service firms, investment banks, high tech companies, law firms, investor relations firms, and other domestic and multinational companies.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates in 2005 and 2004 include the allowance for doubtful accounts and the useful life of property, plant and equipment.

Revenue recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

Revenue is recognized upon completion of conferencing services. The Company generally does not charge up-front fees and bills its customers based on usage.

Revenue for video equipment sales is recognized upon delivery and installation.

Revenue from periodic maintenance agreements is generally recognized ratably over the respective maintenance periods provided no significant obligations remain and collectibility of the related receivable is probable.

                        DIRECTVIEW, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005



NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)


Marketable equity securities

At June 30, 2005, the Company holds 723,226 shares of a United Kingdom Corporation (the "Investee") pursuant to a stock-exchange agreement whereby the Company originally issued 47,500,000 of its shares of common stock in exchange for 1,218,225 shares of Investee's stock (net of 105,672 shares paid to the placement agent as a fee). At the time of issuance, the Company recorded the cost of the investment at the market value of the shares exchanged of $2,398,751. At June 30, 2005, the Company holds 660,449 shares of the Investee in an escrow account which may not be released without the Investee's permission until 2006. Until these shares are released from escrow, the Company accounts for the value attributable to such shares as restricted investment in marketable securities and is included in the stockholders' equity section of the balance sheet. The remaining Investee shares (59,777 shares) are stated at market value based on the most recently traded price of these securities at June 30, 2005 as a current asset. These Investee shares are classified as available for sale at June 30, 2005. Accumulated unrealized gains and losses, determined by the difference between historical purchase price and the market value at each balance sheet date, are recorded as a component of Accumulated Other Comprehensive loss in Shareholders' Deficit. Realized gains and losses are determined by the difference between historical purchase price and gross proceeds received when the marketable securities are sold.

The decrease in the carrying and the fair value of this investment of $1,151,948 as of June 30, 2005 has been recorded as accumulated other comprehensive loss in stockholders' deficit.

Stock-based compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS 148, "Accounting for Stock-Based Compensation -Transition and Disclosure", which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. The Company accounts for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.

Loss per common share

Basic income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted income per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At June 30, 2005, there were warrants to purchase 4,000,000 shares of common stock, which could potentially dilute future earnings per share.

                        DIRECTVIEW, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005


NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)


Recent accounting pronouncements

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective for the first fiscal year beginning after December 15, 2005. The Company is in process of evaluating the impact of this pronouncement on its financial position.

In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Non-monetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. The Company believes that the adoption of this standard will have no material impact on its financial statements.

In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments." The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFAS No. 115, "Accounting in Certain Investments in Debt and Equity Securities." EITF 03-01 also included accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however the disclosure requirements remain effective for annual reports ending after June 15, 2004. The Company believes that the adoption of this standard will have no material impact on its financial statements.

NOTE 2 - LOANS PAYABLE

As of June 30, 2005, the Company has loans with various entities and an individual. The loans bear interest at 3.50% per annum and are payable on December 31, 2005. During the period of any default under the terms of the notes, the interest rate on the entire outstanding debt shall be at the rate of 12% per annum. At June 30, 2005, loans payable to these entities or individual amounted to $229,600. As of June 30, 2005, accrued interest payable on the loans amounted to $14,853 and is included in accrued expenses on the accompanying balance sheet.

On December 13, 2004, the Company entered into a loan agreement with a third party for $88,000 (including accrued interest of $3,000 at an imputed interest rate of 14%). The loan was repaid on February 1, 2005, the due date. On February 1, 2005, the Company borrowed an additional $85,000 from this third party under a new loan agreement with the same terms (plus accrued interest of $3,000 at an imputed interest rate of 14%). The loan was repaid on April 1, 2005, the due date, and was secured by substantially all of the assets of the Company.

In December 2004, the Company borrowed $7,500 from an individual. The loan was repaid during the six months ended June 30, 2005.

The scheduled maturities of loans payable are as follows:

                           2005         $       229,600
                                          ==============

                        DIRECTVIEW, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005


NOTE 3 - CONVERTIBLE DEBENTURES PAYABLE

On April 1, 2005, the Company entered into a Securities Purchase Agreement with Highgate House Funds, Ltd., an accredited investor, for the issuance and sale of $1,000,000 of 7% secured convertible debentures in a private transaction exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) and Regulation D of that act. On April 1, 2005, the Company issued Highgate House Funds, Ltd. a $500,000 principal amount 7% secured convertible debenture due April 1, 2006, and in May 2005, the Company issued Highgate House Funds, Ltd. a second $500,000 principal amount 7% secured convertible debenture due May 31, 2006. Other than the different due dates, all other terms and conditions of the debentures are identical. At the time of signing the Securities Purchase Agreement, the Company also issued Highgate House Funds, Ltd. three-year common stock purchase warrants to purchase 4,000,000 shares of the Company's common stock. The net proceeds from the sale of the debentures will be used by the Company for general corporate and working capital purposes.

Interest is payable on the secured convertible debentures, at maturity or conversion, at the rate of 7% per year, compounded monthly. The 7% secured debentures mature one year from the issuance date at which time the outstanding principal and accrued interest are due. The secured convertible debentures are convertible at the option of holder into shares of the Company's common stock at an initial conversion price of $0.024 per share. The conversion price of the secured convertible debentures is subject to adjustment in the event the Company issues or sells shares of its common stock or securities exercisable or convertible into shares of its common stock at a price less than the then effective conversion price, other than in certain circumstances as described in the Securities Purchase Agreement. The conversion price and number of shares issuable upon the conversion of the 7% secured convertible debentures are also subject to adjustment in the event of stock splits, stock dividends or recapitalizations. Since the conversion price was greater than the fair market value of the Company's common stock on the date of the respective debenture, no beneficial conversion expense was recognized.

The Company has the right to redeem, with three business days advance written notice, all or a portion of the outstanding secured convertible debentures at a redemption price of 120% of the amount redeemed, plus accrued interest. If the Company should default under the terms of the 7% secured convertible debentures, at the option of the holder the interest is payable in shares of our common stock valued at the closing bid price on the date the interest payment is due or made.

In order to secure its obligations under the secured convertible debenture and related documents, the Company has granted the debenture holders a security interest in all of its assets and property, and the Company has pledged 250,000,000 shares of its common stock. A certificate representing the pledged shares together with a stock power has been deposited in escrow with a third party. If the Company should default under the Securities Purchase Agreement, 7% convertible secured debentures or the related transactional documents, Highgate House Funds, Ltd. is entitled to voting, dividend and other rights over these pledged shares, and may take possession of and sell the pledged shares to satisfy our obligations to the debenture holder. A foreclosure by Highgate House Funds, Ltd. of the pledged shares could result in a change of control of the Company. Upon the satisfaction or conversion of the secured convertible debentures, the pledged shares will be returned to the Company for cancellation and return to its treasury.

                        DIRECTVIEW, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005


NOTE 3 - CONVERTIBLE DEBENTURES PAYABLE (continued)

The warrants the Company granted to Highgate House Funds, Ltd. entitle it to purchase 4,000,000 shares of the Company's common stock at an exercise price of $0.001 per share. The exercise price of the warrants is subject to adjustment in the event the Company issues or sells shares of its common stock or securities exercisable or convertible into shares of its common stock at a price less than the then effective exercise price, except under certain circumstances as described in the warrant. The exercise price and number of shares issuable upon the exercise of the warrants are also subject to adjustment in the event of stock splits, stock dividends or recapitalizations. These warrants were treated as a discount on the convertible debenture and on April 1, 2005 were valued at $74,841 under SFAS No.123 using the Black-Scholes option-pricing model to be amortized over the debenture term. Additionally, the Company paid Yorkville Advisors Management LLC, the investment advisor of Highgate House Funds, Ltd., a fee of $100,000, as well as an structuring fee of $10,000 and a due diligence fee and other fees of $15,000. These fees were treated as a discount on the convertible debenture and beginning on April 1, 2005 are being amortized over the debenture term. Amortization expense for the six months ended June 30, 2005 was $41,627 and is included in interest expense.


Under the terms of the Securities Purchase Agreement, secured convertible debentures and warrants, no conversion of the debentures or exercise of the warrants may occur if a conversion or exercise would result in Highgate House Funds, Ltd. and any of its affiliates beneficially owning more than 4.99% of the Company's outstanding common shares following such conversion or exercise. Highgate House Funds, Ltd. may waive this provision upon 65 days prior notice to the Company and this provision will not apply to the warrants during the last 60 days of the term of the warrants.

So long as the 7% secured convertible debentures are outstanding, without the debenture holder's consent, the Company cannot:

   * issue or sell shares of our common or preferred stock, or any warrant option or right to acquire shares of our common stock, without consideration or for a per share consideration less than the bid price for our shares on the date of issuance,

    * file a registration statement on Form S-8 except to register up to 20,000,000 shares of our common stock to be issued under a stock incentive plan to our non-executive employees, provided that such shares are not issued without consideration or for a consideration less than the closing bid price of our common stock on the day of issuance and that the registration statement is not filed prior to 90 days after the date of the prospectus contained in the Company's registration statement which is presently pending with the Securities and Exchange Commission.,

   * enter into any transaction with officers, directors, 5% or greater stockholders or their affiliates except for customary employment arrangements, an investment in an affiliate of our company, a transaction which is upon terms we might receive in an arms-length transaction with a non-affiliates, or any transaction which is approved by our disinterested directors.

The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the shares of its common stock underlying the 7% secured convertible debentures and the warrants on or prior to May 31, 2005, and to use its best efforts to cause the registration statement to be declared effective by the SEC within 90 days from the date of filing. The filing of the registration statement prior to May 31, 2005 satisfied this obligation as to the filing of a registration statement. If the Company fails to meet either or both of these deadlines, or if the registration statement does not remain effective (except for certain specified periods), the Company is subject to the payment of liquidated damages equal to 2% of the liquidated value of the debentures, payable in cash or shares of our common stock at the option of the holder, for each 30 day period during which the deficiency is not cured.

                        DIRECTVIEW, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

NOTE 3 - CONVERTIBLE DEBENTURES PAYABLE (continued)

The convertible debenture liability is as follows at June 30, 2005:


Convertible debentures payable                                $     1,000,000
Less: unamortized discount on debentures                             (158,214)
                                                              ---------------

Convertible debentures, net                                   $       841,786
                                                              ===============

NOTE 4 - STANDBY EQUITY DISTRIBUTION AGREEMENT

On April 1, 2005, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. Under the Standby Equity Distribution Agreement ("SEDA"), the Company can require Cornell Capital Partners, L.P., an affiliate of Highgate House Funds, Ltd. (see Note 3), to purchase up to $10,000,000 of its common stock over a two-year period following May 31, 2005. The SEDA establishes what is sometimes termed an equity line of credit or an equity draw-down facility. The $10,000,000 facility may be drawn-down upon by the Company in installments, the maximum amount of each of which is limited to $250,000. For each share of common stock purchased under the SEDA, Cornell Capital Partners, L.P. will pay 97% of the lowest volume weighted average price ("VWAP") of the Company's shares during the five trading days following the Company's draw-down notice to Cornell Capital Partners, L.P. The VWAP that will be used in the calculation will be that reported by Bloomberg, LLC, a third-party reporting service. In general, the VWAP represents the sum of the value of all the sales of the Company's common stock for a given day (the total shares sold in each trade times the sales price per share of the common stock for that trade), divided by the total number of shares sold on that day.

The Company is not obligated to draw down on the SEDA facility, but subsequent to the registration of the Company's common stock to be issued under the SEDA, and upon the satisfaction by the Company of normal conditions for this type of transaction, the Company has the right to require Cornell Capital Partners, L.P. to purchase its common shares under the SEDA, subject to the beneficial ownership limitations described elsewhere in this note. The registration statement for the shares issuable under the SEDA remains pending with the SEC. The Company cannot predict when, if ever, that such registration statement will be declared effective.

In connection with the SEDA, the Company issued to Cornell Capital Partners, L.P. 9,500,000 shares of its common stock and paid a due diligence fee of $2,500. The Company is also committed to pay to Cornell Capital Partners, L.P. an amount equal to 5% of each purchase of its common stock made by Cornell Capital Partners, L.P. under the SEDA. This additional fee has the effect of a lower purchase price paid by Cornell Capital Partners, L.P. for the Company's stock. The Company also paid Yorkville Advisors Management, LLC, the investment manager for Cornell Capital Partners, L.P., a structuring fee of $10,000, and on each sale under the SEDA, the Company will pay an additional structuring fee of $500. Newbridge Securities Corporation acted as placement agent for the SEDA, and the Company paid that firm a fee of 500,000 shares of its common stock as compensation. The Company valued the common shares issued to Cornell and Newbridge at the fair market value on the dates of grant or $0.018 per share or $180,000 based on the quoted trading price for the stock. The commitment fee was deemed to be a deferred debt offering cost and is being amortized as a financing expense over the effective period of 24 months. As of June 30, 2005, the Company's registration was not yet declared effective and the Company did not begin amortizing the commitment fee.

During the term of the SEDA, the Company's officers and directors have agreed not to sell any of their shares of the Company's common stock, except to the extent permitted under Rule 144. The number of shares of the Company's common stock issuable to Cornell Capital Partners, L.P. under the Standby Equity Distribution Agreement is subject to a 9.9% cap on the beneficial ownership that Cornell Capital Partners, L.P. and its affiliates may have at the time of each installment (beneficial ownership is to be calculated in accordance with Section 13(d) of the Exchange Act). The shares owned by Highgate House Funds, Ltd., which is an affiliate of Cornell Capital Partners, L.P., will be included in the calculation of this 9.9% beneficial ownership limitation.

                        DIRECTVIEW, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005


NOTE 4 - STANDBY EQUITY DISTRIBUTION AGREEMENT (continued)

During the two years in which the Company can access the SEDA, without Cornell Capital Partners, L.P.'s consent , the Company cannot:

    o issue or sell shares of its common or preferred stock, or any warrant option or right to acquire shares of its common stock, without consideration or for a per share consideration less than the bid price for our shares on the date of issuance, or
    o file a registration statement on Form S-8 except to register up to 20,000,000 shares of its common stock to be issued under a stock incentive plan to our non-executive employees, provided that such shares are not issued without consideration or for a consideration less than the closing bid price of its common stock on the day of issuance and that the registration statement is not filed prior to 90 days after May 31, 2005.

NOTE 5 - LOAN PAYABLE - RELATED PARTY

As of June 30, 2005, the Company has outstanding loans payable due to an officer/director/principal stockholder of the Company of $304,924. This amount is non-interest bearing and is due upon demand.

NOTE 6 -  STOCKHOLDERS' DEFICIT

Common Stock

On January 10, 2005, the Company issued 2,750,000 shares of common stock to an employee, an officer and a consultant for services rendered. The Company valued these common shares at the fair market value on the dates of grant or $0.038 based on the quoted trading price and recorded stock-based compensation expense of $104,500.

On January 20, 2005, and January 24, 2005, the Company issued 925,000 and 300,000 shares of common stock, respectively, to an employee, an officer and a consultant for services rendered. The Company valued these common shares at the fair market value on the dates of grant or $0.05 based on the quoted trading price and recorded stock-based compensation expense of $61,250.

On March 9, 2005, the Company issued 4,500,000 shares of common stock to an officer and to consultants for services rendered. The Company valued these common shares at the fair market value on the dates of grant or $0.02 based on the quoted trading price and recorded stock-based compensation expense of $90,000.

On March 23, 2005, the Company issued 100,000 shares of common stock to a consultant for services rendered. The Company valued these common shares at the fair market value on the dates of grant or $0.02 based on the quoted trading price and recorded stock-based compensation expense of $2,000.

For the six months ended June 30, 2005, the Company recorded stock-based compensation of $75,109 from the amortization of deferred compensation.

In March 2005, the Company increased its authorized common shares from 300,000,000 to 750,000,000.

                        DIRECTVIEW, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

NOTE 6 -  STOCKHOLDERS' DEFICIT (continued)

On April 1, 2005, as collateral, the Company issued 250,000,000 shares of its common stock in anticipation of the April 2005 execution of the Securities Purchase Agreement described in Note 3 hereof. In April 2005, a certificate representing the 250,000,000 shares together with a stock power were deposited in escrow with a third party. If the Company should default under the Securities Purchase Agreement, 7% convertible secured debentures or the related transactional documents that were signed on April 1, 2005 (See Note 3), Highgate House Funds, Ltd. is entitled to voting, dividend and other rights over these pledged shares, and may take possession of and sell the pledged shares to satisfy the Company's obligations to the debenture holder. Until the occurrence of an event of default on the underlying obligation, these shares are not considered outstanding, do not carry voting rights, are not entitled to dividends and are not included for the purposes of earnings per share calculations. Upon the satisfaction or conversion of the secured convertible debentures, the pledged shares will be returned to the Company for cancellation and returned to our treasury.

In connection with the SEDA, the Company issued to Cornell Capital Partners, L.P. 9,500,000 shares of its common stock. Additionally, the Company issued to Newbridge Securities Corporation, the placement agent for the SEDA, 500,000 shares of its common stock as compensation. The Company valued the common shares issued to Cornell and Newbridge at the fair market value on the dates of grant or $0.018 per share or $180,000 based on the quoted trading price. The commitment fee was deemed to be a deferred debt offering cost and is being amortized as a financing expense over the effective period of 24 months. Since as of June 30, 2005, the Company's registration was not yet declared effective, the Company did not begin amortizing the commitment fee.

In April 2005, the Company cancelled 100,000 shares of common stock previously issued as payment for equipment that was not received.

In May 2005 the Company's Board of Directors and the holders of a majority of its issued and outstanding voting securities approved an increase in the number of authorized shares of common stock from 750,000,000 shares to 1,250,000,000 shares. On May 16, 2005 the Company filed an amendment to its Articles of Incorporation with the Secretary of State of Nevada.

Common Stock Warrants

In connection with the Securities Purchase Agreement, the Company also issued Highgate House Funds, Ltd. three-year common stock purchase warrants to purchase 4,000,000 shares of the Company's common stock at an exercise price of $0.001 per share (see note 3).

Stock warrant activity for the six months ended June 30, 2005 is summarized as follows:

                                    Number of             Weighted average
                                     shares               exercise price
                                    -----------              ----------------
 Outstanding at December 31, 2004           -                $         -
     Granted                        4,000,000                       .001
     Exercised                              -                          -
                                    -----------              -----------------

 Outstanding at June 30, 2005       4,000,000                $     0.001
                                    ===========              =================

The following table summarizes the Company's stock warrants outstanding at June 30, 2005:

                               Options outstanding and exercisable
                       --------------------------------------------------
                                            Weighted      Weighted
                                            average      average
          Range of                          remaining     exercise
       exercise price           Number         life         price
      ----------------        -----------    ---------     --------
        $    0.001              4,000,000        3.00        0.001

                        DIRECTVIEW, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005



NOTE 7 - GOING CONCERN CONSIDERATIONS

As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit of $9,318,550 and a working capital deficit of $1,536,669 at June 30, 2005, net losses in six months ended June 30, 2005 of $1,168,175 and cash used in operations during the six months ended June 30, 2005 of $503,424. While the Company is attempting to increase sales, the growth has not been significant enough to support the Company's daily operations. In order to raise funds, on April 1, 2005, the Company entered into a Standby Equity Distribution Agreement and a Securities Purchase Agreement for the issuance and sale of $1,000,000 of 7% secured convertible debentures (See Note 3 and 4). Management may attempt to raise additional funds by way of a public or private offering. While the Company believes in the viability of its strategy to improve sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The Company's limited financial resources have prevented the Company from aggressively advertising its products and services to achieve consumer recognition. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan and generate increased revenues. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management believes that the actions presently being taken to further implement its business plan and generate additional revenues provide the opportunity for the Company to continue as a going concern.

NOTE 8 - SUBSEQUENT EVENTS

In August 2005, the Company's Board of Directors and the holders of a majority of its issued and outstanding voting securities approved an increase in the number of authorized shares of common stock from 1,250,000,000 shares to 2,500,000,000 shares.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS






                                                Page

Prospectus Summary..........................      2
Risk Factors................................      6
Market for Common Stock
   and Related Stockholder Matters..........     14      1,531,453,842 SHARES
Capitalization .............................     15
Dilution ...................................     15
Use of Proceeds.............................     16         DIRECTVIEW, INC.
Forward-Looking Statements..................     17
Management's Discussion and
  Analysis or Plan of Operation.............     18
Business....................................     27            PROSPECTUS
Management..................................     34
Executive Compensation......................     35
Certain Transactions........................     40     ________________, 2005
Principal Shareholders......................     41
Description of Securities...................     43
Selling Security Holders....................     44
Plan of Distribution........................     50
Shares Eligible for Future Sale.............     52
Legal Matters...............................     53
Experts.....................................     53
Additional Information......................     53
Financial Statements........................    F-1

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Nevada Revised Statues allows us to indemnify each of our officers and directors who are made a party to a proceeding if:

        (a) the officer or director conducted himself or herself in good faith;

        (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

        (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

        This provision limits our rights and the rights of our stockholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any stockholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of directors under federal securities laws. Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

        Our articles of incorporation further provide for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Nevada law.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling DirectView pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The estimated expenses in connection with the distribution of the securities being registered, all of which are payable by the registrant are as follows:

SEC Registration and Filing Fee.......................$    1,325
Legal Fees and Expenses*..............................    20,000
Accounting Fees and Expenses*.........................    10,000
Financial Printing*...................................     5,500
Transfer Agent Fees*..................................       500
Blue Sky Fees and Expenses*...........................     1,000
Miscellaneous*........................................     1,675
                                                       ---------

          TOTAL......................................    $40,000
                                                        ========

* Estimated

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         Following are all issuances of securities by the small business issuer during the past three years which were not registered under the Securities Act of 1933, as amended (the "Securities Act"). In each of these issuances the recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

         In connection with the reverse acquisition on May 30, 2003, we exchanged 107,776,566 of our common stock for all the issued and outstanding shares of Ralston Communications, Inc. in a private transaction exempt from registration under Section 4(2) of the Securities Act. The recipient was an accredited investor who had such knowledge and experience in financial, investment and business matters that she was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company.



         In September 2003, we issued 54,000,000 shares of common stock to eight individuals and one entity as compensation for marketing and business consulting services valued a $5,310,433. The marketing and business consulting services included general advertising and marketing services, advice regarding marketing our company to the companies in the insurance and financial markets, companies doing business in China, companies operating in the health care and hospitality industries and companies in the pulp and paper industry, as well as advice related to capital markets. The recipients were accredited investors who had such knowledge and experience in financial, investment and business matters that they was capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company. The securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.



         In September 2003, we issued 1,125,000 to three employees as a performance bonus and incentives valued at $106,875. One recipient was an accredited investor and two recipients were sophisticated investors who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company. The securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

         In September 2003, we issued 6,399,934 shares of our common stock as compensation for legal services valued at $607,994. The recipient was an accredited investor who had such knowledge and experience in financial, investment and business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The securities were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act.

         In July 2004, we entered into a transaction with Langley Park Investments PLC in which we issued that company 47,500,000 shares of our common stock in exchange for 1,320,898 shares of its ordinary shares in a private transaction exempt from registration under the Securities Act in reliance on
Section 4(2) of that act. A more complete description of this transaction can be found later in this prospectus under "Management's Discussion and Analysis or Plan of Operation - Langley Park transaction." In connection with this transaction we paid a placement fee of 105,672 ordinary shares valued at $191,900 to Christows Limited. The recipient was an accredited investor who had such knowledge and experience in financial, investment and business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company.

         In August 2004, we issued 100,000 shares of common stock to an employee as a bonus valued at $4,500. The recipient was a sophisticated investor who had such knowledge and experience in financial, investment and business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In August 2004, we also issued 500,000 shares of common stock valued at $17,500 to Michael Perry, our CEO, in connection with his employment agreement. The recipient was an accredited investor who had such knowledge and experience in financial, investment and business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In November 2004, we issued 500,000 shares of our common stock valued at $5,000 to Michele Ralston, an executive officer and director of our company, as compensation for services. The recipient was an accredited investor who had such knowledge and experience in financial, investment and business matters that she was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In December 2004, we issued 1,250,000 shares of our common stock valued at $12,500 to an employee as compensation for services. The recipient was a sophisticated investor who had such knowledge and experience in financial, investment and business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.


         In December 2004, we issued 25,000 shares of our common stock valued at $250 to an individual as compensation for as compensation for advertising services rendered to us. The recipient was a sophisticated investor who had such knowledge and experience in financial, investment and business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.



         In December 2004, we issued an aggregate of 750,000 shares of our common stock valued at $7,500 to three employees as a bonus. The recipients were sophisticated investors who had such knowledge and experience in financial, investment and business matters that they was capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.


         During the three months ended March 31, 2005, we issued Michael Perry, our CEO, an aggregate of 1,250,000 shares of our common stock valued at $44,500 in connection with his employment agreement. The recipient was an accredited investor who had such knowledge and experience in financial, investment and business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. These issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         In January 2005, we issued an aggregate of 600,000 shares of our common stock valued at $26,400 to two employees as compensation for services rendered to us. One of the employees is an accredited investor and the other employee is a sophisticated investor who had such knowledge and experience in financial, investment and business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.


         In January 2005, we issued 425,000 shares of our common stock valued at $21,250 to a consultant as compensation for advertising services rendered to our company. The recipient was a^ sophisticated investor who had such knowledge and experience in financial, investment and business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.



         In March 2005, we issued 2,000,000 shares of our common stock valued at $40,000 to an employee as compensation for services to us. The recipient was a sophisticated investor who had such knowledge and experience in financial, investment and business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.


         In April 2005, in connection with entering into the Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. we issued that company 9,500,000 shares of our common stock valued at $171,000. We also issued 500,000 shares of our common stock valued at $9,000 to Newbridge Securities Corporation as compensation for placement agent services in that transaction. The investors were provided access to business and financial information concerning our company. Both recipients were accredited investors and each investor was a sophisticated investor who had such knowledge and experience in financial, investment and business matters that he was capable of evaluating the merits and risks of the prospective investment in our securities. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         On April 1, 2005, we entered into a Securities Purchase Agreement with Highgate House Funds, Ltd., an accredited investor, for the issuance and sale of $1,000,000 of 7% secured convertible debentures. At the time of signing the Securities Purchase Agreement, we issued Highgate House Funds, Ltd. a three-year common stock purchase warrant to purchase 4,000,000 shares of its common stock. The investor was provided access to business and financial information concerning our company. The recipient was a sophisticated investor who had such knowledge and experience in financial, investment and business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.



ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No      Description of Document
----------     -----------------------

2.1 Agreement and Plan of Merger of Boston Pacific Medical, Inc. (Massachusetts) into Boston Pacific Medical, Inc. (Nevada) dated April 1, 2003 (1)
2.2 Agreement and Plan of Merger between DirectView, Inc. and Ralston Communications, Inc. dated May 16, 2003 (2)
3.1      Restated Articles of Organization, as amended (Massachusetts) (3)
3.2 Articles of Merger of Boston Pacific Medical, Inc. (Massachusetts) into Boston Pacific Medical, Inc. (Nevada) dated May 3,
         2003 (4)
3.3      Articles of Incorporation of Boston Pacific Medical, Inc. (Nevada) (5)
3.3 Certificate of Designation of Rights of Preferred Stock for 8% Convertible Preferred Stock (6)
3.4      Certificate of Designations of Rights of Series B Preferred Stock (7)
3.5      Certificate of Designation of Series 1 Preferred Stock (8)
3.6 Certificate of Amendment to Articles of Incorporation increasing authorized shares of common stock (9)

3.7 Certificate of Amendment to Articles of Incorporation increasing authorized shares of common stock ***
3.8 Certificate of Amendment to Articles of Incorporation increasing authorized shares of common stock *
3.9      Bylaws (10)

4.1      7% secured convertible debenture issued to Highgate House Funds,Ltd(11)
4.2      Common stock purchase warrant issued to Highgate House Funds, Ltd. (12)
5.1      Opinion of Schneider Weinberger & Beilly LLP *
                                                      -
10.1 Stock Exchange Agreement dated February 23, 2004 by and between DirectView, Inc., Meeting Technologies, Inc. and Michael
         Perry (13)
10.2     Employment Agreement with Michael Perry (14) **
10.3     2004 Stock Compensation Plan (15)**
10.4     Form of Stock Purchase Agreement and Escrow Agreement with Langley
         Park Investments, Inc. (16)
10.5     Securities Purchase Agreement dated April 1, 2005 (17)
10.6 Investor Registration Rights Agreement relating to Securities Purchase Agreement dated April 1, 2005 (18)
10.7 Escrow Agreement relating to Securities Purchase Agreement dated April 1, 2005 (19)
10.8 Security Agreement relating to Securities Purchase Agreement dated April 1, 2005 (20)
10.9 Pledge and Escrow Agreement relating to Securities Purchase Agreement dated April 1, 2005 (21)
10.10 Irrevocable Transfer Agent Instructions relating to Securities Purchase Agreement dated April 1, 2005 (22)
10.11    Standby Equity Distribution Agreement dated April 1, 2005 (23)
10.12 Escrow Agreement relating to Standby Equity Distribution Agreement dated April 1, 2005 (24)
10.13 Placement Agent Agreement with Newbridge Securities Corporation relating to Standby Equity Distribution Agreement dated
         April 1, 2005 (25)
10.14 Registration Rights Agreement relating to Standby Equity Distribution Agreement dated April 1, 2005 (26)

10.15    Separation Agreement dated June 24, 2005 with Michael Perry (28)**


14.1     Code of Business Conduct and Ethics ***
                                             ---
21.1     Subsidiaries of the registrant (27)
23.1     Consent of Sherb & Co., LLP  *
23.2 Consent of Schneider Weinberger & Beilly LLP (included in Exhibit 5.1 hereof) *


*        filed herewith
**       compensatory agreement
***      previously filed

(1) Incorporated by reference to Exhibit 3.3 to the Quarterly Report on Form 10-QSB filed on May 15, 2003.
(2) Incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed on June 3, 2003.

(3) Incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.
(4) Incorporated by reference to Exhibit 3.4 to the Quarterly Report on Form 10-QSB filed on May 15, 2003.
(5) Incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-QSB filed on May 15, 2003.
(6) Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on July 18, 2002.
(7) Incorporated by reference to Exhibit 4.2 to the Quarterly Report on Form 10-QSB filed on May 15, 2003.
(8) Incorporated by reference to Exhibit 3.5 to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.
(9) Incorporated by reference to Exhibit 3.6 to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.
(10) Incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-QSB filed on May 15, 2003.
(11) Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on April 7, 2005.
(12) Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on April 7, 2005.
(13) Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on March 4, 2004.
(14) Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on March 4, 2004.
(15) Incorporated by reference to Exhibit 10.1 to the registration statement on Form S-8, SEC file number 333-115749, as filed on May 21, 2004.
(16) Incorporated by reference to Exhibit 10.5 to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.
(17) Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on April 7, 2005.
(18) Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on April 7, 2005.
(19) Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on April 7, 2005.
(20) Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on April 7, 2005.
(21) Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on April 7, 2005.
(22) Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed on April 7, 2005.
(23) Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed on April 7, 2005.
(24) Incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed on April 7, 2005.
(25) Incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed on April 7, 2005.
(26) Incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed on April 7, 2005.
(27) Incorporated by reference to Exhibit 21 to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.
(28) Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 30, 2005.

 ITEM 28.  UNDERTAKINGS

The undersigned Registrant also undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida on September 20, 2005.

                                       DirectView, Inc.
                                       By: /s/ Jeffrey A. Robbins
                                       -----------------------------------------
                                       Jeffrey A. Robbins, President and
                                       principal executive officer

                                        By: /s/ Michelle Ralston
                                       -----------------------------------------
                                        Michelle Ralston, Chairman of the Board,
                                        Secretary, Treasurer, acting Chief
                                        Financial Officer, principal financial
                                        officer


         Pursuant to the requirements of the Securities Act of 1933, this amendment to Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                          DATE
---------                           -----                          ----

/s/ Jeffrey A. Robbins         President, director           September 20, 2005
----------------------
Jeffrey A. Robbins

/s/ Michelle Ralston          Chairman of the Board,          September 20, 2005
--------------------          Secretary, Treasurer, acting
Michelle Ralston              Chief Financial Officer, principal
                              financial officer